As filed with the Securities and Exchange Commission on September 22, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________

Ohio	FirstEnergy Corp.	34-1843785
(State or other jurisdiction of	(Exact name of registrant as	(I.R.S. Employer
incorporation or organization)	specified in its charter)	Identification Number)

76 South Main Street
Akron, Ohio 44308
(330) 384-5620

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ohio	Ohio Edison Company	34-0437786
Ohio	The Cleveland Electric Illuminating Company	34-0150020
Ohio	The Toledo Edison Company	34-4375005
New Jersey	Jersey Central Power & Light Company	21-0485010
Pennsylvania	Metropolitan Edison Company	23-0870160
Pennsylvania	Pennsylvania Electric Company	25-0718085
(State or other jurisdiction of	(Exact name of registrant as	(I.R.S. Employer
incorporation or organization)	specified in its charter)	Identification Number)

c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308
(330) 384-5620

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________
Rhonda S. Ferguson
Corporate Secretary
FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308
(330) 384-5620

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:

Lucas F. Torres, Esq.
Akin Gump Strauss Hauer & Feld LLP
590 Madison Ave
New York, NY 10022
(212) 872-1000
____________________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be registered(1);
Title of each class of	Proposed maximum offering price per unit(1);	Amount of
securities to be registered	Proposed maximum aggregate offering price(1)	registration fee(2)

FirstEnergy Corp. (FirstEnergy)
      Common Stock
      Preferred Stock
      Debt Securities
      Warrants
      Share Purchase Contracts
      Share Purchase Units
Ohio Edison Company (OE)
      Debt Securities
The Cleveland Electric Illuminating Company (CEI)
      Debt Securities
The Toledo Edison Company (TE)
      Debt Securities
Jersey Central Power & Light Company (JCP&L)
      Debt Securities
Metropolitan Edison Company (Met-Ed)
      Debt Securities
Pennsylvania Electric Company (Penelec)
      Debt Securities

(1)

An unspecified number or amount and aggregate initial offering price of the securities of each identified class is being registered as may from time to time be offered by FirstEnergy, OE, CEI, TE, JCP&L, Met-Ed, and Penelec at unspecified prices, including an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee, except for $5,350 that OE and FirstEnergy are entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities having an aggregate initial offering price of $50,000,000 registered pursuant to Registration Statement No. 333- 133117 filed by OE on April 7, 2006. In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).

Explanatory Note

     This registration statement contains the following seven base prospectuses for use in connection with offerings by the respective companies:

1.

A base prospectus for use by FirstEnergy Corp. (“FirstEnergy”) in connection with the offer and sale from time to time of its common stock, preferred stock, debt securities, warrants, share purchase contracts and share purchase units.

2.	A base prospectus for use by Ohio Edison Company (“OE”) in connection with the offer and sale from time to time of its debt securities. OE is a wholly-owned subsidiary of FirstEnergy.

3.

A base prospectus for use by The Cleveland Electric Illuminating Company (“CEI”) in connection with the offer and sale from time to time of its debt securities. CEI is a wholly-owned subsidiary of FirstEnergy.

4.	A base prospectus for use by The Toledo Edison Company (“TE”) in connection with the offer and sale from time to time of its debt securities. TE is a wholly-owned subsidiary of FirstEnergy.

5.

A base prospectus for use by Jersey Central Power & Light Company (“JCP&L”) in connection with the offer and sale from time to time of its debt securities. JCP&L is a wholly-owned subsidiary of FirstEnergy.

6.	A base prospectus for use by Metropolitan Edison Company (“Met-Ed”) in connection with the offer and sale from time to time of its debt securities. Met-Ed is a wholly-owned subsidiary of FirstEnergy.

7.

A base prospectus for use by Pennsylvania Electric Company (“Penelec”) in connection with the offer and sale from time to time of its debt securities. Penelec is a wholly-owned subsidiary of FirstEnergy.

     Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in a prospectus supplement.

     Additionally, this combined registration statement is separately filed by FirstEnergy, OE, CEI, TE, JCP&L, Met-Ed and Penelec. The registration statement of each of the respective registrants consists of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of this registration statement that is applicable to such registrant. Each registrant makes no representation as to information relating to the other registrants.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Share Purchase Contracts
Share Purchase Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, share purchase contracts, and share purchase units that FirstEnergy Corp. may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions that we will determine at the time of the offering.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “FE.”

Investing in these securities involves certain risks. See “ Risk Factors” on page 1 to read about factors you should consider before buying our securities.

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. See the “Plan of Distribution” section beginning on page 13 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 22, 2008

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell our securities.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date. The prospectus supplement may also add, update or change information contained in this prospectus. including information about us, contained in this prospectus. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of the applicable document. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words “FirstEnergy,” “the company,” “we,” “our,” “ours” and “us” refer to FirstEnergy Corp. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements include declarations regarding our or our management’s intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•

the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania;

•	the impact of the rulemaking process of Public Utilities Commission of Ohio, or PUCO, on the Ohio companies’ July 2008 Electric Security Plan and Market Rate Offer filings;

•	economic or weather conditions affecting future sales and margins;

•	changes in markets for energy services;

•	changing energy and commodity market prices and availability;

ii

•	replacement power costs being higher than anticipated or inadequately hedged;

•	the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs;

•	maintenance costs being higher than anticipated;

•	other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gases emission regulations;

•	the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place;

•

the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement our air quality compliance plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the consent decree resolving the new source review litigation or other potential regulatory initiatives;

•

adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission (including, but not limited to, the Demand for Information issued to FirstEnergy Nuclear Operating Company on May 14, 2007);

•	the timing and outcome of various proceedings before:

—

the PUCO (including, but not limited to, the distribution rate cases and the generation supply plan filing for our Ohio operating subsidiaries and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan and Rate Certainty Plan including the deferral of fuel costs); and

—

the Pennsylvania Public Utility Commission (including the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Metropolitan Edison Company and Pennsylvania Electric Company);

•	the continuing availability of generating units and their ability to operate at, or near full capacity;

•	the changing market conditions that could affect the value of assets held in our nuclear decommissioning trusts, pension trusts and other trust funds;

•	our ability to comply with applicable state and federal reliability standards;

•	the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives);

•	the ability to improve electric commodity margins and to experience growth in the distribution business;

•	the ability to access the public securities and other capital markets and the cost of such capital;

•

the risks and other factors discussed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated herein by reference and in this prospectus or any prospectus supplement under the heading “Risk Factors”; and

•	other similar factors.

Any forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factors on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward- looking statements. The foregoing review of factors should not be construed as exhaustive.

iii

THE COMPANY

We are a diversified energy company headquartered in Akron, Ohio. Our subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services. Our seven electric utility operating companies comprise the nation’s fifth largest investor-owned electric system, based on 4.5 million customers served within a 36,100-square-mile area of Ohio, Pennsylvania and New Jersey; and our generation subsidiaries control more than 14,000 megawatts of capacity.

We are a Ohio corporation, and our principal executive offices are located at 76 South Main Street, Akron, Ohio 44308. Our telephone number is (330) 384-5620.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows. See also “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds we receive from issuance of the securities offered under this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus. We have not presented a ratio of earnings to combined fixed charges and preferred stock dividends because we did not have preferred stock outstanding during any such periods. Therefore, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Year Ended December 31,					Six Months Ended June 30,
	2003	2004	2005	2006	2007	2007	2008
Consolidated Ratio of Earnings to Fixed Charges(1)	1.75	2.64	2.74	3.14	3.21	3.11	2.82

(1)

“Earnings” for purposes of the calculation of Ratio of Earnings to Fixed Charges have been computed by adding to “Income before extraordinary items” total interest and other charges, before reduction for amounts capitalized and deferred, provision for income taxes and the estimated interest element of rentals charged to income. “Fixed charges” include interest on long-term debt, other interest expense, subsidiaries’ preferred stock dividend requirements and the estimated interest element of rentals charged to income.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Certain provisions of our Amended Articles of Incorporation and Amended Code of Regulations are summarized or referred to below. The summaries are merely an outline, do not purport to be complete, do not relate to or give effect to the provisions of statutory or common law, and are qualified in their entirety by express reference to our Amended Articles of Incorporation and Amended Code of Regulations.

We are authorized by our Amended Articles of Incorporation to issue 375,000,000 shares of common stock, par value $.10 per share, of which 304,835,407 shares were issued and outstanding as of August 14, 2008. The common stock currently outstanding is, and the common stock offered pursuant to this prospectus will be, fully paid and non-assessable.

We are also authorized by our Amended Articles of Incorporation to issue 5,000,000 shares of preferred stock, par value $100 per share, of which none are currently issued and outstanding. Our Amended Articles of Incorporation give our board of directors authority to issue preferred stock from time to time in one or more classes or series. Preferred stock could be issued with terms that could delay, defer or prevent a change of control of FirstEnergy.

Dividend Rights

Subject only to any prior rights and preferences of any shares of our preferred stock that may in the future be issued and outstanding, the holders of the common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. There can be no assurance that funds will be legally available to pay dividends at any given time or that, if funds are available, the board of directors will declare a dividend.

Liquidation Rights

In the event of our dissolution or liquidation, the holders of our common stock will be entitled to receive, pro rata, after the prior rights of the holders of any issued and outstanding shares of our preferred stock have been satisfied, all of our assets that remain available for distribution after payment in full of all of our liabilities.

Voting Rights

The holders of our common stock are entitled to one vote on each matter submitted for their vote at any meeting of our shareholders for each share of common stock held as of the record date for the meeting. Under our Amended Articles of Incorporation, the voting rights, if any, of our preferred stock may differ from the voting rights of our common stock. The holders of our common stock are not entitled to cumulate their votes for the election of directors.

In order to amend or repeal, or adopt any provision inconsistent with, the provisions of our Amended Articles of Incorporation dealing with:

•	the right of the board of directors to establish the terms of unissued shares or to authorize our acquisition of our outstanding shares;

•	the absence of cumulative voting and preemptive rights; or

•	the requirement that at least 80% of the voting power of our outstanding shares must approve the foregoing;

at least 80% of the voting power of our outstanding shares must approve. In addition, the approval of at least 80% of the voting power of our outstanding shares must be obtained to amend or repeal the provisions of our Amended Code of Regulations dealing with:

•	the time and place of shareholders’ meetings, the manner in which special meetings of shareholders are called or the way business is conducted at such meetings;

•	the number, election and terms of directors, the manner of filling vacancies on the board of directors, the removal of directors or the manner in which directors are nominated; or

•	the indemnification of officers or directors.

Amendment of the provision of the Amended Code of Regulations that requires the approval of 80% of the voting power of our outstanding shares in the instances enumerated above requires the same level of approval.

Adoption of amendments to our Amended Articles of Incorporation (other than those requiring 80% approval as specified above), adoption of a plan of merger, consolidation or reorganization, authorization of a sale or other disposition of all or substantially all of our assets not made in the usual and regular course of its business or adoption of a resolution of dissolution, and any other matter which would otherwise require a two-thirds approving vote, require the approval of two-thirds of the voting power of our outstanding shares, unless our board of directors provides otherwise, in which case, these matters will require the approval of a majority of the voting power of our outstanding shares and the approval of a majority of the voting power of any shares entitled to vote as a class.

Ohio Law Anti-takeover Provisions

Chapter 1704 of the Ohio General Corporation Law applies to a broad range of business combinations between an Ohio corporation and an interested shareholder. The Ohio law definition of “business combination” includes mergers, consolidations, combinations or majority share acquisitions. An “interested shareholder” is defined as a shareholder who, directly or indirectly, exercises or directs the exercise of 10% or more of the voting power of the corporation in the election of directors.

Chapter 1704 restricts corporations from engaging in business combinations with interested shareholders, unless the articles of incorporation provide otherwise, for a period of three years following the date on which the shareholder became an interested shareholder, unless the directors of the corporation have approved the business combination or the interested shareholder’s acquisition of shares of the corporation prior to the date the shareholder became an interested shareholder. After the initial three-year moratorium, Chapter 1704 prohibits such transactions absent approval by the directors of the interested shareholder’s acquisition of shares of the corporation prior to the date that the shareholder became an interested shareholder, approval by disinterested shareholders of the corporation or the transaction meeting certain statutorily defined fair price provisions.

Under Section 1701.831 of the Ohio General Corporation Law, unless the articles of incorporation, the regulations adopted by the shareholders, or the regulations adopted by the directors pursuant to division (A)(1) of Section 1701.10 of the Ohio General Corporation Law provide otherwise, any control share acquisition of a corporation can only be made with the prior approval of the corporation’s shareholders. A “control share acquisition” is defined as the acquisition, directly or indirectly, by any person of shares of a corporation that, when added to all other shares of that corporation in respect of which the person may exercise or direct the exercise of voting power, would enable that person, immediately after the acquisition, directly or indirectly, alone or with others, to exercise levels of voting power of the corporation in the election of directors in any of the following ranges: at least 20% but less than 33 1/3%; at least 33 1/3% but no more than 50%; or more than 50%.

Anti-takeover Effects

Some of the supermajority provisions of our Amended Articles of Incorporation and Amended Code of Regulations and the rights or the provisions of Ohio law described above, individually or collectively, may discourage, deter, delay or impede a tender offer or other attempt to acquire control of FirstEnergy even if the transaction would result in the shareholders receiving a premium for their shares over current market prices or if the shareholders otherwise believe the transaction would be in their best interests.

On November 18, 1997, we authorized and declared a dividend of a one share purchase right for each outstanding share of our common stock. Each right entitled the registered holder to purchase one share of our common stock at a purchase price of $70 per share, if and when the rights became exercisable in the event that we became the subject of a takeover attempt or other merger or acquisition. The rights, which could have had anti-takeover effects by causing substantial dilution to a person or group that attempted to acquire us unless redeemed by our board of directors, were not extended or redeemed by our board of directors prior to their expiration on November 28, 2007.

No Preemptive or Conversion Rights

Holders of our common stock have no preemptive or conversion rights and are not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock.

Listing

Shares of our common stock are traded on the New York Stock Exchange under the symbol “FE.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is FirstEnergy Securities Transfer Company, our wholly owned subsidiary.

Dividend Information

Cash dividends, per share of our common stock, declared in 2008 through the date of this prospectus include two quarterly payments of $0.55 per share in 2008. Cash dividends, per share of our common stock, declared in 2007 include three quarterly payments of $0.50 per share in 2007 and one quarterly payment of $0.55 per share in 2008, increasing the indicated annual dividend rate from $2.00 to $2.20 per share. Dividends declared in 2006 include three quarterly payments of $0.45 per share in 2006 and one quarterly payment of $0.50 per share paid in 2007. Dividends declared in 2005 include two quarterly payments of $0.4125 per share in 2005, one quarterly payment of $0.43 per share in 2005 and one quarterly payment of $0.45 per share in 2006. Dividends declared in 2004 include four quarterly dividends of $0.375 per share paid in 2004 and a quarterly dividend of $0.4125 per share paid in 2005. Dividends declared in 2003 include four quarterly dividends of $0.375 per share. Dividends on our common stock are paid as declared by our board of directors and are typically paid on the first day of March, June, September and December. Future dividends will depend on our future earnings and the ability of our regulated subsidiaries to pay cash dividends to us which are subject to certain regulatory limitations and also subject to charter and indenture limitations for some of those subsidiaries’ that may, in general, restrict the amount of retained earnings available for these dividends. These limitations, however, do not currently materially restrict payment of these dividends.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer from time to time by this prospectus will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt. The debt securities will be issued under an indenture, dated as of November 15, 2001, between us and The Bank of New York Mellon, as trustee. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which such particular terms modify the terms of the indenture or otherwise vary from the terms and provisions set forth below will be described in the prospectus supplement relating to those debt securities.

The indenture contains the full text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. You should read the indenture incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements.

If applicable, the prospectus supplement relating to an issue of debt securities will describe any special United States federal income tax considerations relevant to those debt securities.

There is no requirement under the indenture that future issues of our debt securities be issued under the indenture. We will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of debt securities, in connection with future issues of other debt securities. The provisions of any such other indentures or documentation will be described in the applicable prospectus supplement.

We may also offer from time to time by this prospectus hybrid securities that combine certain features of debt securities and other securities described in this prospectus.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue under the indenture. The indenture provides that the debt securities may be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture, a board resolution or in one or more officer’s certificates authorized pursuant to a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the series of debt securities:

•	title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

the person to whom any interest on the debt securities shall be payable, if other than the person in whose name the debt securities are registered at the close of business on the regular record date for that interest;

•	the date or dates on which the principal of the debt securities will be payable or how the date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or how the rate or rates will be determined and the date or dates from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the place or places, if any, in addition to the office of the trustee, where the principal of, and premium, if any, and interest, if any, on the debt securities will be payable;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to purchase or redeem the debt securities;

•	the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

•

whether the debt securities will be issued in book-entry form, represented by one or more global securities certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or its nominee, and if so, the identity of the depositary;

•	any changes or additions to the events of default under the indenture or changes or additions to our covenants under the indenture;

•	any collateral security, assurance or guarantee for the debt securities; and

•	any other specific terms applicable to the debt securities.

Unless we otherwise indicate in the applicable prospectus supplement, the debt securities will be denominated in United States currency in minimum denominations of $1,000 and multiples of $1,000.

Unless we otherwise indicate in the applicable prospectus supplement, there are no provisions in the indenture or the debt securities that require us to redeem, or permit the holders to cause a redemption of, the debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.

Security and Ranking

We conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the debt securities are largely dependent upon the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to make any funds available for payment of amounts due on our debt securities.

Because we are a holding company, our obligations under the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights and the rights of our creditors, including the rights of the holders of our debt securities, to participate in the liquidation of assets of any subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against any of our subsidiaries, our claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness, other liabilities, and preferred securities, of the subsidiary, senior to that held by us. As of June 30, 2008, our subsidiaries had approximately $9.7 billion aggregate principal amount of indebtedness and no preferred securities outstanding.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, we will pay interest on our debt securities on each interest payment date by wire transfer to an account at a banking institution in the United States that is designated in writing to the trustee by the person entitled to that payment or by check mailed to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date, except that interest payable at stated maturity, upon redemption or otherwise, will be paid to the person to whom principal is paid. However, if we default in paying interest on a debt security, we may pay defaulted interest to the registered owner of the debt security as of the close of business on a special record date selected by the trustee, which will be between 10 and 15 days before the date we propose for payment of the defaulted interest, or in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading, if the trustee finds it practicable (See Section 307).

Redemption

We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the trustee will select the debt securities to be redeemed and will choose the method of random selection it deems fair and appropriate. (See Sections 301, 403 and 404.)

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date once you surrender the debt security for redemption. (See Section 405.) If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (See Section 406.)

We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 404.)

Registration, Transfer and Exchange

The debt securities will be issued without interest coupons and in denominations that are even multiples of $1,000, unless otherwise indicated in the applicable prospectus supplement. Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, unless otherwise indicated in the applicable prospectus supplement. (See Section 305.)

Unless we otherwise indicate in the applicable prospectus supplement, debt securities may be presented for registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer, at the office or agency maintained for this purpose, without service charge except for reimbursement of taxes and other governmental charges as described in the indenture. (See Section 305.)

In the event of any redemption of debt securities of any series, the trustee will not be required to exchange or register a transfer of any debt securities of the series selected, called or being called for redemption except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Limitation on Liens

The indenture provides that, except as otherwise specified with respect to a particular series of debt securities, we will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest, or other lien upon, any capital stock of any subsidiary now or hereafter directly owned by us, to secure any indebtedness without also equally and ratably securing the outstanding debt securities of that series and all other indebtedness entitled to be so secured. (See Section 608.)

This restriction does not apply to, or prevent the creation or any extension, renewal or refunding of:

•

any mortgage, pledge, security interest, lien or encumbrance upon any capital stock created at the time we acquire it or within one year after that time to secure the purchase price for the capital stock;

•	any mortgage, pledge, security interest, lien or encumbrance upon any capital stock existing at the time we acquire it, whether or not we assume the secured obligations; or

•	any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:

—

the execution or enforcement of the lien is effectively stayed within 30 days after entry of the corresponding judgment, or the corresponding judgment has been discharged within that 30- day period, and the claims secured by the lien are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

—	the payment of each lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or

—

so long as each lien is adequately bonded, any appropriate and duly initiated legal proceedings for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which these proceedings may be initiated shall not have expired. (See Section 608.)

Unless we otherwise specify in the prospectus supplement for a particular series of debt securities, we may, without securing the debt securities of that series, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien, in addition to liens expressly permitted as described in the preceding paragraphs, upon, capital stock of any subsidiary now or hereafter owned by us to secure any indebtedness, which would otherwise be subject to the foregoing restriction, in an aggregate amount which, together with all other such indebtedness, does not exceed 10% of our consolidated net tangible assets. (See Section 608.) Our consolidated net tangible assets as of June 30, 2008 were approximately $20.8 billion.

For purposes of this covenant, “consolidated net tangible assets” means the amount shown as total assets on our consolidated balance sheet, less (i) intangible assets including, without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt expense; (ii) current liabilities; and (iii) appropriate adjustments, if any, related to minority interests. These amounts will be determined in accordance with accounting principles generally accepted in the United States.

The foregoing limitation does not limit in any manner:

•	our ability to place liens on any of our assets other than the capital stock of subsidiaries that we directly own;

•	our ability to cause the transfer of our assets or those of our subsidiaries, including the capital stock covered by the foregoing restrictions; or

•	the ability of any of our subsidiaries to place liens on any of their assets.

Consolidation, Merger, Conveyance, Sale or Transfer

We have agreed not to consolidate with or merge into any other entity or convey, sell or otherwise transfer our properties and assets substantially as an entirety to any entity unless:

•	the successor is an entity organized and existing under the laws of the United States of America or any State or the District of Columbia;

•

the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all outstanding debt securities under the indenture and the performance of every covenant of the indenture that we would otherwise have to perform or observe; and

•

immediately after giving effect to the transactions, no event of default with respect to any series of debt securities issued under the indenture and no event which after notice or lapse of time or both would become an event of default with respect to any series of debt securities issued under the indenture, will have occurred and be continuing. (See Section 1101.)

Modification of the Indenture

Under the indenture or any supplemental indenture, our rights and the rights of the holders of debt securities may be changed with the consent of the holders representing a majority in principal amount of the outstanding debt securities of all series affected by the change, voting as one class, provided that the following changes may not be made without the consent of the holders of each outstanding debt security affected thereby:

•

change the fixed date upon which the principal of or the interest on any debt security is due and payable, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the coin or currency (or other property) in which any debt security or any premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the date that payment is due and payable or, in the case of redemption, on or after the date fixed for such redemption;

•	reduce the stated percentage of debt securities, the consent of the holders of which is required for any modification of the indenture or for waiver by the holders of certain of their rights; or

•	modify certain provisions of the indenture. (See Section 1202.)

An “original issue discount security” means any security authenticated and delivered under the indenture which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof.

The indenture also permits us and the trustee to amend the indenture without the consent of the holders of any debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the indenture and in the debt securities;

•	to add to the covenants with which we must comply or to surrender any of our rights or powers under the indenture;

•	to add additional events of default;

•

to change, eliminate, or add any provision to the indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series, other than any series the terms of which permit such change, elimination or addition, in any material respect, the change, elimination, or addition will become effective only:

—	when the consent of the holders of debt securities of the series has been obtained in accordance with the indenture; or

—	when no debt securities of the series remain outstanding under the indenture;

•	to provide collateral security for all of the debt securities;

•	to establish the form or terms of debt securities of any other series as permitted by the indenture;

•	to provide for the authentication and delivery of bearer securities and coupons attached thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for all or any series of debt securities;

•	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 1201.)

Events of Default

An event of default with respect to any series of debt securities is defined in the indenture as being any one of the following:

•	failure to pay interest on the debt securities of that series for 30 days after payment is due;

•	failure to pay principal of or any premium on the debt securities of that series when due, whether at stated maturity or upon earlier acceleration or redemption;

•

failure to perform other covenants in the indenture for 90 days after we are given written notice from the trustee or the trustee receives written notice from the registered owners of at least 33% in principal amount of the debt securities of that series; however, the trustee or the trustee and the holders of such principal amount of debt securities of that series can agree to an extension of the 90-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to us; and

•	any other event of default included in the supplemental indenture or officer’s certificate for that series of debt securities. (See Section 801.)

An event of default regarding a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities.

We will be required to file with the trustee annually an officer’s certificate as to the absence of default in performance of all covenants in the indenture. (See Section 606.) The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default, except in payment of principal of, or premium, if any, or interest on, the debt securities or in the payment of any sinking fund installment with respect to the debt securities, if the trustee in good faith determines that it is in the interest of the holders of the debt securities to do so. (See Section 902.)

The indenture provides that, if an event of default with respect to the debt securities of any series occurs and continues, either the trustee or the holders of 33% or more in aggregate principal amount of the debt securities of that series may declare the principal amount of all the debt securities to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under the indenture, only the trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

—	all overdue interest, if any, on all debt securities of the series,

—

the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest, if any, that is currently due, including interest on overdue interest, if any, and

—	all amounts due to the trustee under the indenture; and

•	any other event of default with respect to the debt securities of that series has been cured or waived as provided in the indenture.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (See Section 802.)

Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless the holders shall have offered to the trustee reasonable indemnity. (See Section 903.)

Subject to the provision for indemnification, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. However, if the event of default relates to more than one series of debt securities, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. However, the trustee shall have the right to decline to follow any direction if the trustee shall determine that the action so directed conflicts with any law or the provisions of the indenture or if the trustee shall determine that the action would be prejudicial to holders not taking part in the direction. (See Section 812.)

Satisfaction and Discharge

We will be discharged from our obligations on the debt securities of any series, or any portion of the principal amount of the debt securities of any series, if we

•

irrevocably deposit with the trustee sufficient cash or eligible obligations (or a combination of both) to pay the principal, or portion of principal, interest, any premium and any other sums when due on the debt securities at their maturity, stated maturity date, or redemption; and

•	deliver to the trustee:

—

a company order stating that the money and eligible obligations deposited in accordance with the indenture shall be held in trust and certain opinions of counsel and of an independent public accountant;

—

if such deposit shall have been made prior to the maturity of the debt securities of the series, an officer’s certificate stating our intention that, upon delivery of the officer’s certificate, our indebtedness in respect of those debt securities, or the portions thereof, will have been satisfied and discharged as contemplated in the indenture; and

—

an opinion of counsel to the effect that, as a result of a change in law or a ruling of the United States Internal Revenue Service, the holders of the debt securities of the series, or portions thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of our indebtedness and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if we had not so satisfied and discharged our indebtedness.

For this purpose, “eligible obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting their redemption or other prepayment at the option of the issuer thereof.

In the event that all of the conditions set forth above have been satisfied for any series of debt securities, or portions thereof, except that, for any reason, we have not delivered the officer’s certificate and opinion described under the second bulleted item above, the holders of those debt securities will no longer be entitled to the benefits of certain of our covenants under the indenture, including the covenant described above in “—Limitation on Liens.” Our indebtedness under those debt securities, however, will not be deemed to have been satisfied and discharged prior to maturity, and the holders of those debt securities may continue to look to us for payment of the indebtedness represented by those debt securities. (See Section 701.)

The indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when we have paid all other sums payable by us under the indenture. (See Section 702.) All moneys we pay to the trustee or any paying agent on debt securities which remain unclaimed at the end of two years after payments have become due will be paid to us or upon our order. Thereafter, the holder of those debt securities may look only to us for payment and not the trustee or any paying agent. (See Section 603.)

Resignation or Removal of Trustee

The trustee may resign at any time by giving written notice to us specifying the day upon which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor trustee and the specified day. (See Section 910.)

The trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the trustee and us and signed by the holders, or their attorneys-in-fact, representing at least a majority in principal amount of the then outstanding debt securities. In addition, under certain circumstances, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee. (See Section 910.)

Concerning the Trustee

The Bank of New York Mellon is the trustee under the indenture. We and our affiliates maintain other banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities, securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement for any offering of warrants will describe the following terms of the warrants:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, in which the price of the warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	anti-dilution provisions of the warrants, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, shares of our common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts and described in the applicable prospectus supplement.

The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and either our debt securities or debt obligations of third parties, including U.S. Treasury securities that are pledged to secure the holders’ obligations to purchase our common stock under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the materials terms of any share purchase contracts or share purchase units, and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the share purchase contracts, (b) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (c) if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the share purchase contracts or the share purchase units. Material United States federal income tax considerations applicable to the share purchase contracts and the share purchase units will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Wendy L. Stark, Esq., Associate General Counsel of FirstEnergy, and Akin Gump Strauss Hauer & Feld LLP, New York, New York. As of August 31, 2008, Ms. Stark owned approximately 6,186.857 shares of common stock of FirstEnergy and 3,618.72 shares of unvested restricted stock units. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of FirstEnergy Corp. for the three-month periods ended March 31, 2008 and 2007 and for the three-month and six-month periods ended June 30, 2008 and 2007, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2008 and August 7, 2008 for the quarter ended March 31, 2008 and for the quarter and six-month periods ended June 30, 2008, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents without restating them in this prospectus. The information incorporated by reference is considered to be part of this prospectus. The information in this prospectus is not complete, and should be read together with the information incorporated herein by reference. We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008;

•	our Current Report on Form 8-K dated January 2, 2008; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before completion of this offer, which information will automatically update and supersede the information contained or incorporated by reference in this prospectus.

We also note that we have furnished to the SEC our Current Reports on Form 8-K dated February 25, 2008 (two reports) and May 1, 2008. As indicated in such reports, the information in these Form 8-Ks and the Exhibits attached thereto was furnished pursuant to Form 8-K and is not deemed “filed” for purposes of Section 18 of the Exchange Act, nor is such information deemed incorporated by reference in this registration statement on Form S-3.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to:

FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attention: Shareholder Services
(800) 736-3402

The incorporated reports and other documents may also be accessed at the websites mentioned under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC under the Exchange Act. These reports and other information can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This material is also available from the SEC’s website at http://www.sec.gov or from our website at http://www.firstenergycorp.com/ir. Information available on our website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

PROSPECTUS

Debt Securities

This prospectus relates to debt securities that Ohio Edison Company may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions that we will determine at the time of the offering. The securities may be our secured or unsecured debt obligations.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves certain risks. See “ Risk Factors” on page 1 to read about factors you should consider before buying our securities.

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. See the “Plan of Distribution” section beginning on page 11 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 22, 2008

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell our securities.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. The prospectus supplement may also add to, update or change information contained in this prospectus, including information about us. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words “Ohio Edison,” “the company,” “we,” “our,” “ours” and “us” refer to Ohio Edison Company and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements include declarations regarding our or our management’s intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•	the speed and nature of increased competition and deregulation in the electric utility industry;

•	the impact of the rulemaking process of Public Utilities Commission of Ohio, or PUCO, on our July 2008 Electric Security Plan and Market Rate Offer filings;

•	economic or weather conditions affecting future sales and margins;

•	changes in markets for energy services and availability;

•	changing energy and commodity market prices and availability;

•	replacement power costs being higher than anticipated or inadequately hedged;

•	our ability to continue to collect transition and other charges or to recover increased transmission costs;

ii

•	maintenance costs being higher than anticipated;

•	other legislative and regulatory changes (including revised environmental requirements);

•	the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place;

•

the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the consent decree resolving the new source review litigation or other potential regulatory initiatives;

•

adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission and the Public Utilities Commission of Ohio;

•	our ability to comply with applicable state and federal reliability standards;

•	our ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives);

•	our ability to improve electric commodity margins and to experience growth in the distribution business;

•	our ability to access the public securities and other capital markets and the cost of such capital;

•

the risks and other factors discussed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated herein by reference and in this prospectus or any prospectus supplement under the heading “Risk Factors”; and

•	other similar factors.

Any forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factors on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward- looking statements. The foregoing review of factors should not be construed as exhaustive.

iii

THE COMPANY

We are one of eight wholly-owned electric utility operating subsidiaries of FirstEnergy Corp., or FirstEnergy. We were organized under the laws of the State of Ohio in 1930 and own property and do business as an electric public utility in that state. We engage primarily in the distribution and sale of electric energy to communities in a 7,500 square mile area of central and northeastern Ohio. We also engage in the sale, purchase and interchange of electric energy with other electric companies. The area we serve has a population of approximately 2.8 million.

We own all of the outstanding common stock of Pennsylvania Power Company. Pennsylvania Power was organized under the laws of the Commonwealth of Pennsylvania in 1930 and owns property and does business as an electric public utility in that state. Pennsylvania Power furnishes electric service to communities in a 1,500 square mile area of western Pennsylvania. The area served by Pennsylvania Power has a population of approximately 0.3 million.

Our principal executive offices are located at 76 South Main Street, Akron, Ohio 44308-1890. Our telephone number is (800) 736-3402.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and, June 30, 2008, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows. See also “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds we receive from issuance of these debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of debt securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2003	2004	2005	2006	2007	2007	2008
Consolidated Ratio of Earnings to Fixed Charges	3.33	4.43	4.54	2.85	2.83	2.71	2.95

For purposes of the calculation of our consolidated ratio of earnings to fixed charges, “earnings” have been computed by adding to “Income before extraordinary items” total interest and other charges, before reduction for amounts capitalized, provision for income taxes and the estimated interest element of rentals charged to income, and “fixed charges” include interest on long-term debt, other interest expense, subsidiaries’ preferred stock dividend requirements and the estimated interest element of rentals charged to income.

1

DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES

The senior unsecured debt securities that we may offer from time to time by this prospectus, and which we refer to in this section as “debt securities”, will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt. The debt securities will be issued under an indenture, dated as of April 1, 2003, between us and The Bank of New York Mellon, as trustee. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which such particular terms modify the terms of the indenture or otherwise vary from the terms and provisions set forth below will be described in the prospectus supplement relating to those debt securities.

The indenture contains the full text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. You should read the indenture incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements.

If applicable, the prospectus supplement relating to an issue of debt securities will describe any special United States federal income tax considerations relevant to those debt securities.

There is no requirement under the indenture that future issues of our debt securities be issued under the indenture. Accordingly, we will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of debt securities, in connection with future issues of other debt securities. The provisions of any such other indentures or documentation will be described in the applicable prospectus supplement.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue under the indenture. The indenture provides that the debt securities may be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture, a board resolution or one or more officer’s certificates authorized pursuant to a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the particular series of debt securities offered thereby:

•	title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

the person to whom any interest on the debt securities shall be payable, if other than the person in whose name the debt securities are registered at the close of business on the regular record date for that interest;

•	the date or dates on which the principal of the debt securities will be payable or how the date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or how the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the dates on which interest will be payable;

2

•	the record dates for payments of interest;

•	the place or places, if any, in addition to the office of the trustee, where the principal of, and premium, if any, and interest, if any, on the debt securities will be payable;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to purchase or redeem the debt securities;

•	the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

•

whether the debt securities will be issued in book-entry form, represented by one or more global securities certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or its nominee, and if so, the identity of the depositary;

•	any changes or additions to the events of default under the indenture or changes or additions to our covenants under the indenture;

•	any collateral security, assurance or guarantee for the debt securities; and

•	any other specific terms applicable to the debt securities.

Unless we otherwise indicate in the applicable prospectus supplement, the debt securities will be denominated in United States currency in minimum denominations of $1,000 and multiples of $1,000.

Unless we otherwise indicate in the applicable prospectus supplement, there are no provisions in the indenture or the debt securities that require us to redeem, or permit the holders to cause a redemption of, the debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.

If applicable, the prospectus supplement relating to an issue of debt securities will describe any special United States federal income tax considerations relevant to those debt securities.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, we will pay interest on our debt securities on each interest payment date by wire transfer to an account at a banking institution in the United States that is designated in writing to the trustee by the person entitled to that payment or by check mailed to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date, except that interest payable at stated maturity, upon redemption or otherwise, will be paid to the person to whom principal is paid. However, if we default in paying interest on a debt security, we may pay defaulted interest to the registered owner of the debt security as of the close of business on a special record date selected by the trustee, which will be between 10 and 15 days before the date we propose for payment of the defaulted interest, or in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading, if the trustee finds it practicable.

Redemption

We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the trustee will select the debt securities to be redeemed and will choose the method of random selection it deems fair and appropriate.

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued and unpaid interest to the redemption date once you surrender the debt

3

security for redemption. If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge.

We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. In this circumstance, if the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities.

Registration, Transfer and Exchange

The debt securities will be issued without interest coupons and in denominations that are multiples of $1,000, unless otherwise indicated in the applicable prospectus supplement. Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, unless otherwise indicated in the applicable prospectus supplement.

Unless we otherwise indicate in the applicable prospectus supplement, debt securities may be presented for registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer, at the office or agency maintained for this purpose, without service charge except for reimbursement of taxes and other governmental charges as described in the indenture.

In the event of any redemption of debt securities of any series, the trustee will not be required to exchange or register a transfer of any debt securities of the series selected, called or being called for redemption except the unredeemed portion of any debt security being redeemed in part.

Certain Covenants

Limitation on Liens

The indenture provides that, so long as any debt securities are outstanding, we may not issue, assume, guarantee or permit to exist any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien (“Lien”) of or upon any of our Operating Property (as defined below), whether owned at the date of the indenture or subsequently acquired, without effectively securing such debt securities (together with, if we so determine, any of our other indebtedness ranking equally with such debt securities) equally and ratably with that Debt (but only so long as that Debt is so secured).

The foregoing restriction will not apply to:

(a)	Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to that Operating Property);

(b)

Liens on Operating Property of a corporation existing at the time the corporation is merged into or consolidated with, or at the time the corporation disposes of its properties (or those of a division) as or substantially as an entirety to, us;

(c)

Liens on Operating Property to secure the costs of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

(d)

Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing or refinancing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving property which at the time of

4

such purchase, repair, alteration, construction, development or improvement was owned or operated by us;

(e)	Liens securing Debt outstanding as of the date of issuance of the debt securities as the first series of debt securities issued under the indenture;

(f)	Liens securing Debt which matures less than 12 months from its issuance or incurrence and is not extendible at our option;

(g)

Liens on Operating Property which is the subject of a lease agreement designating us as lessee and all of our right, title and interest in such Operating Property and such lease agreement, whether or not such lease agreement is intended as security;

(h)

Liens for taxes and similar levies, deposits to secure performance or obligations under certain specified circumstances and laws, mechanics’ and other similar Liens arising in the ordinary course of business, Liens created by or resulting from legal proceedings being contested in good faith, and certain other similar Liens arising in the ordinary course of business;

(i)	Liens related to moneys held in trust by the trustee for the benefit of the holders of the debt securities; or

(j)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (9), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) through (9), must not exceed the principal amount of Debt, plus any premium or fee payable in connection with the extension, renewal or replacement, so secured at the time of the extension, renewal or replacement.

However, the foregoing restriction will not apply to our issuance, assumption or guarantee of Debt secured by a Lien which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all of our other secured Debt then outstanding (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at that time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (1) to (10) and Sale and Lease-Back Transactions that are permitted by the first sentence of “—Limitation on Sale and Lease-Back Transactions” below), does not exceed the greater of 15% of our Net Tangible Assets and 15% of Capitalization (as those terms are defined below), in each case, determined in accordance with generally accepted accounting principles (“GAAP”) and as of a date not more than 60 days prior to such issuance, assumption or guarantee of debt. As of June 30, 2008, our Net Tangible Assets were $3.2 billion and our Capitalization was $2.5 billion.

Limitation on Sale and Lease-Back Transactions

The indenture provides that so long as any debt securities are outstanding, we may not enter into or permit to exist, any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers’ commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that Operating Property or the placing in operation of that Operating Property or of that Operating Property as constructed or developed or substantially repaired, altered or improved.

This restriction will not apply if:

•

we would be entitled pursuant to any of the provisions described in clauses (1) to (10) of the first sentence of the second paragraph under “—Limitation on Liens” above to issue, assume, guarantee or permit to exist Debt secured by a Lien on that Operating Property without equally and ratably securing the debt securities;

5

•

after giving effect to a Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under “—Limitation on Liens,” at least $1.00 of additional Debt secured by Liens (other than Liens permitted by the preceding paragraph); or

•

we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of debt securities or other of our Debt ranking equally with the debt securities, subject to reduction for debt securities and Debt retired during the 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

The term “Capitalization,” as used above, means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

The term “Debt,” as used above, means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities.

The term “Net Tangible Assets,” as used above, means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and other regulatory assets carried as an asset on our consolidated balance sheet; (ii) current liabilities; and (iii) appropriate adjustments, if any, on account of minority interests. Such amounts will be determined in accordance with GAAP and practices applicable to the type of business in which we are engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is made.

The term “Operating Property,” as used above, means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable in accordance with GAAP.

The term “Sale and Lease-Back Transaction,” as used above, means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement (i) first entered into prior to the date of the indenture and (ii) involving the exchange of any Operating Property for any property subject to an arrangement first entered into prior to the date of the indenture.

The term “Value,” as used above, means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to us from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction or (ii) the net book value of the property leased, as determined by us in accordance with GAAP, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of the term of the lease, without regard, in any case, to any renewal or extension options contained in the lease.

Consolidation, Merger, Conveyance, Sale or Transfer

We have agreed not to consolidate with or merge into any other entity or convey, sell or otherwise transfer our properties and assets substantially as an entirety to any entity unless:

•	the successor is an entity organized and existing under the laws of the United States of America or any State of the United States or the District of Columbia;

6

•

the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the outstanding debt securities under the indenture and the performance of every covenant of the indenture that we would otherwise have to perform or observe; and

•

immediately after giving effect to the transactions, no event of default with respect to any series of debt securities and no event which after notice or lapse of time or both would become an event of default with respect to any series of debt securities will have occurred and be continuing.

Modification of the Indenture

Under the indenture or any supplemental indenture, the rights of the holders of debt securities may be changed with the consent of the holders representing a majority in principal amount of the outstanding debt securities of all series affected by the change, voting as one class, provided that the following changes may not be made without the consent of the holders of each outstanding debt security affected thereby:

•

change the fixed date upon which the principal of or the interest on any debt security is due and payable, or reduce the principal amount thereof or the rate of interest or change the method of calculating such rate of interest or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be payable upon a declaration of acceleration of the maturity thereof, or change the currency in which, any debt security or any premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the date such payment is due or, in the case of redemption, on or after the date fixed for such redemption;

•

reduce the stated percentage of debt securities, the consent of the holders of which is required for any modification of the applicable indenture or for waiver by the holders of certain of their rights; or

•	modify certain provisions of the indenture.

An “original issue discount security” means any security authenticated and delivered under the indenture which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof.

The indenture also permits us and the trustee to amend the indenture without the consent of the holders of any debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the indenture and in the debt securities;

•	to add to the covenants with which we must comply or to surrender any of our rights or powers under the indenture;

•	to add additional events of default;

•

to change, eliminate, or add any provision to the indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series, other than any series the terms of which permit such change, elimination or addition, in any material respect, such change, elimination, or addition will become effective with respect to such series only:

—	when the consent of the holders of debt securities of such series has been obtained in accordance with the indenture; or

—	when no debt securities of such series remain outstanding under the indenture;

•	to provide collateral security for all of the debt securities;

•	to establish the form or terms of debt securities of any other series as permitted by the indenture;

7

•

to provide for the authentication and delivery of bearer securities and coupons attached thereto and for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of the holders of the debt securities;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

Events of Default

An event of default with respect to any series of debt securities is defined in the indenture as being any one of the following:

•

failure to pay interest on the debt securities of that series for 30 days after payment is due, provided, however, if applicable to that series, that a valid extension of the interest payment period by us as contemplated in the indenture will not constitute a failure to pay interest;

•	failure to pay principal of or any premium on the debt securities of that series when due, whether at stated maturity or upon earlier acceleration or redemption;

•

failure to perform other covenants in the indenture for 90 days after we are given written notice from the trustee or the trustee receives written notice from the registered owners of at least 33% in principal amount of the debt securities of that series; however, the trustee or the trustee and the holders of such principal amount of debt securities of that series can agree to an extension of the 90-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to us; and

•	any other event of default included in the supplemental indenture, board resolution or officer’s certificate for that series of debt securities.

An event of default regarding a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities.

We will be required to file with the trustee annually an officer’s certificate as to the absence of default in performance of certain covenants in the indenture. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default, except in the case of default in the payment of principal of, or premium, if any, or interest, if any, on the debt securities or in the payment of any sinking fund installment with respect to the debt securities, if the trustee in good faith determines that it is in the interest of the holders of the debt securities to do so.

The indenture provides that, if an event of default with respect to the debt securities of any series occurs and continues, either the trustee or the holders of 33% or more in aggregate principal amount of the debt securities of that series may declare the principal amount of all the debt securities to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under the indenture, or if related to certain events of bankruptcy, insolvency, reorganization, arrangement, adjustment, composition or other similar events, only the trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

8

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(a)	all overdue interest, if any, on all debt securities of that series,

(b)

the principal of and premium, if any, on any debt securities of that series which have otherwise become due and interest, if any, that is currently due, including interest on overdue interest, if any, and

(c)	all amounts due to the trustee under the indenture; and

•

any other event of default with respect to the debt securities of that series other than the nonpayment of principal of the securities of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless the holders shall have offered to the trustee reasonable indemnity, against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction.

Subject to the provision for indemnification, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. However, if the event of default relates to more than one series of debt securities, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. However, the trustee shall have the right to decline to follow any direction if the trustee shall determine that the action so directed conflicts with any law or the provisions of the indenture or if the trustee shall determine that the action would be prejudicial to holders not taking part in the direction.

Satisfaction and Discharge

We will be discharged from our obligations on the debt securities of any series, or any portion of the principal amount of the debt securities of any series, if we:

•

irrevocably deposit with the trustee sufficient cash or eligible obligations (or a combination of both) to pay any principal, or portion of principal, interest, premium and other sums when due on the debt securities at their maturity, stated maturity date, or redemption; and

•	deliver to the trustee:

(a)

a company order stating that the money and eligible obligations deposited in accordance with the indenture shall be held in trust and certain opinions of counsel and of an independent public accountant;

(b)

if such deposit shall have been made prior to the maturity of the debt securities of the series, an officer’s certificate stating our intention that, upon delivery of the officer’s certificate, our indebtedness in respect of those debt securities, or the portions thereof, will have been satisfied and discharged as contemplated in the indenture; and

(c)

an opinion of counsel to the effect that, as a result of a change in law or a ruling of the United States Internal Revenue Service, the holders of the debt securities of the series, or portions thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of our indebtedness and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if we had not so satisfied and discharged our indebtedness.

9

For this purpose, “eligible obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting their redemption or other prepayment at the option of the issuer thereof.

In the event that all of the conditions set forth above have been satisfied for any series of debt securities, or portions thereof, except that, for any reason, we have not delivered the officer’s certificate and opinion described in clauses (b) and (c) above, the holders of those debt securities will no longer be entitled to the benefits of certain of our covenants under the indenture, including the covenant described above in “—Limitation on Liens.” Our indebtedness in respect of those debt securities, however, will not be deemed to have been satisfied and discharged prior to maturity, and the holders of those debt securities may continue to look to us for payment of the indebtedness represented thereby.

The indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when we have paid all other sums payable by us under the indenture. All moneys we pay to the trustee or any paying agent on debt securities which remain unclaimed at the end of two years after payments have become due will be paid to us or upon our order. Thereafter, the holder of those debt securities may look only to us for payment and not the trustee or any paying agent.

Resignation or Removal of Trustee

The trustee may resign at any time by giving written notice to us specifying the day upon which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor trustee and the specified day.

The trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the trustee and us and signed by the holders, or their attorneys-in-fact, representing a majority in principal amount of the then outstanding debt securities. In addition, under certain circumstances, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee

The Bank of New York Mellon is the trustee under the indenture. We and our affiliates maintain other banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

DESCRIPTION OF SENIOR SECURED DEBT SECURITIES

The senior secured debt securities that we may offer from time to time by this prospectus may be issued as first mortgage bonds under our General Mortgage Indenture and Deed of Trust dated as of January 1, 1998, as amended and supplemented, or the mortgage indenture, to The Bank of New York Mellon, as trustee, or the mortgage trustee. Alternatively, we may issue senior secured debt securities as senior secured notes under a separate indenture with a trustee where the trustee holds first mortgage bonds issued under our mortgage indenture that are pledged as security for the benefit of holders of the senior secured notes. The particular terms of any series of our first mortgage bonds or senior secured notes and the material provisions of our mortgage indenture and,

10

as applicable, any senior secured note indenture will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

11

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Wendy L. Stark, Esq., Associate General Counsel of our parent corporation, FirstEnergy, and Akin Gump Strauss Hauer & Feld LLP, New York, New York. As of August 31, 2008, Ms. Stark owned approximately 6,186.857 shares of common stock of FirstEnergy and 3,618.72 shares of unvested restricted stock units. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to our unaudited financial information for the three-month periods ended March 31, 2008 and 2007 and for the three-month and six-month periods ended June 30, 2008 and 2007, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2008 and August 7, 2008 for the quarter ended March 31, 2008 and for the quarter and six-month periods ended June 30, 2008, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents without restating them in this prospectus. The information incorporated by reference is considered to be part of this prospectus. The information in this prospectus is not complete, and should be read together with the information incorporated herein by reference. We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before completion of this offer, which information will automatically update and supersede the information contained or incorporated by reference in this prospectus.

12

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to:

Ohio Edison Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attention: Shareholder Services
(800) 736-3402

The incorporated reports and other documents may also be accessed at the websites mentioned under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC under the Exchange Act. These reports and other information can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This material is also available from the SEC’s website at http://www.sec.gov or from the website of our parent, FirstEnergy, at http://www.firstenergycorp.com/ir. Information available on FirstEnergy’s website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

13

PROSPECTUS

Debt Securities

This prospectus relates to debt securities that The Cleveland Electric Illuminating Company may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions that we will determine at the time of the offering. The securities may be our secured or unsecured debt obligations.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves certain risks. See “ Risk Factors” on page 1 to read about factors you should consider before buying our securities.

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. See the “Plan of Distribution” section beginning on page 10 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 22, 2008

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell our securities.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. The prospectus supplement may also add to, update or change information contained in this prospectus, including information about us. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words “the company,” “we,” “our,” “ours” and “us” refer to The Cleveland Electric Illuminating Company and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements include declarations regarding our intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•	the speed and nature of increased competition and deregulation in the electric utility industry;

•	the impact of the rulemaking process of Public Utilities Commission of Ohio, or PUCO, on our July 2008 Electric Security Plan and Market Rate Offer filings;

•	economic or weather conditions affecting future sales and margins;

•	changes in markets for energy services;

•	changing energy and commodity market prices and availability;

•	replacement power costs being higher than anticipated or inadequately hedged;

•	our ability to continue to collect transition and other charges or to recover increased transmission costs;

ii

•	maintenance costs being higher than anticipated;

•	other legislative and regulatory changes (including revised environmental requirements);

•	the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place;

•

the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the consent decree resolving the new source review litigation or other potential regulatory initiatives;

•

adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission and the Public Utilities Commission of Ohio;

•	our ability to comply with applicable state and federal reliability standards;

•	our ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives);

•	our ability to improve electric commodity margins and to experience growth in the distribution business;

•	our ability to access the public securities and other capital markets and the cost of such capital;

•

the risks and other factors discussed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated herein by reference and in this prospectus or any prospectus supplement under the heading “Risk Factors”; and

•	other similar factors.

Any forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factors on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward- looking statements. The foregoing review of factors should not be construed as exhaustive.

iii

THE COMPANY

We are one of eight wholly-owned electric utility operating subsidiaries of FirstEnergy Corp., or FirstEnergy. We were organized under the laws of the State of Ohio in 1892 and own property and do business as an electric public utility in that state. We engage primarily in the distribution and sale of electric energy to communities in a 1,700 square mile area of northeastern Ohio. The area we serve has a population of approximately 1.9 million.

Our principal executive offices are located at 76 South Main Street, Akron, Ohio 44308-1890. Our telephone number is (800) 736-3402.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and, June 30, 2008, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows. See also “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds we receive from issuance of these debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of debt securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2003	2004	2005	2006	2007	2007	2008
Consolidated Ratio of Earnings to Fixed Charges	2.53	3.00	3.14	3.64	3.61	3.20	3.93

For purposes of the calculation of our consolidated ratio of earnings to fixed charges, “earnings” have been computed by adding to “Income before extraordinary items” total interest and other charges, before reduction for amounts capitalized, provision for income taxes and the estimated interest element of rentals charged to income, and “fixed charges” include interest on long-term debt, other interest expense, subsidiaries’ preferred stock dividend requirements and the estimated interest element of rentals charged to income.

DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES

The senior unsecured debt securities that we may offer from time to time by this prospectus, and which we refer to in this section as “debt securities”, will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt. The debt securities will be issued under an indenture, dated as of December 1, 2003, between us and The Bank of New York Mellon Trust Company, N.A. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which such particular terms modify the terms of the indenture or otherwise vary from the terms

1

and provisions set forth below will be described in the prospectus supplement relating to those debt securities.

The indenture contains the full text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. You should read the indenture incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements.

If applicable, the prospectus supplement relating to an issue of debt securities will describe any special United States federal income tax considerations relevant to those debt securities.

There is no requirement under the indenture that future issues of our debt securities be issued under the indenture. We will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of debt securities, in connection with future issues of other debt securities. The provisions of any such other indentures or documentation will be described in the applicable prospectus supplement.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue under the indenture. The indenture provides that the debt securities may be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture, a board resolution or one or more officer’s certificates authorized pursuant to a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the particular series of debt securities offered thereby:

•	title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

the person to whom any interest on the debt securities shall be payable, if other than the person in whose name the debt securities are registered at the close of business on the regular record date for that interest;

•	the date or dates on which the principal of the debt securities will be payable or how the date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or how the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the place or places, if any, in addition to the office of the trustee, where the principal of, and premium, if any, and interest, if any, on the debt securities will be payable;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to purchase or redeem the debt securities;

2

•	the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

•

whether the debt securities will be issued in book-entry form, represented by one or more global securities certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or its nominee, and if so, the identity of the depositary;

•	any changes or additions to the events of default under the indenture or changes or additions to our covenants under the indenture;

•	any collateral security, assurance or guarantee for the debt securities; and

•	any other specific terms applicable to the debt securities.

Unless we otherwise indicate in the applicable prospectus supplement, the debt securities will be denominated in United States currency in minimum denominations of $1,000 and multiples of $1,000.

Unless we otherwise indicate in the applicable prospectus supplement, there are no provisions in the indenture or the debt securities that require us to redeem, or permit the holders to cause a redemption of, the debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.

If applicable, the prospectus supplement relating to an issue of debt securities will describe any special United States federal income tax considerations relevant to those debt securities.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, we will pay interest on our debt securities on each interest payment date by wire transfer to an account at a banking institution in the United States that is designated in writing to the trustee by the person entitled to that payment or by check mailed to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date, except that interest payable at stated maturity, upon redemption or otherwise, will be paid to the person to whom principal is paid. However, if we default in paying interest on a debt security, we may pay defaulted interest to the registered owner of the debt security as of the close of business on a special record date selected by the trustee, which will be between 10 and 15 days before the date we propose for payment of the defaulted interest, or in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading, if the trustee finds it practicable.

Redemption

We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the trustee will select the debt securities to be redeemed and will choose the method of random selection it deems fair and appropriate.

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued and unpaid interest to the redemption date once you surrender the debt security for redemption. If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge.

We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. In this circumstance, if the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities.

3

Registration, Transfer and Exchange

The debt securities will be issued without interest coupons unless otherwise indicated in the applicable prospectus supplement. Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, unless otherwise indicated in the applicable prospectus supplement.

Unless we otherwise indicate in the applicable prospectus supplement, debt securities may be presented for registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer, at the office or agency maintained for this purpose, without service charge except for reimbursement of taxes and other governmental charges as described in the indenture.

In the event of any redemption of debt securities of any series, the trustee will not be required to exchange or register a transfer of any debt securities of the series selected, called or being called for redemption except the unredeemed portion of any debt security being redeemed in part.

Certain Covenants

Limitation on Liens

The indenture provides that, so long as any debt securities are outstanding, we may not issue, assume, guarantee or permit to exist any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien (“Lien”) of or upon any of our Operating Property (as defined below), whether owned at the date of the indenture or subsequently acquired, without effectively securing such debt securities (together with, if we so determine, any of our other indebtedness ranking equally with such debt securities) equally and ratably with that Debt (but only so long as that Debt is so secured).

The foregoing restriction will not apply to:

(1)	Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to that Operating Property);

(2)

Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or at the time the corporation sells, leases or otherwise disposes of its properties (or those of a division) as or substantially as an entirety to, us;

(3)

Liens on Operating Property to secure the costs of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

(4)

Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing or refinancing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving property which at the time of such purchase, repair, alteration, construction, development or improvement was owned or operated by us;

(5)	Liens securing Debt outstanding as of the date of issuance of the debt securities as the first series of debt securities issued under the indenture;

(6)	Liens securing Debt which matures less than 12 months from its issuance or incurrence and is not extendible at our option;

4

(7)

Liens on Operating Property which is the subject of a lease agreement designating us as lessee and all of our right, title and interest in such Operating Property and such lease agreement, whether or not such lease agreement is intended as security;

(8)

Liens for taxes and similar levies, deposits to secure performance or obligations under certain specified circumstances and laws, mechanics’ and other similar Liens arising in the ordinary course of business, Liens created by or resulting from legal proceedings being contested in good faith, and certain other similar Liens arising in the ordinary course of business;

(9)	Liens related to moneys held in trust by the trustee for the benefit of the holders of the debt securities; or

(10)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (9), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) through (9), must not exceed the principal amount of Debt, plus any premium or fee payable in connection with the extension, renewal or replacement, so secured at the time of the extension, renewal or replacement.

However, the foregoing restriction will not apply to our issuance, assumption or guarantee of Debt secured by a Lien which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all of our other secured Debt then outstanding (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at that time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (1) to (10) and Sale and Lease-Back Transactions that are permitted by the first sentence of “—Limitation on Sale and Lease-Back Transactions” below), does not exceed the greater of 15% of our Net Tangible Assets and 15% of Capitalization (as those terms are defined below), in each case, determined in accordance with generally accepted accounting principles (“GAAP”) and as of a date not more than 60 days prior to such issuance, assumption or guarantee of debt. As of June 30, 2008, our Net Tangible Assets were $1.5 billion and our Capitalization was $3.1 billion.

Limitation on Sale and Lease-Back Transactions

The indenture provides that so long as any debt securities are outstanding, we may not enter into or permit to exist, any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers’ commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that Operating Property or the placing in operation of that Operating Property or of that Operating Property as constructed or developed or substantially repaired, altered or improved.

This restriction will not apply if:

•

we would be entitled pursuant to any of the provisions described in clauses (1) to (10) of the first sentence of the second paragraph under “—Limitation on Liens” above to issue, assume, guarantee or permit to exist Debt secured by a Lien on that Operating Property without equally and ratably securing the debt securities;

•

after giving effect to a Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the last paragraph under “—Limitation on Liens” above, at least $1.00 of additional Debt secured by Liens (other than Liens permitted by the preceding paragraph); or

•

we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of debt securities or other of our Debt ranking equally with the debt securities,

5

subject to reduction for debt securities and Debt retired during the 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

The term “Capitalization,” as used above, means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

The term “Debt,” as used above, means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities.

The term “Net Tangible Assets,” as used above, means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and other regulatory assets carried as an asset on our consolidated balance sheet; (ii) current liabilities; and (iii) appropriate adjustments, if any, related to minority interests. Such amounts shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and may be determined as a date not more than sixty (60) days prior to the happening of the event for which such determination is being made.

The term “Operating Property,” as used above, means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable in accordance with GAAP.

The term “Sale and Lease-Back Transaction,” as used above, means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the indenture and involving the exchange of any Operating Property for any property subject to an arrangement first entered into prior to the date of the indenture.

The term “Value,” as used above, means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to us from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction or (ii) the net book value of the property leased, as determined by us in accordance with GAAP, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of the term of the lease, without regard, in any case, to any renewal or extension options contained in the lease.

Consolidation, Merger, Conveyance, Sale or Transfer

We have agreed not to consolidate with or merge into any other entity or convey, sell or otherwise transfer our properties and assets substantially as an entirety to any entity unless:

•	the successor is an entity organized and existing under the laws of the United States of America or any State of the United States or the District of Columbia;

•

the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the outstanding debt securities under the indenture and the performance of every covenant of the indenture that we would otherwise have to perform or observe; and

•

immediately after giving effect to the transactions, no event of default with respect to any series of debt securities and no event which after notice or lapse of time or both would become an event of default with respect to any series of debt securities shall have occurred and be continuing.

6

Modification of the Indenture

Under the indenture or any supplemental indenture, the rights of the holders of debt securities may be changed with the consent of the holders representing a majority in principal amount of the outstanding debt securities of all series affected by the change, voting as one class, provided that the following changes may not be made without the consent of the holders of each outstanding debt security affected thereby:

•

change the fixed date upon which the principal of or the interest on any debt security is due and payable, or reduce the principal amount thereof or the rate of interest thereon or change the method of calculating such rate of interest or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be payable upon a declaration of acceleration of the maturity thereof, or change the currency in which, any debt security or any premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the date such payment is due or, in the case of redemption, on or after the date fixed for such redemption;

•

reduce the stated percentage of debt securities, the consent of the holders of which is required for any modification of the applicable indenture or for waiver by the holders of certain of their rights; or

•	modify certain provisions of the indenture.

An “original issue discount security” means any security authenticated and delivered under the indenture which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof.

The indenture also permits us and the trustee to amend the indenture without the consent of the holders of any debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the indenture and in the debt securities;

•	to add to the covenants with which we must comply or to surrender any of our rights or powers under the indenture;

•	to add additional events of default;

•

to change, eliminate, or add any provision to the indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series, other than any series the terms of which permit such change, elimination or addition, in any material respect, such change, elimination, or addition will become effective with respect to such series only:

(1)	when the consent of the holders of debt securities of such series has been obtained in accordance with the indenture; or

(2)	when no debt securities of such series remain outstanding under the indenture;

•	to provide collateral security for all of the debt securities;

•	to establish the form or terms of debt securities of any other series as permitted by the indenture;

•

to provide for the authentication and delivery of bearer securities and coupons attached thereto and for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of the holders of the debt securities;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

•	to change any place where debt securities may be surrendered for registration of transfer or exchange, and notices to us may be served; or

7

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

Events of Default

An event of default with respect to any series of debt securities is defined in the indenture as being any one of the following:

•

failure to pay interest on the debt securities of that series for 30 days after payment is due, provided, however, if applicable to that series, that a valid extension of the interest payment period by us as contemplated in the indenture will not constitute a failure to pay interest;

•	failure to pay principal of or any premium on the debt securities of that series when due, whether at stated maturity or upon earlier acceleration or redemption;

•

failure to perform or breach of any covenant or warranty in the indenture for 90 days after we are given written notice from the trustee or the trustee receives written notice from the registered owners of at least 33% in principal amount of the debt securities of that series; however, the trustee or the trustee and the holders of such principal amount of debt securities of that series can agree to an extension of the 90-day period and such an agreement to extend will automatically be deemed to occur if we are diligently pursuing action to correct the default;

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to us; and

•	any other event of default included in the supplemental indenture, board resolution or officer’s certificate for that series of debt securities.

An event of default regarding a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities.

We will be required to file annually with the trustee an officer’s certificate as to the absence of default in performance of certain covenants in the indenture. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default, except in the case of default in the payment of principal of, or premium, if any, or interest, if any, on the debt securities or in the payment of any sinking fund installment with respect to the debt securities, if the trustee in good faith determines that it is in the interest of the holders of the debt securities to do so.

The indenture provides that, if an event of default with respect to the debt securities of any series occurs and continues, either the trustee or the holders of 33% or more in aggregate principal amount of the debt securities of that series may declare the principal amount of all the debt securities to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under the indenture, or if related to certain events of bankruptcy, insolvency, reorganization, arrangement, adjustment, composition or other similar events, only the trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest, if any, on all debt securities of that series,

(2)

the principal of and premium, if any, on any debt securities of that series which have otherwise become due and interest, if any, that is currently due, including interest on overdue interest, if any, and

8

(3)	all amounts due to the trustee under the indenture; and

•

any other event of default with respect to the debt securities of that series other than the nonpayment of principal of the securities of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless the holders shall have offered to the trustee reasonable indemnity, against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction.

Subject to the provision for indemnification, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. However, if the event of default relates to more than one series of debt securities, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. However, the trustee shall have the right to decline to follow any direction if the trustee shall determine that the action so directed conflicts with any law or the provisions of the indenture or if the trustee shall determine that the action would be prejudicial to holders not taking part in the direction.

Satisfaction and Discharge

We will be discharged from our obligations on the debt securities of any series, or any portion of the principal amount of the debt securities of any series, if we:

(1)

irrevocably deposit with the trustee sufficient cash or eligible obligations (or a combination of both) to pay any principal, or portion of principal, interest, premium and other sums when due on the debt securities at their maturity, stated maturity date, or redemption; and

(2)	deliver to the trustee:

(a)

a company order stating that the money and eligible obligations deposited in accordance with the indenture shall be held in trust and certain opinions of counsel and of an independent public accountant;

(b)

if such deposit shall have been made prior to the maturity of the debt securities of the series, an officer’s certificate stating our intention that, upon delivery of the officer’s certificate, our indebtedness in respect of those debt securities, or the portions thereof, will have been satisfied and discharged as contemplated in the indenture; and

(c)

an opinion of counsel to the effect that, as a result of a change in law or a ruling of the United States Internal Revenue Service, the holders of the debt securities of the series, or portions thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of our indebtedness and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if we had not so satisfied and discharged our indebtedness.

For this purpose, “eligible obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting their redemption or other prepayment at the option of the issuer thereof.

In the event that all of the conditions set forth above have been satisfied for any series of debt securities, or portions thereof, except that, for any reason, we have not delivered the officer’s certificate and opinion described in clauses (b) and (c) above, the holders of those debt securities

9

will no longer be entitled to the benefits of certain of our covenants under the indenture, including the covenant described above in “—Limitation on Liens.” Our indebtedness in respect of those debt securities, however, will not be deemed to have been satisfied and discharged prior to maturity, and the holders of those debt securities may continue to look to us for payment of the indebtedness represented thereby.

The indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when we have paid all other sums payable by us under the indenture. All moneys we pay to the trustee or any paying agent on debt securities which remain unclaimed at the end of two years after payments have become due will be paid to us or upon our order. Thereafter, the holder of those debt securities may look only to us for payment and not the trustee or any paying agent.

Resignation or Removal of Trustee

The trustee may resign at any time by giving written notice to us specifying the day upon which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor trustee and the specified day.

The trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the trustee and us and signed by the holders, or their attorneys-in-fact, representing a majority in principal amount of the then outstanding debt securities. In addition, under certain circumstances, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the successor trustee under the indenture. We and our affiliates maintain other banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

DESCRIPTION OF SENIOR SECURED DEBT SECURITIES

The senior secured debt securities that we may offer from time to time by this prospectus may be issued as first mortgage bonds under our Mortgage and Deed of Trust dated July 1, 1940, as amended and supplemented, or the mortgage indenture, to JPMorgan Chase Bank, N.A., as trustee, or the mortgage trustee. Alternatively, we may issue senior secured debt securities as senior secured notes under a separate indenture with a trustee where the trustee holds first mortgage bonds issued under our mortgage indenture that are pledged as security for the benefit of holders of the senior secured notes. The particular terms of any series of our first mortgage bonds or senior secured notes and the material provisions of our mortgage indenture and, as applicable, any senior secured note indenture will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

10

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Wendy L. Stark, Esq., Associate General Counsel of our parent corporation, FirstEnergy, and Akin Gump Strauss Hauer & Feld LLP, New York, New York. As of August 31, 2008, Ms. Stark owned approximately 6,186.857 shares of common stock of FirstEnergy and 3,618.72 shares of unvested restricted stock units. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

11

With respect to our unaudited financial information for the three-month periods ended March 31, 2008 and 2007 and for the three-month and six-month periods ended June 30, 2008 and 2007, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2008 and August 7, 2008 for the quarter ended March 31, 2008 and for the quarter and six-month periods ended June 30, 2008, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents without restating them in this prospectus. The information incorporated by reference is considered to be part of this prospectus. The information in this prospectus is not complete, and should be read together with the information incorporated herein by reference. We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before completion of this offer, which information will automatically update and supersede the information contained or incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to:

The Cleveland Electric Illuminating Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attention: Shareholder Services
(800) 736-3402

The incorporated reports and other documents may also be accessed at the websites mentioned under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC under the Exchange Act. These reports and other information can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This material is also available from the SEC’s website at http://www.sec.gov or from the website of our parent, FirstEnergy, at http://www.firstenergycorp.com/ir. Information available on FirstEnergy’s website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

12

PROSPECTUS

Debt Securities

This prospectus relates to debt securities that The Toledo Edison Company may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions that we will determine at the time of the offering. The securities may be our secured or unsecured debt obligations.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves certain risks. See “ Risk Factors” on page 1 to read about factors you should consider before buying our securities.

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. See the “Plan of Distribution” section beginning on page 10 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 22, 2008

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell our securities.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. The prospectus supplement may also add to, update or change information contained in this prospectus, including information about us. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words “the company,” “we,” “our,” “ours” and “us” refer to The Toledo Edison Company and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements include declarations regarding our intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•	the speed and nature of increased competition and deregulation in the electric utility industry;

•	the impact of the rulemaking process of Public Utilities Commission of Ohio, or PUCO, on our July 2008 Electric Security Plan and Market Rate Offer filings;

•	economic or weather conditions affecting future sales and margins;

•	changes in markets for energy services;

•	changing energy and commodity market prices and availability;

•	replacement power costs being higher than anticipated or inadequately hedged;

•	our ability to continue to collect transition and other charges or to recover increased transmission costs;

•	maintenance costs being higher than anticipated;

ii

•	other legislative and regulatory changes (including revised environmental requirements);

•	the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place;

•

the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the consent decree resolving the new source review litigation or other potential regulatory initiatives;

•

adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission and the Public Utilities Commission of Ohio;

•	our ability to comply with applicable state and federal reliability standards;

•	our ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives);

•	our ability to improve electric commodity margins and to experience growth in the distribution business;

•	our ability to access the public securities and other capital markets and the cost of such capital;

•

the risks and other factors discussed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated herein by reference and in this prospectus or any prospectus supplement under the heading “Risk Factors”; and

•	other similar factors.

Any forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factors on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward- looking statements. The foregoing review of factors should not be construed as exhaustive.

iii

THE COMPANY

We are one of eight wholly-owned electric utility operating subsidiaries of FirstEnergy Corp., or FirstEnergy. We were organized under the laws of the State of Ohio in 1901 and own property and do business as an electric public utility in that state. We engage primarily in the distribution and sale of electric energy in an area of approximately 2,500 square miles in northwestern Ohio. The area we serve has a population of approximately 0.8 million.

Our principal executive offices are located at 76 South Main Street, Akron, Ohio 44308-1890. Our telephone number is (800) 736-3402.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows. See also “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds we receive from issuance of these debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of debt securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2003	2004	2005	2006	2007	2007	2008
Consolidated Ratio of Earnings to Fixed Charges	1.20	2.19	2.48	2.59	2.58	2.38	2.76

For purposes of the calculation of ratio of earnings to fixed charges, “earnings” have been computed by adding to “Income before extraordinary items” total interest and other charges, before reduction for amounts capitalized, provision for income taxes and the estimated interest element of rentals charged to income, and. “fixed charges” include interest on long-term debt, other interest expense, subsidiaries’ preferred stock dividend requirements and the estimated interest element of rentals charged to income.

DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES

The senior unsecured debt securities that we may offer from time to time by this prospectus, and which we refer to in this section as “debt securities”, will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt. The debt securities will be issued under an indenture, dated as of November 1, 2006, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which such particular terms modify the terms of the indenture or otherwise vary

1

from the terms and provisions set forth below will be described in the prospectus supplement relating to those debt securities.

The indenture contains the full text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. You should read the indenture incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements. Certain capitalized terms used in this prospectus are defined in the indenture.

If applicable, the prospectus supplement relating to an issue of debt securities will describe any special United States federal income tax considerations relevant to those debt securities.

There is no requirement under the indenture that future issues of our debt securities be issued under the indenture. We will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of debt securities, in connection with future issues of other debt securities. The provisions of any such other indentures or documentation will be described in the applicable prospectus supplement.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue under the indenture. The indenture provides that the debt securities may be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture, a board resolution or one or more officer’s certificates authorized pursuant to a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the particular series of debt securities offered thereby:

•	title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

the person to whom any interest on the debt securities shall be payable, if other than the person in whose name the debt securities are registered at the close of business on the regular record date for that interest;

•	the date or dates on which the principal of the debt securities will be payable or how the date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or how the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the place or places, if any, in addition to the office of the trustee, where the principal of, and premium, if any, and interest, if any, on the debt securities will be payable;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to purchase or redeem the debt securities;

2

•	the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

•

whether the debt securities will be issued in book-entry form, represented by one or more global securities certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or its nominee, and if so, the identity of the depositary;

•	any changes or additions to the events of default under the indenture or changes or additions to our covenants under the indenture;

•	any collateral security, assurance or guarantee for the debt securities; and

•	any other specific terms applicable to the debt securities.

Unless we otherwise indicate in the applicable prospectus supplement, the debt securities will be denominated in United States currency in minimum denominations of $1,000 and multiples of $1,000.

Unless we otherwise indicate in the applicable prospectus supplement, there are no provisions in the indenture or the debt securities that require us to redeem, or permit the holders to cause a redemption of, the debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.

If applicable, the prospectus supplement relating to an issue of debt securities will describe any special United States federal income tax considerations relevant to those debt securities.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, we will pay interest on our debt securities on each interest payment date by wire transfer to an account at a banking institution in the United States that is designated in writing to the trustee by the person entitled to that payment or by check mailed to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date, except that interest payable at stated maturity, upon redemption or otherwise, will be paid to the person to whom principal is paid. However, if we default in paying interest on a debt security, we may pay defaulted interest to the registered owner of the debt security as of the close of business on a special record date selected by the trustee, which will be between 10 and 15 days before the date we propose for payment of the defaulted interest, or in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading, if the trustee finds it practicable.

Redemption

We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the trustee will select the debt securities to be redeemed and will choose the method of random selection it deems fair and appropriate.

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued and unpaid interest to the redemption date once you surrender the debt security for redemption. If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge.

We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. In this circumstance, if the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities.

3

Registration, Transfer and Exchange

The debt securities will be issued without interest coupons unless otherwise indicated in the applicable prospectus supplement. Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, unless otherwise indicated in the applicable prospectus supplement.

Unless we otherwise indicate in the applicable prospectus supplement, debt securities may be presented for registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer, at the office or agency maintained for this purpose, without service charge except for reimbursement of taxes and other governmental charges as described in the indenture.

In the event of any redemption of debt securities of any series, the trustee will not be required to exchange or register a transfer of any debt securities of the series selected, called or being called for redemption except the unredeemed portion of any debt security being redeemed in part.

Certain Covenants

Limitation on Liens

The indenture provides that, so long as any debt securities are outstanding, we may not issue, assume, guarantee or permit to exist any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien (“Lien”) of or upon any of our Operating Property (as defined below), whether owned at the date of the indenture or subsequently acquired, without effectively securing such debt securities (together with, if we so determine, any of our other indebtedness ranking equally with such debt securities) equally and ratably with that Debt (but only so long as that Debt is so secured).

The foregoing restriction will not apply to:

(1)	Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to that Operating Property);

(2)

Liens on Operating Property of a corporation existing at the time the corporation is merged into or consolidated with, or at the time the corporation disposes of its properties (or those of a division) as or substantially as an entirety to, us;

(3)

Liens on Operating Property to secure the costs of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

(4)

Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing or refinancing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving property which at the time of such purchase, repair, alteration, construction, development or improvement was owned or operated by us;

(5)	Liens securing Debt outstanding as of the date of issuance of the debt securities as the first series of debt securities issued under the indenture;

(6)	Liens securing Debt which matures less than 12 months from its issuance or incurrence and is not extendible at our option;

4

(7)

Liens on Operating Property which is the subject of a lease agreement designating us as lessee and all of our right, title and interest in such Operating Property and such lease agreement, whether or not such lease agreement is intended as security;

(8)

Liens for taxes and similar levies, deposits to secure performance or obligations under certain specified circumstances and laws, mechanics’ and other similar Liens arising in the ordinary course of business, Liens created by or resulting from legal proceedings being contested in good faith, and certain other similar Liens arising in the ordinary course of business;

(9)	Liens related to moneys held in trust by the trustee for the benefit of the holders of the debt securities; or

(10)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (9), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) through (9), must not exceed the principal amount of Debt, plus any premium or fee payable in connection with the extension, renewal or replacement, so secured at the time of the extension, renewal or replacement.

However, the foregoing restriction will not apply to our issuance, assumption or guarantee of Debt secured by a Lien which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all of our other secured Debt then outstanding (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at that time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (1) to (10) and Sale and Lease-Back Transactions that are permitted by the first sentence of “—Limitation on Sale and Lease-Back Transactions” below), does not exceed the greater of 15% of our Net Tangible Assets and 15% of Capitalization (as those terms are defined below), in each case, determined in accordance with generally accepted accounting principles (“GAAP”) and as of a date not more than 60 days prior to such issuance, assumption or guarantee of debt. As of June 30, 2008, our Net Tangible Assets were $747 million and our Capitalization was $826 million.

Limitation on Sale and Lease-Back Transactions

The indenture provides that so long as any debt securities are outstanding, we may not enter into or permit to exist, any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers’ commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that Operating Property or the placing in operation of that Operating Property or of that Operating Property as constructed or developed or substantially repaired, altered or improved.

This restriction will not apply if:

•

we would be entitled pursuant to any of the provisions described in clauses (1) to (10) of the first sentence of the second paragraph under “—Limitation on Liens” above to issue, assume, guarantee or permit to exist Debt secured by a Lien on that Operating Property without equally and ratably securing the debt securities;

•

after giving effect to a Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under “—Limitation on Liens,” at least $1.00 of additional Debt secured by Liens (other than Liens permitted by the preceding paragraph); or

•

we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of debt securities or other of our Debt ranking equally with the debt securities,

5

subject to reduction for debt securities and Debt retired during the 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

The term “Capitalization,” as used above, means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

The term “Debt,” as used above, means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities.

The term “Net Tangible Assets,” as used above, means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and other regulatory assets carried as an asset on our consolidated balance sheet; (ii) current liabilities; and (iii) appropriate adjustments, if any, on account of minority interests. Such amounts will be determined in accordance with GAAP and practices applicable to the type of business in which we are engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

The term “Operating Property,” as used above, means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable in accordance with GAAP.

The term “Sale and Lease-Back Transaction,” as used above, means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement (i) first entered into prior to the date of the indenture and (ii) involving the exchange of any Operating Property for any property subject to an arrangement first entered into prior to the date of the indenture.

The term “Value,” as used above, means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to us from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction or (ii) the net book value of the property leased, as determined by us in accordance with GAAP, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of the term of the lease, without regard, in any case, to any renewal or extension options contained in the lease.

Consolidation, Merger, Conveyance, Sale or Transfer

We have agreed not to consolidate with or merge into any other entity or convey, sell or otherwise transfer our properties and assets substantially as an entirety to any entity unless:

•	the successor is an entity organized and existing under the laws of the United States of America or any State of the United States or the District of Columbia;

•

the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the outstanding debt securities under the indenture and the performance of every covenant of the indenture that we would otherwise have to perform or observe; and

•

immediately after giving effect to the transactions, no event of default with respect to any series of debt securities and no event which after notice or lapse of time or both would become an event of default with respect to any series of debt securities will have occurred and be continuing.

6

Modification of the Indenture

Under the indenture or any supplemental indenture, the rights of the holders of debt securities may be changed with the consent of the holders representing a majority in principal amount of the outstanding debt securities of all series affected by the change, voting as one class, provided that the following changes may not be made without the consent of the holders of each outstanding debt security affected thereby:

•

change the fixed date upon which the principal of or the interest on any debt security is due and payable, or reduce the principal amount thereof or the rate of interest or change the method of calculating such rate of interest or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be payable upon a declaration of acceleration of the maturity thereof, or change the currency in which, any debt security or any premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the date such payment is due or, in the case of redemption, on or after the date fixed for such redemption;

•

reduce the stated percentage of debt securities, the consent of the holders of which is required for any modification of the applicable indenture or for waiver by the holders of certain of their rights; or

•	modify certain provisions of the indenture.

An “original issue discount security” means any security authenticated and delivered under the indenture which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof.

The indenture also permits us and the trustee to amend the indenture without the consent of the holders of any debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the indenture and in the debt securities;

•	to add to the covenants with which we must comply or to surrender any of our rights or powers under the indenture;

•	to add additional events of default;

•

to change, eliminate, or add any provision to the indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series, other than any series the terms of which permit such change, elimination or addition, in any material respect, such change, elimination, or addition will become effective with respect to such series only:

(1)	when the consent of the holders of debt securities of such series has been obtained in accordance with the indenture; or

(2)	when no debt securities of such series remain outstanding under the indenture;

•	to provide collateral security for all of the debt securities;

•	to establish the form or terms of debt securities of any other series as permitted by the indenture;

•

to provide for the authentication and delivery of bearer securities and coupons attached thereto and for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of the holders of the debt securities;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

7

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

Events of Default

An event of default with respect to any series of debt securities is defined in the indenture as being any one of the following:

•

failure to pay interest on the debt securities of that series for 30 days after payment is due, provided, however, if applicable to that series, that a valid extension of the interest payment period by us as contemplated in the indenture will not constitute a failure to pay interest;

•	failure to pay principal of or any premium on the debt securities of that series when due, whether at stated maturity or upon earlier acceleration or redemption;

•

failure to perform other covenants in the indenture for 90 days after we are given written notice from the trustee or the trustee receives written notice from the registered owners of at least 33% in principal amount of the debt securities of that series; however, the trustee or the trustee and the holders of such principal amount of debt securities of that series can agree to an extension of the 90-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to us; and

•	any other event of default included in the supplemental indenture, board resolution or officer’s certificate for that series of debt securities.

An event of default regarding a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities.

We will be required to file with the trustee annually an officer’s certificate as to the absence of default in performance of certain covenants in the indenture. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default, except in the case of default in the payment of principal of, or premium, if any, or interest, if any, on the debt securities or in the payment of any sinking fund installment with respect to the debt securities, if the trustee in good faith determines that it is in the interest of the holders of the debt securities to do so.

The indenture provides that, if an event of default with respect to the debt securities of any series occurs and continues, either the trustee or the holders of 33% or more in aggregate principal amount of the debt securities of that series may declare the principal amount of all the debt securities to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under the indenture, or if related to certain events of bankruptcy, insolvency, reorganization, arrangement, adjustment, composition or other similar events, only the trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest, if any, on all debt securities of that series,

(2)

the principal of and premium, if any, on any debt securities of that series which have otherwise become due and interest, if any, that is currently due, including interest on overdue interest, if any, and

(3)	all amounts due to the trustee under the indenture; and

8

•

any other event of default with respect to the debt securities of that series other than the nonpayment of principal of the securities of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless the holders shall have offered to the trustee reasonable indemnity, against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction.

Subject to the provision for indemnification, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. However, if the event of default relates to more than one series of debt securities, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. However, the trustee shall have the right to decline to follow any direction if the trustee shall determine that the action so directed conflicts with any law or the provisions of the indenture or if the trustee shall determine that the action would be prejudicial to holders not taking part in the direction.

Satisfaction and Discharge

We will be discharged from our obligations on the debt securities of any series, or any portion of the principal amount of the debt securities of any series, if we:

(1)

irrevocably deposit with the trustee sufficient cash or eligible obligations (or a combination of both) to pay any principal, or portion of principal, interest, premium and other sums when due on the debt securities at their maturity, stated maturity date, or redemption; and

(2)	deliver to the trustee:

(a)

a company order stating that the money and eligible obligations deposited in accordance with the indenture shall be held in trust and certain opinions of counsel and of an independent public accountant;

(b)

if such deposit shall have been made prior to the maturity of the debt securities of the series, an officer’s certificate stating our intention that, upon delivery of the officer’s certificate, our indebtedness in respect of those debt securities, or the portions thereof, will have been satisfied and discharged as contemplated in the indenture; and

(c)

an opinion of counsel to the effect that, as a result of a change in law or a ruling of the United States Internal Revenue Service, the holders of the debt securities of the series, or portions thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of our indebtedness and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if we had not so satisfied and discharged our indebtedness.

For this purpose, “eligible obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting their redemption or other prepayment at the option of the issuer thereof.

In the event that all of the conditions set forth above have been satisfied for any series of debt securities, or portions thereof, except that, for any reason, we have not delivered the officer’s certificate and opinion described in clauses (b) and (c) above, the holders of those debt securities will no longer be entitled to the benefits of certain of our covenants under the indenture, including

9

the covenant described above in “—Limitation on Liens.” Our indebtedness in respect of those debt securities, however, will not be deemed to have been satisfied and discharged prior to maturity, and the holders of those debt securities may continue to look to us for payment of the indebtedness represented thereby.

The indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when we have paid all other sums payable by us under the indenture. All moneys we pay to the trustee or any paying agent on debt securities which remain unclaimed at the end of two years after payments have become due will be paid to us or upon our order. Thereafter, the holder of those debt securities may look only to us for payment and not the trustee or any paying agent.

Resignation or Removal of Trustee

The trustee may resign at any time by giving written notice to us specifying the day upon which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor trustee and the specified day.

The trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the trustee and us and signed by the holders, or their attorneys-in-fact, representing a majority in principal amount of the then outstanding debt securities. In addition, under certain circumstances, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., is the trustee under the indenture. We and our affiliates maintain other banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

DESCRIPTION OF SENIOR SECURED DEBT SECURITIES

The senior secured debt securities that we may offer from time to time by this prospectus may be issued as first mortgage bonds under our Indenture dated as of April 1, 1947, as amended and supplemented, or the mortgage indenture, to JPMorgan Chase Bank N.A., as trustee, or the mortgage trustee. Alternatively, we may issue senior secured debt securities as senior secured notes under a separate indenture with a trustee where the trustee holds first mortgage bonds issued under our mortgage indenture that are pledged as security for the benefit of holders of the senior secured notes. The particular terms of any series of our first mortgage bonds or senior secured notes and the material provisions of our mortgage indenture and, as applicable, any senior secured note indenture will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

10

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Wendy L. Stark, Esq., Associate General Counsel of our parent corporation, FirstEnergy, and Akin Gump Strauss Hauer & Feld LLP, New York, New York. As of August 31, 2008, Ms. Stark owned approximately 6,186.857 shares of common stock of FirstEnergy and 3,618.72 shares of unvested restricted stock units. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to our unaudited financial information for the three-month periods ended March 31, 2008 and 2007 and for the three-month and six-month periods ended June 30, 2008 and 2007, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they

11

have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2008 and August 7, 2008 for the quarter ended March 31, 2008 and for the quarter and six-month periods ended June 30, 2008, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents without restating them in this prospectus. The information incorporated by reference is considered to be part of this prospectus. The information in this prospectus is not complete, and should be read together with the information incorporated herein by reference. We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before completion of this offer, which information will automatically update and supersede the information contained or incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to:

The Toledo Edison Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attention: Shareholder Services
(800) 736-3402

The incorporated reports and other documents may also be accessed at the websites mentioned under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC under the Exchange Act. These reports and other information can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This material is also available from the SEC’s website at http://www.sec.gov or from the website of our parent, FirstEnergy, at http://www.firstenergycorp.com/ir. Information available on FirstEnergy’s website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

12

PROSPECTUS

Debt Securities

This prospectus relates to debt securities that Jersey Central Power & Light Company may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions that we will determine at the time of the offering.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves certain risks. See “ Risk Factors” on page 1 to read about factors you should consider before buying our securities.

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. See the “Plan of Distribution” section beginning on page 9 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 22, 2008

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell our securities.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. The prospectus supplement may also add to, update or change information contained in this prospectus, including information about us. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words “Jersey Central,” “the company,” “we,” “our,” “ours” and “us” refer to Jersey Central Power & Light Company and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements include declarations regarding our or our management’s intents, beliefs and current expectations. In some cases, you can identify forward- looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•	the speed and nature of increased competition and deregulation in the electric utility industry;

•	economic or weather conditions affecting future sales and margins;

•	changes in markets for energy services;

•	changing energy and commodity market prices and availability;

•	replacement power costs being higher than anticipated or inadequately hedged;

•	our ability to continue to collect transition and other charges or to recover increased transmission costs;

•	maintenance costs being higher than anticipated;

•	other legislative and regulatory changes (including revised environmental requirements);

ii

•	the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place;

•

the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the consent decree resolving the new source review litigation or other potential regulatory initiatives;

•	the continuing availability and operation of generating units and their ability to operate at, or near full capacity;

•	our ability to comply with applicable state and federal reliability standards;

•	our ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives);

•	our ability to improve electric commodity margins and to experience growth in the distribution business;

•	our ability to access the public securities and other capital markets and the cost of such capital;

•

the risks and other factors discussed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated herein by reference and in this prospectus or any prospectus supplement under the heading “Risk Factors”; and

•	other similar factors.

Any forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factors on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward- looking statements. The foregoing review of factors should not be construed as exhaustive.

iii

THE COMPANY

We are one of eight wholly-owned electric utility operating subsidiaries of FirstEnergy Corp., or FirstEnergy. We were organized under the laws of the State of New Jersey in 1925 and own property and do business as an electric public utility in that state. We engage in the transmission, distribution and sale of electric energy in an area of approximately 3,200 square miles in northern, western and east central New Jersey. We also engage in the sale, purchase and interchange of electric energy with other electric companies. The area we serve has a population of approximately 2.6 million.

Our principal executive offices are located at 76 South Main Street, Akron, Ohio 44308-1890. Our telephone number is (800) 736-3402.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows. See also “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds we receive from issuance of these debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of debt securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2003	2004	2005	2006	2007	2007	2008
Consolidated Ratio of Earnings to Fixed Charges	2.11	3.19	4.44	4.28	3.91	3.84	3.40

For purposes of the calculation of our consolidated ratio of earnings to fixed charges, “earnings” have been computed by adding to “Income before extraordinary items” total interest and other charges, before reduction for amounts capitalized and deferred, provision for income taxes and the estimated interest element of rentals charged to income, and “fixed charges” include interest on long-term debt, other interest expense, subsidiaries’ preferred stock dividend requirements and the estimated interest element of rentals charged to income.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer from time to time by this prospectus will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt under an indenture, dated as of July 1, 1999, as supplemented, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities

1

and the extent, if any, to which the particular terms of a series of debt securities and the extent, if any, to which such particular terms modify the terms of the indenture or otherwise vary from the terms and provisions set forth below will be described in the prospectus supplement relating to those debt securities.

The indenture contains the full text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. You should read the indenture incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements. Certain capitalized terms used in this prospectus are defined in the indenture.

If applicable, the prospectus supplement relating to an issue of debt securities will describe any special United States federal income tax considerations relevant to those debt securities.

There is no requirement under the indenture that future issues of our debt securities be issued under the indenture. We will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of debt securities, in connection with future issues of other debt securities. The provisions of any such other indentures or documentation will be described in the applicable prospectus supplement.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue under the indenture. The Senior Note Indenture provides that the debt securities may be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture, a board resolution or one or more officer’s certificates authorized pursuant to a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the particular series of debt securities offered thereby:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest, if any;

•	the currency or currency unit of payment if other than United States dollars;

•

the date from which interest, if any, on the debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•	our right, if any, to extend interest payment periods and the duration of any extension;

•	any redemption, repayment or sinking fund provisions;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the denominations in which the debt securities will be issuable;

2

•	the index, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined;

•

any addition to or change in the events of default set forth in the Senior Note Indenture applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any addition to or change in the covenants set forth in the Senior Note Indenture; and

•	any other terms of the debt securities not inconsistent with the provisions of the Senior Note Indenture.

Events of Default

The following constitute events of default under the indenture:

•	default in the payment of principal of and premium, if any, on any senior note when due and payable;

•	default in the payment of interest on any senior note when due which continues for 60 days;

•

default in the performance or breach of any of our other covenants or agreements in the senior notes or in the indenture and the continuation of the default for 90 days after we have received written notice of the default either from the trustee or from the holders of at least 33% in aggregate principal amount of the outstanding senior notes; and

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us.

If an event of default occurs and is continuing, either the trustee or the holders of a majority in aggregate principal amount of the outstanding senior notes may declare the principal amount of and interest on all of the senior notes to be due and payable immediately. At any time after an acceleration of the senior notes has been declared, if we pay or deposit with the trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due on the senior notes otherwise than by acceleration and all defaults have been cured or waived, then our payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior notes.

The indenture provides that the trustee generally will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the senior notes unless those holders have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to the provisions for indemnity and certain other limitations contained in the indenture, the holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee. The holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of the senior notes. The indenture provides that no holder of the senior notes may institute any action against us under the indenture unless it has previously given to the trustee written notice of the occurrence and continuance of an event of default and unless the holders of a majority in aggregate principal amount of the senior notes then outstanding affected by the event of default have requested the trustee to institute the action and have offered the trustee reasonable indemnity, and the trustee has not instituted the action within 60 days of the request. Furthermore, no holder of the senior notes will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other holders of the senior notes. Notwithstanding that the right of a holder of the senior notes to institute a proceeding with respect to the Senior Note Indenture is subject to certain conditions precedent, each holder of a senior note has the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on the senior note when due and to institute suit for the enforcement of such payment, and those rights may not be impaired without the consent of the affected holders of senior notes.

3

The indenture provides that the trustee, within 90 days after the occurrence of a default with respect to the senior notes, is required to give holders of the senior notes notice of any default known to the trustee, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior notes, the trustee may withhold notice if it determines in good faith that it is in the interest of holders of those senior notes to do so. We are required to deliver to the trustee each year an officer’s certificate as to whether or not we are in compliance with the conditions and covenants under the indenture.

Modification with Consent of Holders

Modification and amendment of the indenture may be effected by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding senior notes, provided that no modification or amendment may, without the consent of the holder of each outstanding senior note affected by such modification or amendment,

•	change the maturity date of such senior notes;

•	reduce the rate or extend the time of payment of interest on such senior notes;

•	reduce the principal amount of, or premium payable on, such senior notes;

•	change the coin or currency of any payment of principal of, or premium, if any, or interest on, such senior notes;

•

change the date on which such senior notes may be redeemed or repaid at the option of their holders or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to such senior notes; or

•	modify the foregoing requirements or reduce the percentage of outstanding senior notes necessary to modify or amend the Senior Note Indenture or to waive any past default to less than a majority.

Modification without Consent of Holders

Modification and amendment of the Senior Note Indenture may be effected by us and the trustee without the consent of the holders of any senior notes:

•	to add to our covenants for the benefit of the holders or to surrender a right conferred on us in the Senior Note Indenture;

•	to add further security for the senior notes;

•	to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interest of the holders in any material respect; or

•	to make any other change that is not prejudicial to the holders of the senior notes in any material respect.

A supplemental indenture which changes or eliminates any covenants or other provision of the Indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of the senior notes, or which modifies the rights of the holders of the senior notes of one or more series with respect to that covenant or provision, will be deemed not to affect the rights under the Indentureof the holders of the senior notes of any other series.

Defeasance and Discharge

The indenture provides that we will be discharged from any and all obligations in respect to the senior notes and the indenture (except for certain obligations such as obligations to register the transfer or exchange of the senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, we irrevocably deposit with the trustee, in trust for the benefit of the holders of senior notes, money or certain United States government obligations, or any combination of money and certain United States government obligations, which will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium,

4

if any, and interest on, the senior notes on the dates payments are due in accordance with the terms of the indenture and the senior notes; provided that unless all of the senior notes mature within 90 days of the deposit by redemption or otherwise, we will also have delivered to the trustee an opinion of counsel to the effect that the holders of the senior notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the indenture. After we have been discharged from our obligations under the indenture, the holders of the senior notes may look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

We may not consolidate with or merge into any other corporation or entity or sell or otherwise dispose of our properties as or substantially as an entirety unless:

•	the successor or transferee corporation is a corporation or other entity organized and existing under the laws of the United States or any state of the United States or the District of Columbia; and

•

the successor or transferee corporation or other entity assumes by supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on the senior notes and the performance of every covenant of the Senior Note Indenture to be performed or observed by us.

Upon any consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, permissible under the provision described in the immediately preceding paragraph, the successor corporation formed by the consolidation or into which we are merged or to which the transfer is made will succeed to us, and be substituted for us, and may exercise every right and power of ours, under the indenture with the same effect as if the successor corporation had been named as Jersey Central Power & Light Company in the indenture, and we will be released from all obligations under the Senior Note Indenture. For purposes of the indenture, the conveyance or other transfer by us of (i) all or any portion of our facilities for the generation of electric energy or (ii) all of our facilities for the transmission of electric energy, in each case considered alone or in any combination with properties described in the other clause, will in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Certain Covenants

Limitation on Liens

The indenture provides that, so long as any senior notes are outstanding, we may not issue, assume, guarantee or permit to exist any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien, or Lien, of or upon any of our Operating Property (as defined below), whether owned at the date of the indenture or subsequently acquired, without effectively securing such senior notes (together with, if we so determine, any of our other indebtedness ranking equally with such senior notes) equally and ratably with that Debt (but only so long as that Debt is so secured).

The foregoing restriction will not apply to:

(a)	Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to that Operating Property);

(b)

Liens on Operating Property of a corporation existing at the time the corporation is merged into or consolidated with, or at the time the corporation disposes of its properties (or those of a division) as or substantially as an entirety to, us;

(c)	Liens on Operating Property to secure the costs of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to

5

provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

(d)

Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing or refinancing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property;

(e)	Liens to compensate the trustee as provided in the Senior Note Indenture; or

(f)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (5); provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) through (5), must not exceed the principal amount of Debt, plus any premium or fee payable in connection with the extension, renewal or replacement, so secured at the time of the extension, renewal or replacement.

However, the foregoing restriction will not apply to our issuance, assumption or guarantee of Debt secured by a Lien which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all other of our secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at that time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (a) to (f) and Sale and Lease- Back Transactions that are permitted by the first sentence of “—Limitation on Sale and Lease-Back Transactions” below), does not exceed the greater of 15% of Tangible Assets and 15% of Capitalization (as those terms are defined below), in each case, determined in accordance with GAAP and as of a date not more than 60 days prior to such issuance, assumption or guarantee of debt. As of June 30, 2008, our Tangible Assets were approximately $5.3 billion and our Capitalization was approximately $4.5 billion.

Limitation on Sale and Lease-Back Transactions

The indenture provides that so long as any senior notes are outstanding, we may not enter into or permit to exist any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers’ commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that Operating Property or the placing in operation of that Operating Property or of that Operating Property as constructed or developed or substantially repaired, altered or improved.

This restriction will not apply if:

•

we would be entitled pursuant to any of the provisions described in clauses (1) to (6) of the first sentence of the second paragraph under “—Limitation on Liens” above, to issue, assume, guarantee or permit to exist Debt secured by a Lien on that Operating Property without equally and ratably securing the senior notes;

•

after giving effect to a Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under “—Limitation on Liens” above, at least $1.00 of additional Debt secured by Liens (other than Liens permitted by the preceding paragraph); or

•	we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair

6

value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of senior notes or other Debt of ours ranking equally with the senior notes, subject to reduction for senior notes and Debt retired during the 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity

Certain Definitions

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, Hybrid Preferred Securities, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock reacquired by us.

“Debt” means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

“Operating Property” means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable in accordance with GAAP excluding, in either case, any interest of ours as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on our books in accordance with GAAP.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the Senior Note Indenture.

“Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and (ii) appropriate adjustments, if any, on account of minority interests. Tangible Assets will be determined in accordance with GAAP and practices applicable to the type of business in which we are engaged and that are approved by the independent accountants we regularly retain, and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to us from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction and (ii) the net book value of the property leased, as determined by us in accordance with GAAP, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of the term of the lease, without regard, in any case, to any renewal or extension options contained in the lease.

Resignation or Removal of Trustee

The trustee may resign at any time by giving written notice to us specifying the day upon which the resignation is to take effect and that resignation will take effect immediately upon the later of the appointment of a successor trustee and the day specified by the trustee.

The trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the trustee and signed by the holders, or their attorneys in fact, representing a majority in principal amount of the then outstanding senior notes. In addition, so long as no event of default under the indenture or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon written notice to the holder of each senior note outstanding and the trustee, and upon the appointment of a successor trustee.

7

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., is the successor trustee under the indenture. The indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the debt securities upon all property and funds held or collected by the trustee as such.

The indenture provides that the trustee shall be subject to and shall comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939, and that nothing in the indenture shall be deemed to prohibit the trustee or us from making any application permitted pursuant to such section. The trustee is also a depositary of ours and certain of our affiliates and has in the past made, and may in the future make, periodic loans to us and certain of our affiliates.

Governing Law

The indenture is, and the debt securities will be, governed by New York law.

Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry note in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

The certificates representing the debt securities, or Global Certificates, will be issued in fully registered form, without coupons. The debt securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC’s nominee in the form of one or more Global Certificates or will remain in the custody of the trustee pursuant to a FAST Balance Certificate Agreement between DTC and the trustee. Upon the issuance of the Global Certificate, DTC or its nominee will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a Global Certificate will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants. Ownership of beneficial interests in a Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Certificate for all purposes under the Senior Note Indenture and the debt securities. No beneficial owner of an interest in a Global Certificate will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Senior Note Indenture.

Payments of the principal of, and interest on, a Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the

8

responsibility of such participants and neither we, the trustee or any paying agent will have any responsibility therefor.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated Senior Note for any reason, including to sell debt securities to persons in jurisdictions which require such delivery of such debt securities or to pledge such debt securities, such holder must transfer its interest in a Global Certificate in accordance with DTC’s applicable procedures, or the procedures set forth in the Senior Note Indenture.

DTC will take any action permitted to be taken by a holder of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Certificate is credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC will exchange a Global Certificate for certificated debt securities, which it will distribute to its participants.

DTC has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the debt securities represented by a Global Certificate among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for a Global Certificate and a successor depositary is not appointed by us within 90 days, we will issue certificated debt securities in exchange for a Global Certificate.

All payments of principal and interest will be made by us in immediately available funds.

Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in the debt securities that are not certificated debt securities will trade in DTC’s Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

The information under this caption “—Depositary Arrangements” concerning DTC and DTC’s book-entry system has been obtained from information provided by DTC. We have provided the foregoing descriptions of the operations and procedures of DTC solely as a matter of convenience. The operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. You are urged to contact DTC or its participants directly to discuss these matters.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus

9

supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, New York, New York and Thelen LLP, Florham Park, New Jersey. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

10

With respect to our unaudited financial information for the three-month periods ended March 31, 2008 and 2007 and for the three-month and six-month periods ended June 30, 2008 and 2007, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2008 and August 7, 2008 for the quarter ended March 31, 2008 and for the quarter and six-month periods ended June 30, 2008, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents without restating them in this prospectus. The information incorporated by reference is considered to be part of this prospectus. The information in this prospectus is not complete, and should be read together with the information incorporated herein by reference. We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before completion of this offer, which information will automatically update and supersede the information contained or incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to:

Jersey Central Power & Light Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attention: Shareholder Services
(800) 736-3402

The incorporated reports and other documents may also be accessed at the websites mentioned under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC under the Exchange Act. These reports and other information can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This material is also available from the SEC’s website at http://www.sec.gov or from the website of our parent, FirstEnergy, at http://www.firstenergycorp.com/ir. Information available on FirstEnergy’s website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

11

PROSPECTUS

Debt Securities

This prospectus relates to debt securities that Metropolitan Edison Company may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions that we will determine at the time of the offering.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves certain risks. See “ Risk Factors” on page 1 to read about factors you should consider before buying our securities.

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. See the “Plan of Distribution” section beginning on page 10 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 22, 2008

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell our securities.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. The prospectus supplement may also add to, update or change information contained in this prospectus, including information about us. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words “Met-Ed,” “the company,” “we,” “our,” “ours” and “us” refer to Metropolitan Edison Company and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution you that this prospectus and the periodic reports and other documents that are incorporated by reference in this prospectus contain forward-looking statements based on information currently available to us. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our or our management’s intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are in some cases beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•	the speed and nature of increased competition and deregulation in the electric utility industry;

•	economic or weather conditions affecting future sales and margins;

•	changes in markets for energy services;

•	changing energy and commodity market prices and availability;

•	replacement power costs being higher than anticipated or inadequately hedged;

•	our ability to continue to collect transition and other charges or to recover increased transmission costs;

•	maintenance costs being higher than anticipated;

•	other legislative and regulatory changes (including revised environmental requirements);

ii

•	the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place;

•

the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the consent decree resolving the new source review litigation or other potential regulatory initiatives;

•

adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission and the Pennsylvania Public Utility Commission;

•

the timing and outcome of various proceedings before the Pennsylvania Public Utility Commission (including the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Metropolitan Edison Company);

•	the continuing availability and operation of generating units and their ability to operate at, or near full capacity;

•	our ability to comply with applicable state and federal reliability standards;

•	our ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives);

•	our ability to improve electric commodity margins and to experience growth in the distribution business;

•	our ability to access the public securities and other capital markets and the cost of such capital;

•

the risks and other factors discussed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated herein by reference and in this prospectus or any prospectus supplement under the heading “Risk Factors”; and

•	other similar factors.

Any forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factors on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward- looking statements. The foregoing review of factors should not be construed as exhaustive.

iii

THE COMPANY

We are a wholly owned electric utility operating subsidiary of FirstEnergy Corp., or FirstEnergy. FirstEnergy is a diversified energy company headquartered in Akron, Ohio. We engage in the transmission, distribution and sale of electric energy in an area of approximately 3,300 square miles in eastern and south central Pennsylvania. We also engage in the sale, purchase and interchange of electric energy with other electric companies. The area we serve has a population of approximately 1.2 million.

We are a Pennsylvania corporation, and our principal executive offices are located at 76 South Main Street, Akron, Ohio 44308-1890. Our telephone number is (800) 736-3402.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows. See also “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds we receive from issuance of these debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of debt securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,						Six Months Ended June 30,
	2003	2004	2005	2006		2007	2007	2008
Consolidated Ratio of Earnings to Fixed Charges	3.25	3.26	2.64	(2.32	)(1)	4.08	4.42	4.02

(1)	The earnings as defined in 2006 would have needed to increase $162,869,000 for the fixed charge ratio to be 1.0.

For purposes of the calculation of our consolidated ratio of earnings to fixed charges, “earnings” have been computed by adding to “Income before extraordinary items” total interest and other charges, before reduction for amounts capitalized, provision for income taxes and the estimated interest element of rentals charged to income, and “fixed charges” include interest on long-term debt, other interest expense, subsidiaries’ preferred stock dividend requirements and the estimated interest element of rentals charged to income.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer from time to time by this prospectus will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt under an indenture, dated as of July 1, 1999, as supplemented, between us and The Bank of

1

New York Mellon, as successor trustee. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of a series of debt securities and the extent, if any, to which such particular terms modify the terms of the indenture or otherwise vary from the terms and provisions set forth below will be described in the prospectus supplement relating to those debt securities..

The indenture contains the full text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. You should read the indenture incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements. Certain capitalized terms used in this prospectus are defined in the indenture.

If applicable, the prospectus supplement relating to an issue of debt securities will describe any special United States federal income tax considerations relevant to those debt securities.

There is no requirement under the indenture that future issues of our debt securities be issued under the indenture. We will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of debt securities, in connection with future issues of other debt securities. The provisions of any such other indentures or documentation will be described in the applicable prospectus supplement.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue under the indenture. The indenture provides that the debt securities may be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture, a board resolution or one or more officer’s certificates authorized pursuant to a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the particular series of debt securities offered thereby:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest, if any;

•	the currency or currency unit of payment if other than United States dollars;

•

the date from which interest, if any, on the debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•	our right, if any, to extend interest payment periods and the duration of any extension;

•	any redemption, repayment or sinking fund provisions;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the denominations in which the debt securities will be issuable;

2

•	the index, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined;

•

any addition to or change in the events of default set forth in the indenture applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any addition to or change in the covenants set forth in the indenture; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

Events of Default

The following constitute events of default under the indenture:

•	default in the payment of principal of and premium, if any, on any senior note when due and payable;

•	default in the payment of interest on any senior note when due, which default continues for 60 days;

•

default in the performance or breach of any of our other covenants or agreements in the senior notes or in the indenture and the continuation of the default for 90 days after we have received written notice of the default either from the trustee or from the holders of at least 33% in aggregate principal amount of the outstanding senior notes; and

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us.

If an event of default occurs and is continuing, either the trustee or the holders of a majority in aggregate principal amount of the outstanding senior notes may declare the principal amount of and interest on all of the senior notes to be due and payable immediately. At any time after an acceleration of the senior notes has been declared, and before any judgment or decree for the payment of the monies due has been obtained or entered, if we pay or deposit with the trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due on the senior notes otherwise than by acceleration and all amounts due to the trustee and all defaults have been cured or waived, then our payment or deposit will cause an automatic waiver of the event of default and its consequences and will cause an automatic rescission and annulment of the acceleration of the senior notes.

The indenture provides that the trustee generally will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the senior notes unless those holders have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to the provisions for indemnity and certain other limitations contained in the indenture, the holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee. The holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to waive any past default or event of default (other than a default in the payment of principal or any premium or interest on the senior notes) on behalf of all holders of the senior notes. The indenture provides that no holder of the senior notes may institute any action against us under the indenture unless it has previously given to the trustee written notice of the occurrence and continuance of an event of default and unless the holders of a majority in aggregate principal amount of the senior notes then outstanding affected by the event of default have requested the trustee to institute the action and have offered the trustee reasonable indemnity, and the trustee has not instituted the action within 60 days of the request. Furthermore, no holder of the senior notes will be entitled to institute any action if and to the extent that the action would affect, disturb or prejudice the rights of other holders of the senior notes. Notwithstanding that the right of a holder of the senior notes to institute a proceeding with respect to the indenture is subject to certain conditions precedent, each holder of a senior note has the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on the

3

senior note when due and to institute suit for the enforcement of such payment, and those rights may not be impaired without the consent of such holders.

The indenture provides that the trustee, within 90 days after the occurrence of a default with respect to the senior notes, is required to give holders of the senior notes notice of any default known to the trustee, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior notes, the trustee may withhold notice if it determines in good faith that it is in the interest of holders of those senior notes to do so. We are required to deliver to the trustee each year an officer’s certificate as to whether or not we are in compliance with the conditions and covenants under the indenture.

Modification with Consent of Holders

Modification and amendment of the indenture by an indenture or indentures supplemental thereto may be effected by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding senior notes, provided that no modification or amendment may, without the consent of the holder of each outstanding senior note affected by such modification or amendment,

•	change the maturity date of such senior notes;

•	reduce the rate or extend the time of payment of interest on such senior notes;

•	reduce the principal amount of, or premium payable on, such senior notes;

•	change the coin or currency of any payment of principal of, or premium, if any, or interest on, such senior notes;

•

change the date on which such senior notes may be redeemed or repaid at the option of their holders or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to such senior notes; or

•	modify the foregoing requirements or reduce the percentage of outstanding senior notes necessary to modify or amend the indenture or to waive any past default to less than a majority.

Modification without Consent of Holders

Modification and amendment of the indenture by an indenture or indentures supplemental thereto may be effected by us and the trustee without the consent of the holders of any senior notes:

•

to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there is no senior note outstanding created prior to the execution of such supplemental indenture effecting the change or elimination which such senior note is entitled to the benefit of the applicable provision, or such change or elimination is applicable only to senior notes issued after the effective date of the change or elimination;

•	to establish the form of senior notes as permitted by the indenture or to establish or reflect any terms of any senior note determined pursuant to a company order;

•	to evidence the succession of another corporation to us as permitted by the indenture, and the assumption by any successor of our covenants in the indenture and the senior notes;

•	to specify further the duties and responsibilities of, and to define further the relationship among the trustee, any Authenticating Agent and any paying agent;

•	to grant to or confer upon the trustee for the benefit of the holders of senior notes any additional rights, remedies, powers or authority;

•	to permit the trustee to comply with any duties imposed upon it by law;

4

•

to add to our covenants for the benefit of the holders of senior notes, to add to the security for the senior notes, to surrender a right or power conferred on us in the indenture or to add any event of default;

•	to comply with our obligations related to the limitations on liens;

•	to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interest of the holders of senior notes in any material respect; or

•	to make any other change that is not prejudicial to the holders of the senior notes in any material respect.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of the senior notes, or which modifies the rights of the holders of the senior notes of one or more series with respect to that covenant or provision, will be deemed not to affect the rights under the indenture of the holders of the senior notes of any other series.

Defeasance and Discharge

The indenture provides that we will be discharged from any and all obligations in respect to the senior notes and the indenture (except for certain obligations such as obligations to register the transfer or exchange of the senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, we paid or caused to be paid the principal of and premium, if any, and interest on all outstanding senior notes, as and when the same shall have become due and payable, we shall have delivered to the trustee for cancellation the outstanding senior notes, or we have irrevocably deposited with the trustee, in trust for the benefit of the holders of senior notes, money or certain United States government obligations, or any combination of money and certain United States government obligations, which will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on, the senior notes on the dates payments are due in accordance with the terms of the indenture and the senior notes; provided that unless all of the senior notes mature within 90 days of the deposit by redemption or otherwise, we will also have delivered to the trustee an opinion of counsel to the effect that the holders of the senior notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the indenture. After we have been discharged from our obligations under the indenture, the holders of the senior notes may look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

We may not consolidate with or merge into any other corporation or entity or sell or otherwise dispose of our properties as or substantially as an entirety to any person unless, among other things:

•	the successor or transferee is a corporation or other entity organized and existing under the laws of the United States or any state of the United States or the District of Columbia; and

•

the successor or transferee expressly assumes by supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all of the senior notes and the performance of every covenant of the indenture to be performed or observed by us.

Upon any consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, permissible under the provision described in the immediately preceding paragraph, the successor corporation formed by the consolidation or into which we are merged or to which the transfer is made will succeed to us, and be substituted for us, and may exercise every right and power of ours, under the indenture with the same effect as if the successor corporation had been named as Metropolitan Edison Company in the indenture, and we will be released from all obligations under the indenture. For purposes of the indenture, the conveyance or other transfer by us of (i) all or any portion of our facilities for the generation of electric energy or (ii) all of our facilities for the transmission of electric energy, in each case considered alone or in any combination

5

with properties described in any other clause of the indenture, will in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Certain Covenants

Limitation on Liens

The indenture provides that, so long as any senior notes are outstanding, we may not issue, assume, guarantee or permit to exist any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien, or Lien, of or upon any of our Operating Property (as defined below), whether owned at the date of the indenture or subsequently acquired, without effectively securing such senior notes (together with, if we so determine, any of our other indebtedness ranking equally with such senior notes) equally and ratably with that Debt (but only so long as that Debt is so secured).

The foregoing restriction will not apply to:

(1)	Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to that Operating Property);

(2)

Liens on operating property of a corporation existing at the time the corporation is merged into or consolidated with, or at the time the corporation disposes of its properties (or those of a division) as or substantially as an entirety to, us;

(3)

Liens on Operating Property to secure all or part of the costs of acquisition, construction, development or substantial repair, alteration or improvement of such property or to secure indebtedness incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of the substantial repair or alteration, construction, development or substantial improvement of such property;

(4)

Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, or substantially repairing, altering, or improving our Operating Property;

(5)	Liens under our first mortgage bond indenture with respect to currently outstanding first mortgage bonds;

(6)	Liens to compensate the trustee as provided in the indenture; or

(7)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) through (6), must not exceed the principal amount of Debt, plus any premium or fee payable in connection with the extension, renewal or replacement, so secured at the time of the extension, renewal or replacement.

However, the foregoing restriction will not apply to our issuance, assumption or guarantee, or permission to exist, of Debt secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with the principal amount of all of our other secured Debt then outstanding (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of all Sale and Lease-Back Transactions (as defined below) existing at that time (other than any Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien

6

under any of the foregoing exceptions in clauses (1) to (7) and Sale and Lease-Back Transactions that are permitted by the first sentence of “—Limitation on Sale and Lease-Back Transactions” below), does not exceed the greater of 15% of Tangible Assets and 15% of Capitalization (as those terms are defined below). As of June 30, 2008, our Tangible Assets were $2.5 billion and our Capitalization was $1.6 billion.

Limitation on Sale and Lease-Back Transactions

The indenture provides that, so long as any senior notes are outstanding, we may not enter into or permit to exist any Sale and Lease-Back Transaction with respect to any Operating Property, if the purchasers’ commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that Operating Property or the placing in operation of that Operating Property or of that Operating Property as constructed or developed or substantially repaired, altered or improved.

This restriction will not apply if:

•

we would be entitled pursuant to any of the provisions described in clauses (1) to (7) of the second paragraph under “—Limitation on Liens” above to issue, assume, guarantee or permit to exist Debt secured by a Lien on that Operating Property without equally and ratably securing the senior notes;

•

after giving effect to a Sale and Lease-Back Transaction, we could incur, pursuant to the provisions described in the third paragraph under “—Limitation on Liens,” at least $1.00 of additional Debt secured by Liens (other than Liens permitted by the provisions described in clauses (1) to (7) of the second paragraph under “—Limitation on Liens”); or

•

we apply within 180 days after the effective date of the Sale and Lease-Back Transaction an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our board of directors) of the Operating Property so leased, to the retirement of senior notes or other Debt of ours ranking senior to, or equally with, the senior notes, subject to reduction by an amount equal to the principal amount, plus premium or fee, if any, paid in connection or with any redemption in accordance with the terms of Debt voluntarily retired during the 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

Certain Definitions

Set forth below is a summary of certain defined terms used in the indenture. Reference is made to the indenture for the full description of all such terms, as well as any other terms used herein for which no definition is provided.

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, Hybrid Preferred Securities, premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury. Capitalization will be determined in accordance with GAAP, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

“Debt” means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities or any guarantees thereof.

“GAAP” means generally accepted accounting principles in the United States of America, applied on a basis consistent with those used in the preparation of our financial statements.

“Operating Property” means (i) any interest in real property owned by us; and (ii) any asset owned by us that is depreciable in accordance with GAAP excluding, in either case, any interest of

7

ours as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on our books in accordance with GAAP.

“Sale and Lease-Back Transaction” means any arrangement with any person or entity providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the indenture.

“Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and (ii) appropriate adjustments, if any, on account of minority interests. Tangible Assets will be determined in accordance with GAAP and practices applicable to the type of business in which we are engaged and that are approved by the independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to us from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction and (ii) the net book value of the property leased, as determined by us in accordance with GAAP, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of the term of the lease, without regard, in any case, to any renewal or extension options contained in the lease.

Resignation or Removal of the Senior Note Trustee

The trustee may resign at any time upon at least 30 days’ prior written notice to us specifying the day upon which the resignation is to take effect and that resignation will take effect immediately upon the later of the appointment of a successor trustee and the day specified by the trustee.

The trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of the then outstanding senior notes. In addition, so long as no event of default under the indenture or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon written notice to the holder of each senior note outstanding and the trustee, and upon the appointment of a successor trustee.

Concerning the Senior Note Trustee

The Bank of New York Mellon is the trustee under the indenture. The indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior notes upon all property and funds held or collected by the trustee as such.

The trustee is also a depositary of ours and certain of our affiliates and has in the past made, and may in the future make, periodic loans to us and certain of our affiliates.

Governing Law

The indenture is, and the debt securities will be, governed by New York state law.

Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry note in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

8

The certificates representing the debt securities, or Global Certificates, will be issued in fully registered form, without coupons. The debt securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as DTC’s nominee in the form of one or more Global Certificates or will remain in the custody of the trustee pursuant to a FAST Balance Certificate Agreement between DTC and the trustee. Upon the issuance of the Global Certificate, DTC or its nominee will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the initial purchasers. Ownership of beneficial interests in a Global Certificate will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants. Ownership of beneficial interests in a Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified Institutional Buyers may hold their interests in a Global Certificate directly through DTC if they are participants in such system or indirectly through organizations which are participants in such system.

Investors that have purchased debt securities pursuant to Regulation S may hold their interests directly through Clearstream Banking or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Beginning 40 days after the date of original issuance of the debt securities but not earlier, investors may also hold such interests through organizations other than Clearstream Banking or Euroclear that are participants in the DTC system. Clearstream Banking and Euroclear will hold interests in the Global Certificate representing debt securities purchased pursuant to Regulations S on behalf of their participants through DTC.

So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Certificate for all purposes under the indenture and the debt securities. No beneficial owner of an interest in a Global Certificate will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture and, if applicable, those of Euroclear and Clearstream Banking. Payments of the principal of, premium, if any, and interest on, a Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants and neither we, the trustee nor any paying agent will have any responsibility therefor.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated Senior Note for any reason, including to sell debt securities to persons in jurisdictions which require such delivery of such debt securities or to pledge such debt securities, such holder must transfer its interest in a Global Certificate in accordance with the procedures described under “Transfer Restrictions” in this prospectus, as well as DTC’s applicable procedures, or the procedures set forth in the indenture, and if applicable, those of Euroclear and Clearstream Banking.

DTC will take any action permitted to be taken by a holder of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Certificate is credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such

9

participant or participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC will exchange a Global Certificate for certificated debt securities, which it will distribute to its participants and which may be legended as set forth under “Transfer Restrictions.”

DTC has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the debt securities represented by a Global Certificate among their respective participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for a Global Certificate and a successor depositary is not appointed by us within 90 days, we will issue certificated debt securities in exchange for a Global Certificate which will bear the restrictive legend referred to under “Transfer Restrictions,” subject to the provisions of such legend.

Settlement for the debt securities will be made by the initial purchasers in immediately available funds. All payments of principal and interest will be made by us in immediately available funds.

Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in the debt securities that are not certificated debt securities will trade in DTC’s Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

The information under this caption “—Depositary Arrangements” concerning DTC and DTC’s book-entry system has been obtained from information provided by DTC. We have provided the foregoing descriptions of the operations and procedures of DTC solely as a matter of convenience. The operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. You are urged to contact DTC or its participants directly to discuss these matters.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

10

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Wendy L. Stark, Esq., Associate General Counsel of our parent corporation, FirstEnergy, and Akin Gump Strauss Hauer & Feld LLP, New York, New York. As of August 31, 2008, Ms. Stark owned approximately 6,186.857 shares of common stock of FirstEnergy and 3,618.72 shares of unvested restricted stock units. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to our unaudited financial information for the three-month periods ended March 31, 2008 and 2007 and for the three-month and six-month periods ended June 30, 2008 and 2007, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2008 and August 7, 2008 for the quarter

11

ended March 31, 2008 and for the quarter and six-month periods ended June 30, 2008, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents without restating them in this prospectus. The information incorporated by reference is considered to be part of this prospectus. The information in this prospectus is not complete, and should be read together with the information incorporated herein by reference. We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before completion of this offer, which information will automatically update and supersede the information contained or incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to:

Metropolitan Edison Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attention: Shareholder Services
(800) 736-3402

The incorporated reports and other documents may also be accessed at the websites mentioned under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC under the Exchange Act. These reports and other information can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This material is also available from the SEC’s website at http://www.sec.gov or from the website of our parent, FirstEnergy, at http://www.firstenergycorp.com/ir. Information available on FirstEnergy’s website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

12

PROSPECTUS

Debt Securities

This prospectus relates to debt securities that Pennsylvania Electric Company may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions that we will determine at the time of the offering.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves certain risks. See “ Risk Factors” on page 1 to read about factors you should consider before buying our securities.

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. See the “Plan of Distribution” section beginning on page 10 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 22, 2008

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell our securities.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. The prospectus supplement may also add to, update or change information contained in this prospectus, including information about us. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words “Penelec,” “the company,” “we,” “our,” “ours” and “us” refer to Pennsylvania Electric Company and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution you that this prospectus and the periodic reports and other documents that are incorporated by reference in this prospectus contain forward-looking statements based on information currently available to us. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our or our management’s intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are in some cases beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•	the speed and nature of increased competition and deregulation in the electric utility industry;

•	economic or weather conditions affecting future sales and margins;

•	changes in markets for energy services;

•	changing energy and commodity market prices and availability;

•	replacement power costs being higher than anticipated or inadequately hedged;

•	our ability to continue to collect transition and other charges or to recover increased transmission costs;

•	maintenance costs being higher than anticipated;

•	other legislative and regulatory changes (including revised environmental requirements);

ii

•	the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place;

•

the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the consent decree resolving the new source review litigation or other potential regulatory initiatives;

•

adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission and the Pennsylvania Public Utility Commission;

•

the timing and outcome of various proceedings before the Pennsylvania Public Utility Commission (including the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Pennsylvania Electric Company);

•	the continuing availability and operation of generating units and their ability to operate at, or near full capacity;

•	our ability to comply with applicable state and federal reliability standards;

•	our ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives);

•	our ability to improve electric commodity margins and to experience growth in the distribution business;

•	our ability to access the public securities and other capital markets and the cost of such capital;

•

the risks and other factors discussed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated herein by reference and in this prospectus or any prospectus supplement under the heading “Risk Factors”; and

•	other similar factors.

Any forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factors on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward- looking statements. The foregoing review of factors should not be construed as exhaustive.

iii

THE COMPANY

We are a wholly-owned electric utility operating subsidiary of FirstEnergy Corp., or FirstEnergy. FirstEnergy is a diversified energy company headquartered in Akron, Ohio. We engage in the distribution and sale of electric energy in an area of approximately 17,600 square miles in northern and central Pennsylvania. We also engage in the sale, purchase and interchange of electric energy with other electric companies. The area we serve has a population of approximately 1.7 million. As lessee of the property of our subsidiary, the Waverly Electric Light & Power Company, we also serve a population of approximately 8,400 in Waverly, New York and its vicinity.

We are a Pennsylvania corporation, and our principal executive offices are located at 76 South Main Street, Akron, Ohio 44308-1890. Our telephone number is (800) 736-3402.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows. See also “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds we receive from issuance of these debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of debt securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

Other Data	Year Ended December 31,					Six Months Ended June 30,
	2003	2004	2005	2006	2007	2007	2008
Consolidated Ratio of Earnings to Fixed Charges	2.11	2.53	2.02	3.90	3.70	4.46	3.20

For purposes of the calculation of our consolidated ratio of earnings to fixed charges, “earnings” have been computed by adding to “Income before extraordinary items” total interest and other charges, before reduction for amounts capitalized, provision for income taxes and the estimated interest element of rentals charged to income, and “fixed charges” include interest on long-term debt, other interest expense, subsidiaries’ preferred stock dividend requirements and the estimated interest element of rentals charged to income.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer from time to time by this prospectus will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt under an indenture, dated as of April 1, 1999, as supplemented, between us and The Bank of New York Mellon as successor trustee. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which

1

the particular terms of a series of debt securities and the extent, if any, to which such particular terms modify the terms of the indenture or otherwise vary from the terms and provisions set forth below will be described in the prospectus supplement relating to those debt securities.

The indenture contains the full text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. You should read the indenture incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements. Certain capitalized terms used in this prospectus are defined in the indenture.

If applicable, the prospectus supplement relating to an issue of debt securities will describe any special United States federal income tax considerations relevant to those debt securities.

There is no requirement under the indenture that future issues of our debt securities be issued under the indenture. We will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of debt securities, in connection with future issues of other debt securities. The provisions of any such other indentures or documentation will be described in the applicable prospectus supplement.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue under the indenture. The indenture provides that the debt securities may be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture, a board resolution or one or more officer’s certificates authorized pursuant to a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the particular series of debt securities offered thereby:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest, if any;

•	the currency or currency unit of payment if other than United States dollars;

•

the date from which interest, if any, on the debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•	our right, if any, to extend interest payment periods and the duration of any extension;

•	any redemption, repayment or sinking fund provisions;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the denominations in which the debt securities will be issuable;

•	the index, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined;

2

•

any addition to or change in the events of default set forth in the indenture applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any addition to or change in the covenants set forth in the indenture; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

Events of Default

The following constitute events of default under the indenture:

•	default in the payment of principal of and premium, if any, on any senior note when due and payable;

•	default in the payment of interest on any senior note when due, which continues for 60 days;

•

default in the performance or breach of any of our other covenants or agreements in the senior notes or in the indenture and the continuation of the default for 90 days after we have received written notice of the default either from the trustee or from the holders of at least 33% in aggregate principal amount of the outstanding senior notes; and

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us.

If an event of default occurs and is continuing, either the trustee or the holders of a majority in aggregate principal amount of the outstanding senior notes may declare the principal amount of and interest on all of the senior notes to be due and payable immediately. At any time after an acceleration of the senior notes has been declared, and before any judgment or decree for the payment of the monies due has been obtained or entered, if we pay or deposit with the trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due on the senior notes otherwise than by acceleration and all amounts due to the trustee and all defaults have been cured or waived, then our payment or deposit will cause an automatic waiver of the event of default and its consequences and will cause an automatic rescission and annulment of the acceleration of the senior notes.

The indenture provides that the trustee generally will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the senior notes unless those holders have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to the provisions for indemnity and certain other limitations contained in the indenture, the holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee. The holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to waive any past default or event of default (other than a default in the payment of principal or any premium or interest on the senior notes) on behalf of all holders of the senior notes. The indenture provides that no holder of the senior notes may institute any action against us under the indenture unless it has previously given to the trustee written notice of the occurrence and continuance of an event of default and unless the holders of a majority in aggregate principal amount of the senior notes then outstanding affected by the event of default have requested the trustee to institute the action and have offered the trustee reasonable indemnity, and the trustee has not instituted the action within 60 days of the request. Furthermore, no holder of the senior notes will be entitled to institute any action if and to the extent that the action would affect, disturb or prejudice the rights of other holders of the senior notes. Notwithstanding that the right of a holder of the senior notes to institute a proceeding with respect to the indenture is subject to certain conditions precedent, each holder of a senior note has the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on the senior note when due and to institute suit for the enforcement of such payment, and those rights may not be impaired without the consent of such holders.

3

The indenture provides that the trustee, within 90 days after the occurrence of a default with respect to the senior notes, is required to give holders of the senior notes notice of any default known to the trustee, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior notes, the trustee may withhold notice if it determines in good faith that it is in the interest of holders of those senior notes to do so. We are required to deliver to the trustee each year an officer’s certificate as to whether or not we are in compliance with the conditions and covenants under the indenture.

Modification with Consent of Holders

Modification and amendment of the indenture by an indenture or indentures supplemental thereto may be effected by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding senior notes, provided that no modification or amendment may, without the consent of the holder of each outstanding senior note affected by such modification or amendment,

•	change the maturity date of such senior notes;

•	reduce the rate or extend the time of payment of interest on such senior notes;

•	reduce the principal amount of, or premium payable on, such senior notes;

•	change the coin or currency of any payment of principal of, or premium, if any, or interest on, such senior notes;

•

change the date on which such senior notes may be redeemed or repaid at the option of their holders or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to such senior notes; or

•	modify the foregoing requirements or reduce the percentage of outstanding senior notes necessary to modify or amend the indenture or to waive any past default to less than a majority.

Modification without Consent of Holders

Modification and amendment of the indenture by an indenture or indentures supplemental thereto may be effected by us and the trustee without the consent of the holders of any senior notes:

•

to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there is no senior note outstanding created prior to the execution of such supplemental indenture effecting the change or elimination which senior note is entitled to the benefit of the applicable provision or such change or elimination is applicable only to senior notes issued after the effective date of the change or elimination;

•	to establish the form of senior notes as permitted by the indenture or to establish or reflect any terms of any senior note determined pursuant to a company order;

•	to evidence the succession of another corporation to us as permitted by the indenture, and the assumption by any successor of our covenants in the indenture and the senior notes;

•	to specify further the duties and responsibilities of, and to define further the relationship among the trustee, any Authenticating Agent and any paying agent;

•	to grant to or confer upon the trustee for the benefit of the holders of senior notes any additional rights, remedies, powers or authority;

•	to permit the trustee to comply with any duties imposed upon it by law;

•

to add to our covenants for the benefit of the holders of senior notes, to add to the security for the senior notes, to surrender a right or power conferred on us in the indenture or to add any event of default;

•	to comply with our obligations related to the limitations on liens;

4

•	to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interest of the holders of senior notes in any material respect; or

•	to make any other change that is not prejudicial to the holders of the senior notes in any material respect.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of the senior notes, or which modifies the rights of the holders of the senior notes of one or more series with respect to that covenant or provision, will be deemed not to affect the rights under the indenture of the holders of the senior notes of any other series.

Defeasance and Discharge

The indenture provides that we will be discharged from any and all obligations in respect to the senior notes and the indenture (except for certain obligations such as obligations to register the transfer or exchange of the senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, we paid or caused to be paid the principal of and premium, if any, and interest on all outstanding senior notes, as and when the same shall have become due and payable, we shall have delivered to the trustee for cancellation the outstanding senior notes, or we have irrevocably deposited with the trustee, in trust for the benefit of the holders of senior notes, money or certain United States government obligations, or any combination of money and certain United States government obligations, which will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on, the senior notes on the dates payments are due in accordance with the terms of the indenture and the senior notes; provided that unless all of the senior notes mature within 90 days of the deposit by redemption or otherwise, we will also have delivered to the trustee an opinion of counsel to the effect that the holders of the senior notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the indenture. After we have been discharged from our obligations under the indenture, the holders of the senior notes may look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

We may not consolidate with or merge into any other corporation or entity or sell or otherwise dispose of our properties as or substantially as an entirety to any person unless, among other things,

•	the successor or transferee corporation is a corporation or other entity organized and existing under the laws of the United States or any state of the United States or the District of Columbia; and

•

the successor or transferee corporation or other entity assumes by supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on the senior notes and the performance of every covenant of the indenture to be performed or observed by us.

Upon any consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, permissible under the provision described in the immediately preceding paragraph, the successor corporation formed by the consolidation or into which we are merged or to which the transfer is made will succeed to us, and be substituted for us, and may exercise every right and power of ours, under the indenture with the same effect as if the successor corporation had been named as Pennsylvania Electric Company in the indenture, and we will be released from all obligations under the indenture. For purposes of the indenture, the conveyance or other transfer by us of (i) all or any portion of our facilities for the generation of electric energy or (ii) all of our facilities for the transmission of electric energy, in each case considered alone or in any combination with properties described in the other clause, will in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

5

Certain Covenants

Limitation on Liens

The indenture provides that, so long as any senior notes are outstanding, we may not issue, assume, guarantee or permit to exist any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien, or Lien, of or upon any of our Operating Property (as defined below), whether owned at the date of the indenture or subsequently acquired, without effectively securing such senior notes (together with, if we so determine, any of our other indebtedness ranking equally with such senior notes) equally and ratably with that Debt (but only so long as that Debt is so secured).

The foregoing restriction will not apply to:

(a)	Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to that Operating Property);

(b)

Liens on operating property of a corporation existing at the time the corporation is merged into or consolidated with, or at the time the corporation disposes of its properties (or those of a division) as or substantially as an entirety to, us;

(c)

Liens on Operating Property to secure the costs of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure indebtedness incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

(d)

Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property;

(e)	Liens under the Mortgage, where such Debt has been issued for the purposes of any transaction described in clause (4) above;

(f)	Liens to compensate the trustee as provided in the indenture; or

(g)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) through (6), must not exceed the principal amount of Debt, plus any premium or fee payable in connection with the extension, renewal or replacement, so secured at the time of the extension, renewal or replacement.

However, the foregoing restriction will not apply to our issuance, assumption or guarantee of Debt secured by a Lien which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with the principal amount of all other of our secured Debt (not including secured Debt permitted under any of the foregoing restrictions) and the Value (as defined below) of all Sale and Lease-Back Transactions (as defined below) existing at that time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions that, if such Sale and Lease-Back Transaction had been a Lien, would have been permitted under any of the foregoing restrictions and Sale and Lease-Back Transactions that are permitted by the first sentence of “—Limitation on Sale and Lease-Back Transactions” below), does not exceed the greater of 15% of Tangible Assets and 15% of Capitalization (as those terms are defined below). As of June 30, 2008, our Tangible Assets were $2.0 billion and our Capitalization was $1.7 billion.

6

Limitation on Sale and Lease-Back Transactions

The indenture provides that so long as any senior notes are outstanding, we may not enter into or permit to exist any Sale and Lease-Back Transaction with respect to any Operating Property, if the purchasers’ commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that Operating Property or the placing in operation of that Operating Property or of that Operating Property as constructed or developed or substantially repaired, altered or improved.

This restriction will not apply if:

•

we would be entitled pursuant to any of the provisions described in clauses (1) to (7) of the second paragraph under “—Limitation on Liens” above to issue, assume, guarantee or permit to exist Debt secured by a Lien on that Operating Property without equally and ratably securing the senior notes; or

•

after giving effect to a Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the third paragraph under “—Limitation on Liens,” $1.00 of additional Debt secured by Liens (other than Liens permitted by the provisions described in clauses (1) to (7) of the second paragraph under “—Limitation on Liens”); or

•

we apply within 180 days after the effective date of the Sale and Lease-Back Transaction an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our board of directors) of the Operating Property so leased, to the retirement of senior notes or other Debt of ours ranking equally with the senior notes, subject to reduction by an amount equal to the principal amount, plus premium or fee, if any, paid in connection or with any redemption in accordance with the terms of Debt voluntarily retired during the 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

Certain Definitions

Set forth below is a summary of certain defined terms used in the indenture. Reference is made to the indenture for the full description of all such terms, as well as any other terms used herein for which no definition is provided.

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, Hybrid Preferred Securities, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock held in our treasury. Capitalization will be determined in accordance with GAAP, and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

“Debt” means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

“GAAP” means generally accepted accounting principles in the United States of America, applied on a basis consistent with those used in the preparation of our financial statements.

“Operating Property” means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable in accordance with GAAP excluding, in either case, any interest of ours as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on our books in accordance with GAAP.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the indenture.

7

“Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and (ii) appropriate adjustments, if any, on account of minority interests. Tangible Assets will be determined in accordance with GAAP and practices applicable to the type of business in which we are engaged and that are approved by the independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to us from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction and (ii) the net book value of the property leased, as determined by us in accordance with GAAP, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of the term of the lease, without regard, in any case, to any renewal or extension options contained in the lease.

Resignation or Removal of Senior Note Trustee

The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and that resignation will take effect immediately upon the later of the appointment of a successor trustee and the day specified by the trustee.

The trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of the then outstanding senior notes. In addition, so long as no event of default under the indenture or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon written notice to the holder of each senior note outstanding and the trustee, and upon the appointment of a successor trustee.

Concerning the Senior Note Trustee

The Bank of New York Mellon is the trustee under the indenture. The indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior notes upon all property and funds held or collected by the trustee as such. The trustee is also a depositary of ours and certain of our affiliates and has in the past made, and may in the future make, periodic loans to us and certain of our affiliates.

Governing Law

The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry note in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

The certificates representing the debt securities, or Global Certificates, will be issued in fully registered form, without coupons. The debt securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC’s nominee in the form of one or more Global Certificates or will remain in the custody of the trustee pursuant to a FAST Balance Certificate Agreement between DTC and the trustee. Upon the issuance of the Global Certificate, DTC or its nominee will credit, on its internal system, the principal amount of the individual beneficial interests

8

represented by such Global Certificate to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a Global Certificate will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants. Ownership of beneficial interests in a Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Certificate for all purposes under the indenture and the debt securities. No beneficial owner of an interest in a Global Certificate will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture.

Payments of the principal of, premium, if any, and interest on, a Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants and neither we, the trustee or any paying agent will have any responsibility therefor.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated Senior Note for any reason, including to sell debt securities to persons in jurisdictions which require such delivery of such debt securities or to pledge such debt securities, such holder must transfer its interest in a Global Certificate in accordance with DTC’s applicable procedures, or the procedures set forth in the indenture.

DTC will take any action permitted to be taken by a holder of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Certificate is credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC will exchange a Global Certificate for certificated debt securities, which it will distribute to its participants.

DTC has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the debt securities represented by a Global Certificate among its participants, it is under

9

no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for a Global Certificate and a successor depositary is not appointed by us within 90 days, we will issue certificated debt securities in exchange for a Global Certificate.

All payments of principal and interest will be made by us in immediately available funds.

Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in the debt securities that are not certificated debt securities will trade in DTC’s Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

The information under this caption “—Depositary Arrangements” concerning DTC and DTC’s book-entry system has been obtained from information provided by DTC. We have provided the foregoing descriptions of the operations and procedures of DTC solely as a matter of convenience. The operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. You are urged to contact DTC or its participants directly to discuss these matters.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

10

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Wendy L. Stark, Esq., Associate General Counsel of our parent corporation, FirstEnergy, and Akin Gump Strauss Hauer & Feld LLP, New York, New York. As of August 31, 2008, Ms. Stark owned approximately 6,186.857 shares of common stock of FirstEnergy, and 3,618.72 shares of unvested restricted stock units. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to our unaudited financial information for the three-month periods ended March 31, 2008 and 2007 and for the three-month and six-month periods ended June 30, 2008 and 2007, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2008 and August 7, 2008 for the quarter ended March 31, 2008 and for the quarter and six-month periods ended June 30, 2008, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents without restating them in this prospectus. The information incorporated by reference is considered to be part of this prospectus. The information in this prospectus is not complete, and should be read together with the information incorporated herein by reference. We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

11

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and before completion of this offer, which information will automatically update and supersede the information contained or incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to:

Pennsylvania Electric Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attention: Shareholder Services
(800) 736-3402

The incorporated reports and other documents may also be accessed at the websites mentioned under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC under the Exchange Act. These reports and other information can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This material is also available from the SEC’s website at http://www.sec.gov or from the website of our parent, FirstEnergy, at http://www.firstenergycorp.com/ir. Information available on FirstEnergy’s website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

12

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offerings described in this registration statement.

SEC registration fee	$	*$ 5,350
Legal fees and expenses	$	**
Blue sky fees and expenses	$	**
Accounting fees and expenses	$	**
Rating agencies’ fees and expenses	$	**
Stock exchange listing fees	$	**
Printing fees and expenses	$	**
Trustees’ fees and expenses	$	**
Miscellaneous	$	**

Total	$	**

*

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fees associated with this registration statement, except for the registration fees applied in accordance with Rule 457(p) as described in footnote (2) to the Calculation of Registration Fee table. The balance of the registration fees will be paid at the time of any offering of securities under this registration statement after the applied fees have been used and therefore is not determinable.

**

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. The estimate of such expenses in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15.      Indemnification of Directors and Officers

FirstEnergy, OE, CEI and TE

     Section 1701.13(E) of Title 17 of Page’s Ohio Revised Code Annotated gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he is or may be made a party because of being or having been such director, officer or employee, provided that in connection therewith, such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interest of the corporation of which he is a director, officer or employee, and without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation’s voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified during the five years preceding the date of determination.

     Section 1701.13(E) of Title 17 of Page’s Ohio Revised Code Annotated provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance purchased by the corporation.

FirstEnergy

     Regulation 31 of FirstEnergy’s Amended Code of Regulations provides as follows:

     “The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Amended Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

     Regulation 32 of FirstEnergy’s Amended Code of Regulations provides as follows:

     “The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Regulation 31 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.”

OE

     Section 38 of OE’s Amended and Restated Code of Regulations provides as follows:

      “The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as now in effect or as amended from time to time. The Corporation shall pay, to the full extent then permitted by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person.

      The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

     Section 39 of OE’s Amended and Restated Code of Regulations provides as follows:

      “The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 38 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.”

CEI

     Section 38 of CEI’s Amended and Restated Code of Regulations provides as follows:

      “The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as now in effect or as amended from time to time. The Corporation shall pay, to the full extent then permitted by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person.

      The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

     Section 39 of CEI’s Amended and Restated Code of Regulations provides as follows:

      “The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 38 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.”

TE

     Section 38 of TE’s Amended and Restated Code of Regulations provides as follows:

      “The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as now in effect or as amended from time to time. The Corporation shall pay, to the full extent then permitted by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person.

      The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

     Section 39 of TE’s Amended and Restated Code of Regulations provides as follows:

      “The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 38 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.”

JCP&L

     Statutory Indemnification. We refer you to Section 14A:3-5 of the New Jersey Business Corporation Act, as amended, or NJBCA, which sets forth the extent to which a corporation is authorized or required to indemnify its directors, officers and other corporate agents in various proceedings. For purposes of such law, a “corporate agent” is any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. A “proceeding” is any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding, any appeal, and any inquiry or investigation which could lead to such action, suit or proceeding.

     Under Section 14A: 3-5(2) of the NJBCA, any corporation organized for any purpose under any general or special law of the State of New Jersey has the power to indemnify any person who is or was a director, officer, employee or agent of that corporation, or of another corporation at the request of that corporation, against expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs (a) and (b) above.

     Under Section 14A: 3-5(3) of the NJBCA, any corporation organized for any purpose under any general or special law of the State of New Jersey has the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding, no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

     Pursuant to Section 14A: 3-5(4) of the NJBCA, any corporation organized for any purpose under any general or special law of the State of New Jersey shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding, including any proceeding by or in the right of the corporation, involving the corporate agent by reason of his being or having been such a corporate agent or in defense of any claim, issue or matter therein.

     Section 14A: 3-5(5) of the NJBCA provides that the determination as to the conditions precedent to the permitted indemnification of such corporate agent is made by: (a) the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the Board of Directors; or (c) by the shareholders if the certificate of incorporation or by-laws or a resolution of the Board of Directors or of the shareholders so directs.

     Section 14A: 3-5(6) of the NJBCA provides that expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

     Section 14A: 3-5(7) of the NJBCA provides that if a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under Section 14A:3-5(4) or permitted under Sections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court may award indemnification to the extent authorized under Sections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under Section 14A:3-5(4), notwithstanding any contrary determination which may have been made under Section 14A:3-5(5); and (ii) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, Section 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

     Section 14A: 3-5(8) of the NJBCA provides that the indemnification and advancement of expenses provided by or granted pursuant to the statutory sections above shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in Section 14A:2-7(3) of the NJBCA; (b) were not in good faith or involved a knowing violation of law; or (c) resulted in receipt by the corporate agent of an improper personal benefit.

     Indemnification Pursuant to the Amended and Restated Bylaws of JCP&L.

          Section 38 of JCP&L’s Amended and Restated Bylaws provides as follows:

     “The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful, to the full extent and according to the procedures and requirements set forth in the New Jersey General Corporation Law as now in effect or as amended from time to time. The Corporation shall pay, to the full extent then permitted by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person.

      The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Certificate of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

          Section 39 of JCP&L’s Amended and Restated Bylaws provides as follows:

      “The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 38 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.”

Met-Ed and Penelec

     Section 1746 of the Pennsylvania Business Corporation Law, or PBCL, and our By-laws provide for increased indemnification protections for directors, officers and others. Indemnification may be provided by Pennsylvania corporations in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1713 of the PBCL also sets forth a framework whereby Pennsylvania corporations, with the approval of the shareholders, may limit the personal liability of directors for monetary damages except where the director has breached or failed to perform his or her duties, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The section does not apply to a director’s responsibility or liability under a criminal or tax statute and may not apply to liability under Federal statutes, such as the Federal securities laws.

Met-Ed

    Section 38 of Met-Ed’s Amended and Restated Bylaws provides as follows:

“The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful, to the full extent and according to the procedures and requirements set forth in the Pennsylvania General Corporation Law as now in effect or as amended from time to time. The Corporation shall pay, to the full extent then permitted by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person.

      The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

     Section 39 of Met-Ed’s Amended and Restated Bylaws provides as follows:

      “The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 38 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.”

Penelec

     Section 38 of Penelec’s Amended and Restated Bylaws provides as follows:

      “The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful, to the full extent and according to the procedures and requirements set forth in the Pennsylvania General Corporation Law as now in effect or as amended from time to time. The Corporation shall pay, to the full extent then permitted by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person.

      The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

     Section 39 of Penelec’s Amended and Restated Bylaws provides as follows:

      “The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 38 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.”

FirstEnergy, OE, CEI, TE, JCP&L, Met-Ed and Penelec

     Directors and Officers Liability Insurance. Each registrant maintains and pays the premium on contracts insuring such registrant (with certain exclusions) against any liability to directors and officers it may incur under the above indemnity provisions and insuring each director and officer of such registrant (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to such registrant.

Item 16.      Exhibits

EXHIBIT INDEX

Exhibit
Number	Registrant(s)	Description
1*	FirstEnergy	Form of Underwriting Agreement.
OE
CEI
TE
JCP&L
Met-Ed
Penelec

4(a)**	FirstEnergy	Form of Common Stock Certificate (incorporated by reference from Registration No.
333-40063, Exhibit 4(c), filed November 24, 1997).

4(b)**	FirstEnergy	Form of Unsecured Debt Securities (incorporated by reference from Exhibit 4(c)).

4(c)**	FirstEnergy	Indenture, dated as of November 15, 2001, between FirstEnergy Corp. and The Bank of
New York Mellon, as Trustee (incorporated by reference from Registration No. 333-
69856, Exhibit 4(a)).

4(d)*	FirstEnergy	Form of Purchase Contract Agreement.

4(e)*	FirstEnergy	Form of Certificate of Designation for Preferred Stock.

4(f)*	FirstEnergy	Form of Preferred Stock Certificate.

4(g)*	FirstEnergy	Form of Equity Warrant Agreement.

4(h)*	FirstEnergy	Form of Equity Warrant.

4(i)*	FirstEnergy	Form of Debt Warrant Agreement.

4(j)*	FirstEnergy	Form of Debt Warrant.

4(k)**	OE	Indenture, dated as of April 1, 2003, by and between Ohio Edison Company and The
Bank of New York Mellon, as Trustee (Incorporated by reference from Registration

Exhibit
Number	Registrant(s)	Description

No. 333-111311, Exhibit 4(a)).

4(l)**	OE	Form of Debt Securities (incorporated by reference from Exhibit 4(k)).

4(m)**	OE	General Mortgage Indenture and Deed of Trust dated as of January 1, 1998 between
Ohio Edison Company and The Bank of New York Mellon, as Trustee, as amended and supplemented by Supplemental Indentures (incorporated by reference from Registration
No. 333-05277, Exhibit 4(g)).

		February 1, 2003	1-2578	4-2
		March 1, 2003	1-2578	4-2
		August 1, 2003	1-2578	4-2
		June 1, 2004	1-2578	4-2
		June 1, 2004	1-2578	4-2
		December 1, 2004	1-2578	4-2
		April 1, 2005	1-2578	4-2
		April 15, 2005	1-2578	4-2
		June 1, 2005	1-2578	4-2

4(n)**	CEI	Indenture, dated as of December 1, 2003, between The Cleveland Electric Illuminating
Company and The Bank of New York Mellon Trust Company, N.A., as Trustee
(incorporated by reference from 2003 Form 10-K, Exhibit 4-8).

4(o)**	CEI	Form of Debt Securities (incorporated by reference from Exhibit 4(n)).

4(p)**	CEI	Mortgage and Deed of Trust between The Cleveland Electric Illuminating Company and
JPMorgan Chase Bank, N.A., as Trustee, dated July 1, 1940 (Exhibit 7(a), File No. 2-
4450).

Supplemental Indentures between The Cleveland Electric Illuminating Company and the
Trustee, supplemental to Exhibit 4(p), dated as follows:

		4p(1)	July 1, 1940 (Exhibit 7(b), File No. 2-4450).
		4p(2)	August 18, 1944 (Exhibit 4(c), File No. 2-9887).
		4p(3)	December 1, 1947 (Exhibit 7(d), File No. 2-7306).
		4p(4)	September 1, 1950 (Exhibit 7(c), File No. 2-8587).
		4p(5)	June 1, 1951 (Exhibit 7(f), File No. 2-8994).
		4p(6)	May 1, 1954 (Exhibit 4(d), File No. 2-10830).
		4p(7)	March 1, 1958 (Exhibit 2(a)(4), File No. 2-13839).
		4p(8)	April 1, 1959 (Exhibit 2(a)(4), File No. 2-14753).
		4p(9)	December 20, 1967 (Exhibit 2(a)(4), File No. 2-30759).
		4p(10)	January 15, 1969 (Exhibit 2(a)(5), File No. 2-30759).
		4p(11)	November 1, 1969 (Exhibit 2(a)(4), File No. 2-35008).
		4p(12)	June 1, 1970 (Exhibit 2(a)(4), File No. 2-37235).
		4p(13)	November 15, 1970 (Exhibit 2(a)(4), File No. 2-38460).
		4p(14)	May 1, 1974 (Exhibit 2(a)(4), File No. 2-50537).
		4p(15)	April 15, 1975 (Exhibit 2(a)(4), File No. 2-52995).
		4p(16)	April 16, 1975 (Exhibit 2(a)(4), File No. 2-53309).
		4p(17)	May 28, 1975 (Exhibit 2(c), June 5, 1975 Form 8-A, File No. 1-2323).
		4p(18)	February 1, 1976 (Exhibit 3(d)(6), 1975 Form 10 K, File No. 1-2323).
		4p(19)	November 23, 1976 (Exhibit 2(a)(4), File No. 2-57375).
		4p(20)	July 26, 1977 (Exhibit 2(a)(4), File No. 2-59401).
		4p(21)	September 7, 1977 (Exhibit 2(a)(5), File No. 2-67221).

Exhibit
Number	Registrant(s)	Description

		4p(22)	May 1, 1978 (Exhibit 2(b), June 30, 1978 Form 10-Q, File No. 1-2323).
		4p(23)	September 1, 1979 (Exhibit 2(a), September 30, 1979 Form 10-Q,
File No. 1-2323).
		4p(24)	April 1, 1980 (Exhibit 4(a)(2), September 30, 1980 Form 10-Q,
File No. 1-2323).
		4p(25)	April 15, 1980 (Exhibit 4(b), September 30, 1980 Form 10-Q,
File No. 1-2323).
		4p(26)	May 28, 1980 (Exhibit 2(a)(4), Amendment No. 1, File No. 2-67221).
		4p(27)	June 9, 1980 (Exhibit 4(d), September 30, 1980 Form 10-Q, File No. 1-
2323).
		4p(28)	December 1, 1980 (Exhibit 4(b)(29), 1980 Form 10-K, File No. 1-2323).
		4p(29)	July 28, 1981 (Exhibit 4(a), September 30, 1981, Form 10-Q,
File No. 1-2323).
		4p(30)	August 1, 1981 (Exhibit 4(b), September 30, 1981, Form 10-Q,
File No. 1-2323).
		4p(31)	March 1, 1982 (Exhibit 4(b)(3), Amendment No. 1, File No. 2-76029).
		4p(32)	July 15, 1982 (Exhibit 4(a), September 30, 1982 Form 10-Q, File No. 1-
2323).
		4p(33)	September 1, 1982 (Exhibit 4(a)(1), September 30, 1982 Form 10-Q,
File No. 1-2323).
		4p(34)	November 1, 1982 (Exhibit (a)(2), September 30, 1982 Form 10-Q,
File No. 1-2323).
		4p(35)	November 15, 1982 (Exhibit 4(b)(36), 1982 Form 10-K, File No. 1-2323).
		4p(36)	May 24, 1983 (Exhibit 4(a), June 30, 1983 Form 10-Q, File No. 1-2323).
		4p(37)	May 1, 1984 (Exhibit 4, June 30, 1984 Form 10-Q, File No. 1-2323).
		4p(38)	May 23, 1984 (Exhibit 4, May 22, 1984 Form 8-K, File No. 1-2323).
		4p(39)	June 27, 1984 (Exhibit 4, June 11, 1984 Form 8-K, File No. 1-2323).
		4p(40)	September 4, 1984 (Exhibit 4b(41), 1984 Form 10-K, File No. 1-2323).
		4p(41)	November 14, 1984 (Exhibit 4b(42), 1984 Form 10 K, File No. 1-2323).
		4p(42)	November 15, 1984 (Exhibit 4b(43), 1984 Form 10-K, File No. 1-2323).
		4p(43)	April 15, 1985 (Exhibit 4(a), May 8, 1985 Form 8-K, File No. 1-2323).
		4p(44)	May 28, 1985 (Exhibit 4(b), May 8, 1985 Form 8-K, File No. 1-2323).
		4p(45)	August 1, 1985 (Exhibit 4, September 30, 1985 Form 10-Q, File No. 1-
2323).
		4p(46)	September 1, 1985 (Exhibit 4, September 30, 1985 Form 8-K,
File No. 1-2323).
		4p(47)	November 1, 1985 (Exhibit 4, January 31, 1986 Form 8-K, File No. 1-2323).
		4p(48)	April 15, 1986 (Exhibit 4, March 31, 1986 Form 10-Q, File No. 1-2323).
		4p(49)	May 14, 1986 (Exhibit 4(a), June 30, 1986 Form 10-Q, File No. 1-2323).
		4p(50)	May 15, 1986 (Exhibit 4(b), June 30, 1986 Form 10-Q, File No. 1-2323).
		4p(51)	February 25, 1987 (Exhibit 4b(52), 1986 Form 10-K, File No. 1-2323).
		4p(52)	October 15, 1987 (Exhibit 4, September 30, 1987 Form 10-Q,
File No. 1-2323).
		4p(53)	February 24, 1988 (Exhibit 4b(54), 1987 Form 10-K, File No. 1-2323).
		4p(54)	September 15, 1988 (Exhibit 4b(55), 1988 Form 10-K, File No. 1-2323).
		4p(55)	May 15, 1989 (Exhibit 4(a)(2)(i), File No. 33-32724).
		4p(56)	June 13, 1989 (Exhibit 4(a)(2)(ii), File No. 33-32724).
		4p(57)	October 15, 1989 (Exhibit 4(a)(2)(iii), File No. 33-32724).
		4p(58)	January 1, 1990 (Exhibit 4b(59), 1989 Form 10-K, File No. 1-2323).
		4p(59)	June 1, 1990 (Exhibit 4(a). September 30, 1990 Form 10-Q, File No. 1-
2323).
		4p(60)	August 1, 1990 (Exhibit 4(b), September 30, 1990 Form 10-Q,
File No. 1-2323).

Exhibit
Number	Registrant(s)	Description

		4p(61)	May 1, 1991 (Exhibit 4(a), June 30, 1991 Form 10-Q, File No. 1-2323).
		4p(62)	May 1, 1992 (Exhibit 4(a)(3), File No. 33-48845).
		4p(63)	July 31, 1992 (Exhibit 4(a)(3), File No. 33-57292).
		4p(64)	January 1, 1993 (Exhibit 4b(65), 1992 Form 10-K, File No. 1-2323).
		4p(65)	February 1, 1993 (Exhibit 4b(66), 1992 Form 10-K, File No. 1-2323).
		4p(66)	May 20, 1993 (Exhibit 4(a), July 14, 1993 Form 8-K, File No. 1-2323).
		4p(67)	June 1, 1993 (Exhibit 4(b), July 14, 1993 Form 8-K, File No. 1-2323).
		4p(68)	September 15, 1994 (Exhibit 4(a), September 30, 1994 Form 10-Q,
File No. 1-2323).
		4p(69)	May 1, 1995 (Exhibit 4(a), September 30, 1995 Form 10-Q, File No. 1-
2323).
		4p(70)	May 2, 1995 (Exhibit 4(b), September 30, 1995 Form 10-Q, File No. 1-
2323).
		4p(71)	June 1, 1995 (Exhibit 4(c), September 30, 1995 Form 10-Q, File No. 1-
2323).
		4p(72)	July 15, 1995 (Exhibit 4b(73), 1995 Form 10-K, File No. 1-2323).
		4p(73)	August 1, 1995 (Exhibit 4b(74), 1995 Form 10-K, File No. 1-2323).
		4p(74)	June 15, 1997 (Exhibit 4(a), Form S-4 File No. 333-35931,
filed by Cleveland Electric and Toledo Edison).
		4p(75)	October 15, 1997 (Exhibit 4(a), Form S-4 File No. 333-47651,
filed by Cleveland Electric).
		4p(76)	June 1, 1998 (Exhibit 4b(77), Form S-4 File No. 333-72891).
		4p(77)	October 1, 1998 (Exhibit 4b(78), Form S-4 File No. 333-72891).
		4p(78)	October 1, 1998 (Exhibit 4b(79), Form S-4 File No. 333-72891).
		4p(79)	February 24, 1999 (Exhibit 4b(80), Form S-4 File No. 333-72891).
		4p(80)	September 29, 1999. (Exhibit 4b(81), 1999 Form 10-K, File No. 1-2323).
		4p(81)	January 15, 2000. (Exhibit 4b(82), 1999 Form 10-K, File No. 1-2323).
		4p(82)	May 15, 2002 (Exhibit 4b(83), 2002 Form 10-K, File No. 1-2323).
		4p(83)	October 1, 2002 (Exhibit 4b(84), 2002 Form 10-K, File No. 1-2323).
		4p(84)	Supplemental Indenture dated as of September 1, 2004 (Exhibit 4-1(85),
September 2004 10-Q, File No. 1-2323).
		4p(85)	Supplemental Indenture dated as of October 1, 2004 (Exhibit 4-1(86),
September 2004 10-Q, File No. 1-2323).
		4p(86)	Supplemental Indenture dated as of April 1, 2005 (Exhibit 4.1,
June 2005 10-Q, File No. 1-2323)
		4p(87)	Supplemental Indenture dated as of July 1, 2005 (Exhibit 4.2,
June 2005 10-Q, File No. 1-2323)

4(q)**	TE	Form of Indenture, dated as of November 1, 2006, between The Toledo Edison Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference from Registration No. 333-138065, Exhibit 4-A).

4(r)**	TE	Form of Debt Securities (incorporated by reference from Exhibit 4(q)).

4(s)**	TE	Indenture, dated as of April 1, 1947, between The Toledo Edison Company and
JPMorgan Chase Bank, N.A. (Exhibit 2(b), File No. 2-26908).

		4(s)(1)	September 1, 1948 (Exhibit 2(d), File No. 2-26908).
		4(s)(2)	April 1, 1949 (Exhibit 2(e), File No. 2-26908).
		4(s)(4)	December 1, 1950 (Exhibit 2(f), File No. 2-26908).
		4(s)(5)	March 1, 1954 (Exhibit 2(g), File No. 2-26908).
		4(s)(6)	February 1, 1956 (Exhibit 2(h), File No. 2-26908).
		4(s)(7)	May 1, 1958 (Exhibit 5(g), File No. 2-59794).

Exhibit
Number	Registrant(s)	Description

		4(s)(8)	August 1, 1967 (Exhibit 2(c), File No. 2-26908).
		4(s)(9)	November 1, 1970 (Exhibit 2(c), File No. 2-38569).
		4(s)(10)	August 1, 1972 (Exhibit 2(c), File No. 2-44873).
		4(s)(11)	November 1, 1973 (Exhibit 2(c), File No. 2-49428).
		4(s)(12)	July 1, 1974 (Exhibit 2(c), File No. 2-51429).
		4(s)(13)	October 1, 1975 (Exhibit 2(c), File No. 2-54627).
		4(s)(14)	June 1, 1976 (Exhibit 2(c), File No. 2-56396).
		4(s)(15)	October 1, 1978 (Exhibit 2(c), File No. 2-62568).
		4(s)(16)	September 1, 1979 (Exhibit 2(c), File No. 2-65350).
		4(s)(17)	September 1, 1980 (Exhibit 4(s), File No. 2-69190).
		4(s)(18)	October 1, 1980 (Exhibit 4(c), File No. 2-69190).
		4(s)(19)	April 1, 1981 (Exhibit 4(c), File No. 2-71580).
		4(s)(20)	November 1, 1981 (Exhibit 4(c), File No. 2-74485).
		4(s)(21)	June 1, 1982 (Exhibit 4(c), File No. 2-77763).
		4(s)(22)	September 1, 1982 (Exhibit 4(x), File No. 2-87323).
		4(s)(23)	April 1, 1983 (Exhibit 4(c), March 31, 1983, Form 10-Q, File No. 1-3583).
		4(s)(24)	December 1, 1983 (Exhibit 4(x), 1983 Form 10-K, File No. 1-3583).
		4(s)(25)	April 1, 1984 (Exhibit 4(c), File No. 2-90059).
		4(s)(26)	October 15, 1984 (Exhibit 4(z), 1984 Form 10-K, File No. 1-3583).
		4(s)(27)	October 15, 1984 (Exhibit 4(aa), 1984 Form 10-K, File No. 1-3583).
		4(s)(28)	August 1, 1985 (Exhibit 4(dd), File No. 33-1689).
		4(s)(29)	August 1, 1985 (Exhibit 4(ee), File No. 33-1689).
		4(s)(30)	December 1, 1985 (Exhibit 4(c), File No. 33-1689).
		4(s)(31)	March 1, 1986 (Exhibit 4b(31), 1986 Form 10-K, File No. 1-3583).
		4(s)(32)	October 15, 1987 (Exhibit 4, September 30, 1987 Form 10-Q,
File No. 1-3583).
		4(s)(33)	September 15, 1988 (Exhibit 4b(33), 1988 Form 10-K, File No. 1-3583).
		4(s)(34)	June 15, 1989 (Exhibit 4b(34), 1989 Form 10-K, File No. 1-3583).
		4(s)(35)	October 15, 1989 (Exhibit 4b(35), 1989 Form 10-K, File No. 1-3583).
		4(s)(36)	May 15, 1990 (Exhibit 4, June 30, 1990 Form 10-Q, File No. 1-3583).
		4(s)(37)	March 1, 1991 (Exhibit 4(b), June 30, 1991 Form 10-Q, File No. 1-3583).
		4(s)(38)	May 1, 1992 (Exhibit 4(a)(3), File No. 33-48844).
		4(s)(39)	August 1, 1992 (Exhibit 4b(39), 1992 Form 10-K, File No. 1-3583).
		4(s)(40)	October 1, 1992 (Exhibit 4b(40), 1992 Form 10-K, File No. 1-3583).
		4(s)(41)	January 1, 1993 (Exhibit 4b(41), 1992 Form 10-K, File No. 1-3583).
		4(s)(42)	September 15, 1994 (Exhibit 4(b), September 30, 1994 Form 10-Q,
File No. 1-3583).
		4(s)(43)	May 1, 1995 (Exhibit 4(d), September 30, 1995 Form 10-Q,
File No. 1-3583).
		4(s)(44)	June 1, 1995 (Exhibit 4(e), September 30, 1995 Form 10-Q,
File No. 1-3583).
		4(s)(45)	July 14, 1995 (Exhibit 4(f), September 30, 1995 Form 10-Q,
File No. 1-3583).
		4(s)(46)	July 15, 1995 (Exhibit 4(g), September 30, 1995 Form 10-Q,
File No. 1-3583).
		4(s)(47)	August 1, 1997 (Exhibit 4b(47), 1998 Form 10-K, File No. 1-3583).
		4(s)(48)	June 1, 1998 (Exhibit 4b (48), 1998 Form 10-K, File No. 1-3583).
		4(s)(49)	January 15, 2000 (Exhibit 4b(49), 1999 Form 10-K, File No. 1-3583).
		4(s)(50)	May 1, 2000 (Exhibit 4b(50), 2000 Form 10-K, File No. 1-3583).
		4(s)(51)	September 1, 2000 (Exhibit 4b(51), 2002 Form 10-K, File No. 1-3583).
		4(s)(52)	October 1, 2002 (Exhibit 4b(52), 2002 Form 10-K, File No. 1-3583).
		4(s)(53)	April 1, 2003 (Exhibit 4b(53).
		4(s)(55)	April 1, 2005 (Exhibit 4.1, June 2005 10-Q, File No. 1-3583).

Exhibit
Number	Registrant(s)	Description

4(t)**	JCP&L	Senior Note Indenture, dated as of July 1, 1999, between Jersey Central Power & Light
Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to United States Trust Company of New York (incorporated by reference from
Registration No. 333-78717, Exhibit 4-A).

4(u)**	JCP&L	First Supplemental Indenture, dated October 31, 2007, between Jersey Central Power &
Light Company, The Bank of New York, as resigning trustee, and The Bank of New
York Trust Company, N.A., as successor trustee (incorporated by reference from
Registration No. 333-146968, Exhibit 4-2).

4(v)**	JCP&L	Form of Debt Securities (incorporated by reference from Exhibit 4(t)).

4(w)**	Met-Ed	Indenture, dated as of July 1, 1999 between Metropolitan Edison Company and The
Bank of New York Mellon, Trustee (incorporated by reference from SEC File No. 001-
06047, Exhibit C-154 to GPU, Inc.'s Annual Report on Form U5S for the year 1999).

4(x)**	Met-Ed	Form of Debt Securities (incorporated by reference from Exhibit 4(w)).

4(y)**	Penelec	Senior Note Indenture between Pennsylvania Electric Company and The Bank of New
York Mellon, dated as of April 1, 1999 (incorporated by reference from SEC File No. 1-
3522, Exhibit 4-C-13, 1999 Annual Report on Form 10-K)

4(z)**	Penelec	Supplemental Indenture between Pennsylvania Electric Company and United States
Trust Company of New York, dated as of May 1, 2001 (incorporated by reference from
SEC File No. 1-3522, Exhibit 4-C-16, 2001 Annual Report on Form 10-K)

4(aa)**	Penelec	Supplemental Indenture No. 1 between Pennsylvania Electric Company and United
States Trust Company of New York, dated as of May 1, 2001 (incorporated by reference from SEC File No. 1-3522, Exhibit 4-C-17, 2001 Annual Report on Form 10-K)

4(bb)**	Penelec	Form of Debt Securities (incorporated by reference from Exhibit 4(y)).

5(a)	FirstEnergy	Opinions of Wendy L. Stark, Esq., Associate General Counsel of FirstEnergy Corp.
OE
CEI
TE
Met-Ed
Penelec

5(b)	JCP&L	Opinion of Thelen LLP, Florham Park, New Jersey.

5(c)	FirstEnergy	Opinions of Akin Gump Strauss Hauer & Feld LLP, New York, New York.
OE
CEI
TE
JCP&L
Met-Ed
Penelec

Exhibit
Number	Registrant(s)	Description

12(a)**	FirstEnergy	Statement of computation of ratio of earnings to fixed charges (incorporated by reference
	OE	from Exhibit 12, Form 10-Q filed on August 7, 2008)
Penelec

12(b)	CEI	Statements of computation of ratio of earnings to fixed charges.
TE
JCP&L
Met-Ed

15(a)	FirstEnergy	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(b)	OE	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(c)	CEI	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(d)	TE	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(e)	JCP&L	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(f)	Met-Ed	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(g)	Penelec	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

23(a)	FirstEnergy	Consent of PricewaterhouseCoopers LLP.

23(b)	OE	Consent of PricewaterhouseCoopers LLP.

23(c)	CEI	Consent of PricewaterhouseCoopers LLP.

23(d)	TE	Consent of PricewaterhouseCoopers LLP.

23(e)	JCP&L	Consent of PricewaterhouseCoopers LLP.

23(f)	Met-Ed	Consent of PricewaterhouseCoopers LLP.

23(g)	Penelec	Consent of PricewaterhouseCoopers LLP.

23(h)	FirstEnergy	Consents of Wendy L. Stark, Esq. (included in Exhibit 5(a)).
OE
CEI
TE
Met-Ed
Penelec

Exhibit
Number	Registrant(s)	Description
23(i)	JCP&L	Consent of Thelen LLP, Florham Park, New Jersey (included in Exhibit 5(b)).

23(j)	FirstEnergy	Consents of Akin Gump Strauss Hauer & Feld LLP, New York, New York (included in
	OE	Exhibit 5(c)).
CEI
TE
JCP&L
Met-Ed
Penelec

24(a)	FirstEnergy	Powers of Attorney (included on signature page).

24(b)	OE	Powers of Attorney (included on signature page).

24(c)	CEI	Powers of Attorney (included on signature page).

24(d)	TE	Powers of Attorney (included on signature page).

24(e)	JCP&L	Powers of Attorney (included on signature page).

24(f)	Met-Ed	Powers of Attorney (included on signature page).

24(g)	Penelec	Powers of Attorney (included on signature page).

25(a)	FirstEnergy	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between First Energy Corp. and The Bank of New York Mellon, as Trustee.

25(b)	OE	Form of T-1 Statement of Eligibility, dated as of September 18 2008, between Ohio Edison and The Bank of New York Mellon, as Trustee.

25(c)	OE	Form of T-1 Statement of Eligibility for Senior Secured Debt Securities, dated as of September 18, 2008, between Ohio Edison Company and The Bank of New York Mellon, as Trustee.

25(d)	CEI	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between The Cleveland Electric Illuminating Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

25(e)	CEI	Form of T-1 Statement of Eligibility for Senior Secured Debt Securities dated as of September 18, 2008, between The Cleveland Electric Illuminating Company and JPMorgan, Chase Bank N.A., as Trustee.

25(f)	TE	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between The Toledo Edison Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

25(g)	TE	Form of T-1 Statement of Eligibility for Senior Secured Debt Securities, dated as of September 18, 2008, between The Toledo Edison Company and JPMorgan Chase Bank N.A., as Trustee.

25(h)	JCP&L	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between Jersey Central Power & Light Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

25(i)	Met-Ed	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between Metropolitan Edison Company and The Bank of New York Mellon, as Trustee.

25(j)	Penelec	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between Pennsylvania Electric Company and The Bank of New York Mellon, as Trustee.

_________
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of securities.

**	Incorporated by reference herein as indicated.

Item 17. Undertakings

     Each of the undersigned registrants hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (A) Each prospectus filed by a registrant pursuant to Rule 424(b )(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed par of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as par of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be par of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of an issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (e) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

     (f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15( d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g) To file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 19th day of September, 2008.

FIRSTENERGY CORP.

By:	/s/ Rhonda S. Ferguson
Rhonda S. Ferguson
Corporate Secretary

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint A. J. Alexander, L. L. Vespoli, R.S. Ferguson and L. F. Torres, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ George M. Smart	Chairman of the Board	September 19, 2008
George M. Smart

/s/ Anthony J. Alexander	President and Chief Executive	September 19, 2008
Anthony J. Alexander	Officer and Director (Principal
Executive Officer)

/s/ Richard H. Marsh	Senior Vice President and Chief	September 19, 2008
Richard H. Marsh	Financial Officer (Principal Financial
Officer)

/s/ Harvey L. Wagner	Vice President, Controller and Chief	September 19, 2008
Harvey L. Wagner	Accounting Officer (Principal
Accounting Officer)

/s/ Paul T. Addison	Director	September 19, 2008
Paul T. Addison

/s/ Ernest J. Novak, Jr.	Director	September 19, 2008
Ernest J. Novak, Jr.

/s/ Michael J. Anderson	Director	September 19, 2008
Michael J. Anderson

/s/ Catherine A. Rein	Director	September 19, 2008
Catherine A. Rein

/s/ Carol A. Cartwright	Director	September 19, 2008
Carol A. Cartwright

/s/ William T. Cottle	Director	September 19, 2008
William T. Cottle

/s/ Wes M. Taylor	Director	September 19, 2008
Wes M. Taylor

/s/ Robert B. Heisler, Jr.	Director	September 19, 2008
Robert B. Heisler, Jr.

/s/ Jesse T. Williams, Sr.	Director	September 19, 2008
Jesse T. Williams, Sr.

S-2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that the security rating requirement will be met by the time of sale and that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 19th day of September, 2008.

OHIO EDISON COMPANY

By:	/s/ Richard R. Grigg
Richard R. Grigg
President

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Richard R. Grigg, L. L. Vespoli, R.S. Ferguson and L. F. Torres, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Anthony J. Alexander	Director	September 19, 2008
Anthony J. Alexander

/s/ Richard R. Grigg	President and Director (Principal	September 19, 2008
Richard R. Grigg	Executive Officer)

/s/ Richard H. Marsh	Senior Vice President and Chief	September 19, 2008
Richard H. Marsh	Financial Officer and Director
(Principal Financial Officer)

/s/ Harvey L. Wagner	Vice President and Controller	September 19, 2008
Harvey L. Wagner	(Principal Accounting Officer)

S-3

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that the security rating requirement will be met by the time of sale and that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 19th day of September, 2008.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

By:	/s/ Richard R. Grigg
Richard R. Grigg
President

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Richard R. Grigg, L. L. Vespoli, R.S. Ferguson and L. F. Torres, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Anthony J. Alexander	Director	September 19, 2008
Anthony J. Alexander

/s/ Richard R. Grigg	President and Director (Principal	September 19, 2008
Richard R. Grigg	Executive Officer)

/s/ Richard H. Marsh	Senior Vice President and Chief	September 19, 2008
Richard H. Marsh	Financial Officer and Director
(Principal Financial Officer)

/s/ Harvey L. Wagner	Vice President and Controller	September 19, 2008
Harvey L. Wagner	(Principal Accounting Officer)

S-4

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that the security rating requirement will be met by the time of sale and that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 19th day of September, 2008.

THE TOLEDO EDISON COMPANY

By:	/s/ Richard R. Grigg
Richard R. Grigg
President

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Richard R. Grigg, L. L. Vespoli, R.S. Ferguson and L. F. Torres, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Anthony J. Alexander	Director	September 19, 2008
Anthony J. Alexander

/s/ Richard R. Grigg	President and Director (Principal	September 19, 2008
Richard R. Grigg	Executive Officer)

/s/ Richard H. Marsh	Senior Vice President and Chief	September 19, 2008
Richard H. Marsh	Financial Officer and Director
(Principal Financial Officer)

/s/ Harvey L. Wagner	Vice President and Controller	September 19, 2008
Harvey L. Wagner	(Principal Accounting Officer)

S-5

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that the security rating requirement will be met by the time of sale and that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 19th day of September, 2008.

JERSEY CENTRAL POWER & LIGHT COMPANY

By:	/s/ Stephen E. Morgan
Stephen E. Morgan
President

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Stephen E. Morgan, L. L. Vespoli, R.S. Ferguson and L. F. Torres, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Stephen E. Morgan	President and Director (Principal	September 19, 2008
Stephen E. Morgan	Executive Officer)

/s/ Paulette R. Chatman	Controller (Principal Financial and	September 19, 2008
Paulette R. Chatman	Accounting Officer)

/s/ Mark A. Julian	Director	September 19, 2008
Mark A. Julian

/s/ Gelorma E. Persson	Director	September 19, 2008
Gelorma E. Persson

/s/ Donald R. Schneider	Director	September 19, 2008
Donald R. Schneider

/s/ Jesse T. Williams, Sr.	Director	September 19, 2008
Jesse T. Williams, Sr.

S-6

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that the security rating requirement will be met by the time of sale and that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 19th day of September, 2008.

METROPOLITAN EDISON COMPANY

By:	/s/ Richard R. Grigg
Richard R. Grigg
President

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Richard R. Grigg, L. L. Vespoli, R.S. Ferguson and L. F. Torres, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Richard R. Grigg	President and Director (Principal	September 19, 2008
Richard R. Grigg	Executive Officer)

/s/ Ronald P. Lantzy	Regional President and Director	September 19, 2008
Ronald P. Lantzy

/s/ Richard H. Marsh	Senior Vice President and Chief	September 19, 2008
Richard H. Marsh	Financial Officer (Principal Financial
Officer)

/s/ Harvey L. Wagner	Vice President and Controller	September 19, 2008
Harvey L. Wagner	(Principal Accounting Officer)

/s/ Randy Scilla	Assistant Treasurer and Director	September 19, 2008
Randy Scilla

S-7

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that the security rating requirement will be met by the time of sale and that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 19th day of September, 2008.

PENNSYLVANIA ELECTRIC COMPANY

By:	/s/ Richard R. Grigg
Richard R. Grigg
President

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Richard R. Grigg, L. L. Vespoli, R.S. Ferguson and L. F. Torres, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Richard R. Grigg	President and Director (Principal	September 19, 2008
Richard R. Grigg	Executive Officer)

/s/ James R. Napier, Jr.	Regional President and Director	September 19, 2008
James R. Napier, Jr.

/s/ Richard H. Marsh	Senior Vice President and Chief	September 19, 2008
Richard H. Marsh	Financial Officer (Principal Financial
Officer)

/s/ Harvey L. Wagner	Vice President and Controller	September 19, 2008
Harvey L. Wagner	(Principal Accounting Officer)

/s/ Randy Scilla	Assistant Treasurer and Director	September 19, 2008
Randy Scilla

S-8

                             EXHIBIT INDEX

Exhibit
Number	Registrant(s)	Description
1*	FirstEnergy	Form of Underwriting Agreement.
OE
CEI
TE
JCP&L
Met-Ed
Penelec

4(a)**	FirstEnergy	Form of Common Stock Certificate (incorporated by reference from Registration No.
333-40063, Exhibit 4(c), filed November 24, 1997).

4(b)**	FirstEnergy	Form of Unsecured Debt Securities (incorporated by reference from Exhibit 4(c)).

4(c)**	FirstEnergy	Indenture, dated as of November 15, 2001, between FirstEnergy Corp. and The Bank of
New York Mellon, as Trustee (incorporated by reference from Registration No. 333-
69856, Exhibit 4(a)).

4(d)*	FirstEnergy	Form of Purchase Contract Agreement.

4(e)*	FirstEnergy	Form of Certificate of Designation for Preferred Stock.

4(f)*	FirstEnergy	Form of Preferred Stock Certificate.

4(g)*	FirstEnergy	Form of Equity Warrant Agreement.

4(h)*	FirstEnergy	Form of Equity Warrant.

4(i)*	FirstEnergy	Form of Debt Warrant Agreement.

4(j)*	FirstEnergy	Form of Debt Warrant.

4(k)**	OE	Indenture, dated as of April 1, 2003, by and between Ohio Edison Company and The
Bank of New York Mellon, as Trustee (Incorporated by reference from Registration

II-1

Exhibit
Number	Registrant(s)	Description

No. 333-111311, Exhibit 4(a)).

4(l)**	OE	Form of Debt Securities (incorporated by reference from Exhibit 4(k)).

4(m)**	OE	General Mortgage Indenture and Deed of Trust dated as of January 1, 1998 between
Ohio Edison Company and The Bank of New York Mellon, as Trustee, as amended and supplemented by Supplemental Indentures (incorporated by reference from Registration
No. 333-05277, Exhibit 4(g)).

		February 1, 2003	1-2578	4-2
		March 1, 2003	1-2578	4-2
		August 1, 2003	1-2578	4-2
		June 1, 2004	1-2578	4-2
		June 1, 2004	1-2578	4-2
		December 1, 2004	1-2578	4-2
		April 1, 2005	1-2578	4-2
		April 15, 2005	1-2578	4-2
		June 1, 2005	1-2578	4-2

4(n)**	CEI	Indenture, dated as of December 1, 2003, between The Cleveland Electric Illuminating
Company and The Bank of New York Mellon Trust Company, N.A., as Trustee
(incorporated by reference from 2003 Form 10-K, Exhibit 4-8).

4(o)**	CEI	Form of Debt Securities (incorporated by reference from Exhibit 4(n)).

4(p)**	CEI	Mortgage and Deed of Trust between The Cleveland Electric Illuminating Company and
JPMorgan Chase Bank, N.A., as Trustee, dated July 1, 1940 (Exhibit 7(a), File No. 2-
4450).

Supplemental Indentures between The Cleveland Electric Illuminating Company and the
Trustee, supplemental to Exhibit 4(p), dated as follows:

		4p(1)	July 1, 1940 (Exhibit 7(b), File No. 2-4450).
		4p(2)	August 18, 1944 (Exhibit 4(c), File No. 2-9887).
		4p(3)	December 1, 1947 (Exhibit 7(d), File No. 2-7306).
		4p(4)	September 1, 1950 (Exhibit 7(c), File No. 2-8587).
		4p(5)	June 1, 1951 (Exhibit 7(f), File No. 2-8994).
		4p(6)	May 1, 1954 (Exhibit 4(d), File No. 2-10830).
		4p(7)	March 1, 1958 (Exhibit 2(a)(4), File No. 2-13839).
		4p(8)	April 1, 1959 (Exhibit 2(a)(4), File No. 2-14753).
		4p(9)	December 20, 1967 (Exhibit 2(a)(4), File No. 2-30759).
		4p(10)	January 15, 1969 (Exhibit 2(a)(5), File No. 2-30759).
		4p(11)	November 1, 1969 (Exhibit 2(a)(4), File No. 2-35008).
		4p(12)	June 1, 1970 (Exhibit 2(a)(4), File No. 2-37235).
		4p(13)	November 15, 1970 (Exhibit 2(a)(4), File No. 2-38460).
		4p(14)	May 1, 1974 (Exhibit 2(a)(4), File No. 2-50537).
		4p(15)	April 15, 1975 (Exhibit 2(a)(4), File No. 2-52995).
		4p(16)	April 16, 1975 (Exhibit 2(a)(4), File No. 2-53309).
		4p(17)	May 28, 1975 (Exhibit 2(c), June 5, 1975 Form 8-A, File No. 1-2323).
		4p(18)	February 1, 1976 (Exhibit 3(d)(6), 1975 Form 10 K, File No. 1-2323).
		4p(19)	November 23, 1976 (Exhibit 2(a)(4), File No. 2-57375).
		4p(20)	July 26, 1977 (Exhibit 2(a)(4), File No. 2-59401).
		4p(21)	September 7, 1977 (Exhibit 2(a)(5), File No. 2-67221).

Exhibit
Number	Registrant(s)	Description

		4p(22)	May 1, 1978 (Exhibit 2(b), June 30, 1978 Form 10-Q, File No. 1-2323).
		4p(23)	September 1, 1979 (Exhibit 2(a), September 30, 1979 Form 10-Q,
File No. 1-2323).
		4p(24)	April 1, 1980 (Exhibit 4(a)(2), September 30, 1980 Form 10-Q,
File No. 1-2323).
		4p(25)	April 15, 1980 (Exhibit 4(b), September 30, 1980 Form 10-Q,
File No. 1-2323).
		4p(26)	May 28, 1980 (Exhibit 2(a)(4), Amendment No. 1, File No. 2-67221).
		4p(27)	June 9, 1980 (Exhibit 4(d), September 30, 1980 Form 10-Q, File No. 1-
2323).
		4p(28)	December 1, 1980 (Exhibit 4(b)(29), 1980 Form 10-K, File No. 1-2323).
		4p(29)	July 28, 1981 (Exhibit 4(a), September 30, 1981, Form 10-Q,
File No. 1-2323).
		4p(30)	August 1, 1981 (Exhibit 4(b), September 30, 1981, Form 10-Q,
File No. 1-2323).
		4p(31)	March 1, 1982 (Exhibit 4(b)(3), Amendment No. 1, File No. 2-76029).
		4p(32)	July 15, 1982 (Exhibit 4(a), September 30, 1982 Form 10-Q, File No. 1-
2323).
		4p(33)	September 1, 1982 (Exhibit 4(a)(1), September 30, 1982 Form 10-Q,
File No. 1-2323).
		4p(34)	November 1, 1982 (Exhibit (a)(2), September 30, 1982 Form 10-Q,
File No. 1-2323).
		4p(35)	November 15, 1982 (Exhibit 4(b)(36), 1982 Form 10-K, File No. 1-2323).
		4p(36)	May 24, 1983 (Exhibit 4(a), June 30, 1983 Form 10-Q, File No. 1-2323).
		4p(37)	May 1, 1984 (Exhibit 4, June 30, 1984 Form 10-Q, File No. 1-2323).
		4p(38)	May 23, 1984 (Exhibit 4, May 22, 1984 Form 8-K, File No. 1-2323).
		4p(39)	June 27, 1984 (Exhibit 4, June 11, 1984 Form 8-K, File No. 1-2323).
		4p(40)	September 4, 1984 (Exhibit 4b(41), 1984 Form 10-K, File No. 1-2323).
		4p(41)	November 14, 1984 (Exhibit 4b(42), 1984 Form 10 K, File No. 1-2323).
		4p(42)	November 15, 1984 (Exhibit 4b(43), 1984 Form 10-K, File No. 1-2323).
		4p(43)	April 15, 1985 (Exhibit 4(a), May 8, 1985 Form 8-K, File No. 1-2323).
		4p(44)	May 28, 1985 (Exhibit 4(b), May 8, 1985 Form 8-K, File No. 1-2323).
		4p(45)	August 1, 1985 (Exhibit 4, September 30, 1985 Form 10-Q, File No. 1-
2323).
		4p(46)	September 1, 1985 (Exhibit 4, September 30, 1985 Form 8-K,
File No. 1-2323).
		4p(47)	November 1, 1985 (Exhibit 4, January 31, 1986 Form 8-K, File No. 1-2323).
		4p(48)	April 15, 1986 (Exhibit 4, March 31, 1986 Form 10-Q, File No. 1-2323).
		4p(49)	May 14, 1986 (Exhibit 4(a), June 30, 1986 Form 10-Q, File No. 1-2323).
		4p(50)	May 15, 1986 (Exhibit 4(b), June 30, 1986 Form 10-Q, File No. 1-2323).
		4p(51)	February 25, 1987 (Exhibit 4b(52), 1986 Form 10-K, File No. 1-2323).
		4p(52)	October 15, 1987 (Exhibit 4, September 30, 1987 Form 10-Q,
File No. 1-2323).
		4p(53)	February 24, 1988 (Exhibit 4b(54), 1987 Form 10-K, File No. 1-2323).
		4p(54)	September 15, 1988 (Exhibit 4b(55), 1988 Form 10-K, File No. 1-2323).
		4p(55)	May 15, 1989 (Exhibit 4(a)(2)(i), File No. 33-32724).
		4p(56)	June 13, 1989 (Exhibit 4(a)(2)(ii), File No. 33-32724).
		4p(57)	October 15, 1989 (Exhibit 4(a)(2)(iii), File No. 33-32724).
		4p(58)	January 1, 1990 (Exhibit 4b(59), 1989 Form 10-K, File No. 1-2323).
		4p(59)	June 1, 1990 (Exhibit 4(a). September 30, 1990 Form 10-Q, File No. 1-
2323).
		4p(60)	August 1, 1990 (Exhibit 4(b), September 30, 1990 Form 10-Q,
File No. 1-2323).

Exhibit
Number	Registrant(s)	Description

		4p(61)	May 1, 1991 (Exhibit 4(a), June 30, 1991 Form 10-Q, File No. 1-2323).
		4p(62)	May 1, 1992 (Exhibit 4(a)(3), File No. 33-48845).
		4p(63)	July 31, 1992 (Exhibit 4(a)(3), File No. 33-57292).
		4p(64)	January 1, 1993 (Exhibit 4b(65), 1992 Form 10-K, File No. 1-2323).
		4p(65)	February 1, 1993 (Exhibit 4b(66), 1992 Form 10-K, File No. 1-2323).
		4p(66)	May 20, 1993 (Exhibit 4(a), July 14, 1993 Form 8-K, File No. 1-2323).
		4p(67)	June 1, 1993 (Exhibit 4(b), July 14, 1993 Form 8-K, File No. 1-2323).
		4p(68)	September 15, 1994 (Exhibit 4(a), September 30, 1994 Form 10-Q,
File No. 1-2323).
		4p(69)	May 1, 1995 (Exhibit 4(a), September 30, 1995 Form 10-Q, File No. 1-
2323).
		4p(70)	May 2, 1995 (Exhibit 4(b), September 30, 1995 Form 10-Q, File No. 1-
2323).
		4p(71)	June 1, 1995 (Exhibit 4(c), September 30, 1995 Form 10-Q, File No. 1-
2323).
		4p(72)	July 15, 1995 (Exhibit 4b(73), 1995 Form 10-K, File No. 1-2323).
		4p(73)	August 1, 1995 (Exhibit 4b(74), 1995 Form 10-K, File No. 1-2323).
		4p(74)	June 15, 1997 (Exhibit 4(a), Form S-4 File No. 333-35931,
filed by Cleveland Electric and Toledo Edison).
		4p(75)	October 15, 1997 (Exhibit 4(a), Form S-4 File No. 333-47651,
filed by Cleveland Electric).
		4p(76)	June 1, 1998 (Exhibit 4b(77), Form S-4 File No. 333-72891).
		4p(77)	October 1, 1998 (Exhibit 4b(78), Form S-4 File No. 333-72891).
		4p(78)	October 1, 1998 (Exhibit 4b(79), Form S-4 File No. 333-72891).
		4p(79)	February 24, 1999 (Exhibit 4b(80), Form S-4 File No. 333-72891).
		4p(80)	September 29, 1999. (Exhibit 4b(81), 1999 Form 10-K, File No. 1-2323).
		4p(81)	January 15, 2000. (Exhibit 4b(82), 1999 Form 10-K, File No. 1-2323).
		4p(82)	May 15, 2002 (Exhibit 4b(83), 2002 Form 10-K, File No. 1-2323).
		4p(83)	October 1, 2002 (Exhibit 4b(84), 2002 Form 10-K, File No. 1-2323).
		4p(84)	Supplemental Indenture dated as of September 1, 2004 (Exhibit 4-1(85),
September 2004 10-Q, File No. 1-2323).
		4p(85)	Supplemental Indenture dated as of October 1, 2004 (Exhibit 4-1(86),
September 2004 10-Q, File No. 1-2323).
		4p(86)	Supplemental Indenture dated as of April 1, 2005 (Exhibit 4.1,
June 2005 10-Q, File No. 1-2323)
		4p(87)	Supplemental Indenture dated as of July 1, 2005 (Exhibit 4.2,
June 2005 10-Q, File No. 1-2323)

4(q)**	TE	Form of Indenture, dated as of November 1, 2006, between The Toledo Edison Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference from Registration No. 333-138065, Exhibit 4-A).

4(r)**	TE	Form of Debt Securities (incorporated by reference from Exhibit 4(q)).

4(s)**	TE	Indenture, dated as of April 1, 1947, between The Toledo Edison Company and
JPMorgan Chase Bank, N.A. (Exhibit 2(b), File No. 2-26908).

		4(s)(1)	September 1, 1948 (Exhibit 2(d), File No. 2-26908).
		4(s)(2)	April 1, 1949 (Exhibit 2(e), File No. 2-26908).
		4(s)(4)	December 1, 1950 (Exhibit 2(f), File No. 2-26908).
		4(s)(5)	March 1, 1954 (Exhibit 2(g), File No. 2-26908).
		4(s)(6)	February 1, 1956 (Exhibit 2(h), File No. 2-26908).
		4(s)(7)	May 1, 1958 (Exhibit 5(g), File No. 2-59794).

Exhibit
Number	Registrant(s)	Description

		4(s)(8)	August 1, 1967 (Exhibit 2(c), File No. 2-26908).
		4(s)(9)	November 1, 1970 (Exhibit 2(c), File No. 2-38569).
		4(s)(10)	August 1, 1972 (Exhibit 2(c), File No. 2-44873).
		4(s)(11)	November 1, 1973 (Exhibit 2(c), File No. 2-49428).
		4(s)(12)	July 1, 1974 (Exhibit 2(c), File No. 2-51429).
		4(s)(13)	October 1, 1975 (Exhibit 2(c), File No. 2-54627).
		4(s)(14)	June 1, 1976 (Exhibit 2(c), File No. 2-56396).
		4(s)(15)	October 1, 1978 (Exhibit 2(c), File No. 2-62568).
		4(s)(16)	September 1, 1979 (Exhibit 2(c), File No. 2-65350).
		4(s)(17)	September 1, 1980 (Exhibit 4(s), File No. 2-69190).
		4(s)(18)	October 1, 1980 (Exhibit 4(c), File No. 2-69190).
		4(s)(19)	April 1, 1981 (Exhibit 4(c), File No. 2-71580).
		4(s)(20)	November 1, 1981 (Exhibit 4(c), File No. 2-74485).
		4(s)(21)	June 1, 1982 (Exhibit 4(c), File No. 2-77763).
		4(s)(22)	September 1, 1982 (Exhibit 4(x), File No. 2-87323).
		4(s)(23)	April 1, 1983 (Exhibit 4(c), March 31, 1983, Form 10-Q, File No. 1-3583).
		4(s)(24)	December 1, 1983 (Exhibit 4(x), 1983 Form 10-K, File No. 1-3583).
		4(s)(25)	April 1, 1984 (Exhibit 4(c), File No. 2-90059).
		4(s)(26)	October 15, 1984 (Exhibit 4(z), 1984 Form 10-K, File No. 1-3583).
		4(s)(27)	October 15, 1984 (Exhibit 4(aa), 1984 Form 10-K, File No. 1-3583).
		4(s)(28)	August 1, 1985 (Exhibit 4(dd), File No. 33-1689).
		4(s)(29)	August 1, 1985 (Exhibit 4(ee), File No. 33-1689).
		4(s)(30)	December 1, 1985 (Exhibit 4(c), File No. 33-1689).
		4(s)(31)	March 1, 1986 (Exhibit 4b(31), 1986 Form 10-K, File No. 1-3583).
		4(s)(32)	October 15, 1987 (Exhibit 4, September 30, 1987 Form 10-Q,
File No. 1-3583).
		4(s)(33)	September 15, 1988 (Exhibit 4b(33), 1988 Form 10-K, File No. 1-3583).
		4(s)(34)	June 15, 1989 (Exhibit 4b(34), 1989 Form 10-K, File No. 1-3583).
		4(s)(35)	October 15, 1989 (Exhibit 4b(35), 1989 Form 10-K, File No. 1-3583).
		4(s)(36)	May 15, 1990 (Exhibit 4, June 30, 1990 Form 10-Q, File No. 1-3583).
		4(s)(37)	March 1, 1991 (Exhibit 4(b), June 30, 1991 Form 10-Q, File No. 1-3583).
		4(s)(38)	May 1, 1992 (Exhibit 4(a)(3), File No. 33-48844).
		4(s)(39)	August 1, 1992 (Exhibit 4b(39), 1992 Form 10-K, File No. 1-3583).
		4(s)(40)	October 1, 1992 (Exhibit 4b(40), 1992 Form 10-K, File No. 1-3583).
		4(s)(41)	January 1, 1993 (Exhibit 4b(41), 1992 Form 10-K, File No. 1-3583).
		4(s)(42)	September 15, 1994 (Exhibit 4(b), September 30, 1994 Form 10-Q,
File No. 1-3583).
		4(s)(43)	May 1, 1995 (Exhibit 4(d), September 30, 1995 Form 10-Q,
File No. 1-3583).
		4(s)(44)	June 1, 1995 (Exhibit 4(e), September 30, 1995 Form 10-Q,
File No. 1-3583).
		4(s)(45)	July 14, 1995 (Exhibit 4(f), September 30, 1995 Form 10-Q,
File No. 1-3583).
		4(s)(46)	July 15, 1995 (Exhibit 4(g), September 30, 1995 Form 10-Q,
File No. 1-3583).
		4(s)(47)	August 1, 1997 (Exhibit 4b(47), 1998 Form 10-K, File No. 1-3583).
		4(s)(48)	June 1, 1998 (Exhibit 4b (48), 1998 Form 10-K, File No. 1-3583).
		4(s)(49)	January 15, 2000 (Exhibit 4b(49), 1999 Form 10-K, File No. 1-3583).
		4(s)(50)	May 1, 2000 (Exhibit 4b(50), 2000 Form 10-K, File No. 1-3583).
		4(s)(51)	September 1, 2000 (Exhibit 4b(51), 2002 Form 10-K, File No. 1-3583).
		4(s)(52)	October 1, 2002 (Exhibit 4b(52), 2002 Form 10-K, File No. 1-3583).
		4(s)(53)	April 1, 2003 (Exhibit 4b(53).
		4(s)(55)	April 1, 2005 (Exhibit 4.1, June 2005 10-Q, File No. 1-3583).

Exhibit
Number	Registrant(s)	Description

4(t)**	JCP&L	Senior Note Indenture, dated as of July 1, 1999, between Jersey Central Power & Light
Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to United States Trust Company of New York (incorporated by reference from
Registration No. 333-78717, Exhibit 4-A).

4(u)**	JCP&L	First Supplemental Indenture, dated October 31, 2007, between Jersey Central Power &
Light Company, The Bank of New York, as resigning trustee, and The Bank of New
York Trust Company, N.A., as successor trustee (incorporated by reference from
Registration No. 333-146968, Exhibit 4-2).

4(v)**	JCP&L	Form of Debt Securities (incorporated by reference from Exhibit 4(t)).

4(w)**	Met-Ed	Indenture, dated as of July 1, 1999 between Metropolitan Edison Company and The
Bank of New York Mellon, Trustee (incorporated by reference from SEC File No. 001-
06047, Exhibit C-154 to GPU, Inc.'s Annual Report on Form U5S for the year 1999).

4(x)**	Met-Ed	Form of Debt Securities (incorporated by reference from Exhibit 4(w)).

4(y)**	Penelec	Senior Note Indenture between Pennsylvania Electric Company and The Bank of New
York Mellon, dated as of April 1, 1999 (incorporated by reference from SEC File No. 1-
3522, Exhibit 4-C-13, 1999 Annual Report on Form 10-K)

4(z)**	Penelec	Supplemental Indenture between Pennsylvania Electric Company and United States
Trust Company of New York, dated as of May 1, 2001 (incorporated by reference from
SEC File No. 1-3522, Exhibit 4-C-16, 2001 Annual Report on Form 10-K)

4(aa)**	Penelec	Supplemental Indenture No. 1 between Pennsylvania Electric Company and United
States Trust Company of New York, dated as of May 1, 2001 (incorporated by reference from SEC File No. 1-3522, Exhibit 4-C-17, 2001 Annual Report on Form 10-K)

4(bb)**	Penelec	Form of Debt Securities (incorporated by reference from Exhibit 4(y)).

5(a)	FirstEnergy	Opinions of Wendy L. Stark, Esq., Associate General Counsel of FirstEnergy Corp.
OE
CEI
TE
Met-Ed
Penelec

5(b)	JCP&L	Opinion of Thelen LLP, Florham Park, New Jersey.

5(c)	FirstEnergy	Opinions of Akin Gump Strauss Hauer & Feld LLP, New York, New York.
OE
CEI
TE
JCP&L
Met-Ed
Penelec

Exhibit
Number	Registrant(s)	Description

12(a)**	FirstEnergy	Statement of computation of ratio of earnings to fixed charges (incorporated by reference
	OE	from Exhibit 12, Form 10-Q filed on August 7, 2008)
Penelec

12(b)	CEI	Statements of computation of ratio of earnings to fixed charges.
TE
JCP&L
Met-Ed

15(a)	FirstEnergy	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(b)	OE	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(c)	CEI	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(d)	TE	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(e)	JCP&L	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(f)	Met-Ed	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

15(g)	Penelec	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

23(a)	FirstEnergy	Consent of PricewaterhouseCoopers LLP.

23(b)	OE	Consent of PricewaterhouseCoopers LLP.

23(c)	CEI	Consent of PricewaterhouseCoopers LLP.

23(d)	TE	Consent of PricewaterhouseCoopers LLP.

23(e)	JCP&L	Consent of PricewaterhouseCoopers LLP.

23(f)	Met-Ed	Consent of PricewaterhouseCoopers LLP.

23(g)	Penelec	Consent of PricewaterhouseCoopers LLP.

23(h)	FirstEnergy	Consents of Wendy L. Stark, Esq. (included in Exhibit 5(a)).
OE
CEI
TE
Met-Ed
Penelec

Exhibit
Number	Registrant(s)	Description
23(i)	JCP&L	Consent of Thelen LLP, Florham Park, New Jersey (included in Exhibit 5(b)).

23(j)	FirstEnergy	Consents of Akin Gump Strauss Hauer & Feld LLP, New York, New York (included in
	OE	Exhibit 5(c)).
CEI
TE
JCP&L
Met-Ed
Penelec

24(a)	FirstEnergy	Powers of Attorney (included on signature page).

24(b)	OE	Powers of Attorney (included on signature page).

24(c)	CEI	Powers of Attorney (included on signature page).

24(d)	TE	Powers of Attorney (included on signature page).

24(e)	JCP&L	Powers of Attorney (included on signature page).

24(f)	Met-Ed	Powers of Attorney (included on signature page).

24(g)	Penelec	Powers of Attorney (included on signature page).

25(a)	FirstEnergy	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between First Energy Corp. and The Bank of New York Mellon, as Trustee.

25(b)	OE	Form of T-1 Statement of Eligibility, dated as of September 18 2008, between Ohio Edison and The Bank of New York Mellon, as Trustee.

25(c)	OE	Form of T-1 Statement of Eligibility for Senior Secured Debt Securities, dated as of September 18, 2008, between Ohio Edison Company and The Bank of New York Mellon, as Trustee.

25(d)	CEI	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between The Cleveland Electric Illuminating Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

25(e)	CEI	Form of T-1 Statement of Eligibility for Senior Secured Debt Securities dated as of September 18, 2008, between The Cleveland Electric Illuminating Company and JPMorgan, Chase Bank N.A., as Trustee.

25(f)	TE	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between The Toledo Edison Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

25(g)	TE	Form of T-1 Statement of Eligibility for Senior Secured Debt Securities, dated as of September 18, 2008, between The Toledo Edison Company and JPMorgan Chase Bank N.A., as Trustee.

25(h)	JCP&L	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between Jersey Central Power & Light Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

25(i)	Met-Ed	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between Metropolitan Edison Company and The Bank of New York Mellon, as Trustee.

25(j)	Penelec	Form of T-1 Statement of Eligibility, dated as of September 18, 2008, between Pennsylvania Electric Company and The Bank of New York Mellon, as Trustee.

_________
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of securities.

**	Incorporated by reference herein as indicated.